UNITED STATES

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IBM

2021

Notice of Annual Meeting & Proxy Statement

Armonk, New York

March 8, 2021

Dear Fellow Stockholders:

On behalf of the IBM Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, April 27, 2021.

EMERGING STRONGER

As our clients accelerate their digital transformation journeys as a result of the global pandemic, your Company is well positioned to lead in the era that lies on the other side of this crisis.

Since I became your CEO last April, we have increased our focus on helping our clients on the two major transformational journeys they are on: hybrid cloud and AI. In 2020, we announced the separation of our managed infrastructure services business, closed seven strategic acquisitions and launched new industry clouds for banking and telecommunications. And we rapidly expanded our global ecosystem of partners and transformed our go-to-market strategy to better align with our hybrid cloud and AI strategy.

I am confident that these decisive moves for future growth will help ensure that your Company exits this turbulent period stronger.

ENGAGING WITH OUR STOCKHOLDERS

In 2020, we continued to build on our relationships with you, our stockholders. Each year, we seek to engage with investors that own more than half of the shares that voted at the Annual Meeting. I participated in this year’s outreach efforts along with our Executive Chairman Ginni Rometty, our independent Lead Director Mike Eskew and members of our senior management. The information we receive from you during our year-round engagement is integral to the Board’s decision-making process. Your views help inform our Company’s policies, practices and disclosures. As reflected within this Proxy Statement, results of our recent stockholder engagement efforts have led to enhancements in many areas, including:

•	Redesigned executive compensation performance metrics that emphasize revenue growth

•	Continued focus on environmental, social and governance (ESG) with increased reporting, as well as a diversity modifier added to the executive compensation program to reinforce continued improvement

•	Continued focus on Board diversity

•	Enhanced disclosure of Board oversight practices

ACTING WITH ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

We know that you, our stockholders, and all of our stakeholders, including clients, employees, suppliers and the communities in which we work, are increasingly focused on environmental, social and governance matters. And you should know that we are too. Corporate social responsibility has been a hallmark of IBM’s culture for more than a century and with the events of 2020, it is more important than ever.

This year, we took bold, decisive steps to lead in these areas as we enter 2021. As you will see in this Proxy Statement:

•	We have committed to the disclosure of additional diversity and inclusion data, including the disclosure of EEO-1 data in 2022 after the separation of the managed infrastructure services business is complete.

•	We supported passage of anti-hate crime legislation.

•	We mobilized IBM and IBMers to help in the global battle against COVID-19, with numerous initiatives, including spearheading the COVID-19 High Performance Computing Consortium with the White House Office of Science and Technology Policy and U.S. Department of Energy to provide access to the world’s most powerful high-performance computing resources in support of COVID-19 research.

•	We set a new goal to reach net zero greenhouse gas emissions by 2030 and updated our goals regarding renewable electricity and greenhouse gas emissions to reflect our strong progress.

•	We provided stakeholders with comparable ESG data by reporting under the Sustainability Accounting Standards Board (SASB) framework.

Our long-standing values have served IBM for decades. As the world continues to battle a global public health crisis, we are committed to building upon our strong legacy of responsible stewardship.

I am proud of the work IBMers have done to reshape our future as a hybrid cloud and AI platform company and help our clients build the digital capabilities they need to thrive. Your Company is well positioned to emerge from this period stronger.

On behalf of the Board of Directors, thank you for your continued investment and support of IBM.

Very truly yours,

Arvind Krishna

Chairman of the Board

Armonk, New York

March 8, 2021

A Message from our Lead Director:

2020 was an eventful year for our Company, its stakeholders and the world. As IBM’s independent Lead Director, I am pleased to report to you that as we enter 2021, IBM is well positioned for success as the leading hybrid cloud and AI company. Let me share my perspective on our work over the past year and highlight how the Board continues its efforts to ensure effective oversight of your Company.

• Navigating COVID-19. As the pandemic hit, the health and safety of IBMers was top priority for the Company. 95% of the IBM workforce transitioned to a work-from-home environment almost immediately and helped to ensure the world’s mission critical systems continued to operate. The Board and each of the Committees also continued to meet regularly throughout the year, often virtually, with over 99% attendance. And in April 2020, we held IBM’s first-ever virtual Annual Stockholders Meeting.

• Oversight of Corporate Strategy. Our Board believes that engaged oversight of Company strategy is essential to the Company’s creation of long-term sustainable value. Throughout 2020, we were actively engaged as IBM accelerated its hybrid cloud and AI strategy. In October, the Board approved the announcement of the separation of the managed infrastructure services business. And as we enter 2021, we remain focused on the growth of IBM and the successful spin of what will become the world’s leading managed infrastructure provider, NewCo.

• World-Class Succession Planning. At IBM, 2020 began with the succession of our Chief Executive Officer. In January, we announced that Arvind Krishna would become IBM’s 10th Chief Executive Officer, effective in April. In December, with the retirement of Ginni Rometty as Executive Chairman, the independent directors of the Board unanimously elected Arvind to the Chairman position effective January 1, 2021. As you will see spelled out further within this Proxy Statement, we believe that combining the CEO and Chairman role at this time, to serve along with a robust and independent Lead Director, best serves the needs of the Company and the stockholders.

• Independent Board Leadership. An essential component of the Board leadership structure is independent leadership. As IBM’s independent Lead Director, I am responsible for helping ensure that the Board exercises prudent judgment, independent from the management team of the Company. I perform many duties, as described within this Proxy Statement, to ensure independent and effective oversight.

• Award Winning Stockholder Engagement. A key component of the Board’s decision-making process is the input we receive from you, IBM’s owners. In 2020, we continued our best-in-class engagement program, meeting with numerous stockholders on matters ranging from Company strategy to board and governance to diversity and inclusion initiatives and environmental goals. As the independent Lead Director, I once again participated in this year’s outreach efforts along with our Executive Chairman, CEO and members of senior management. All the feedback was shared with the Board and incorporated into discussions and decisions related to proxy disclosure, as highlighted on page 5 of this Proxy Statement.

• Commitment to Sustainability and an Ethical Business Culture. IBM has pursued the highest standards of corporate responsibility for more than a century, and the Board is actively engaged in overseeing the Company’s sustainability efforts. Based on feedback from you, in 2020 the Board formally adopted a policy stating that the Company will produce a report annually assessing IBM’s diversity, equity and inclusion efforts starting this year, and we agreed that IBM will begin to publish EEO-1 data in 2022. As we enter 2021, IBM also continues its decades-long commitment to addressing environmental issues with new goals, including net zero greenhouse gas emissions by 2030. And, as you will see in this Proxy Statement, we have added a new “Environmental and Social Responsibility” section to provide transparency that we believe our stockholders are seeking.

Your Board believes that an ongoing commitment to good corporate governance enhances stockholder value, particularly over the long term.

We appreciate your investment in IBM and hope that you vote at our Annual Meeting on April 27, 2021.

Very truly yours,

Michael L. Eskew

Lead Director

Report of the Audit Committee of the Board of Directors	73

Audit and Non-Audit Fees	73

2. Ratification of Appointment of Independent Registered Public Accounting Firm	74

3. Management Proposal on Advisory Vote on Executive Compensation (Say on Pay)	75

4. Stockholder Proposal to Have an Independent Board Chairman	76

5. Stockholder Proposal on the Right to Act by Written Consent	78

6. Stockholder Proposal Requesting the Company Publish Annually a Report Assessing its Diversity, Equity and Inclusion Efforts	80

Frequently Asked Questions	82

Appendix A – Non-GAAP Financial Information and Reconciliations	85

ESG HIGHLIGHTS

At IBM, trust and corporate responsibility are integral to our business - and our ESG efforts are reflected throughout this Proxy Statement. Key topics include:

Governance Highlights	2

Board Diversity	4

Stockholder Engagement	5

Climate Change Risk	22

Environmental and Social Responsibility	27

Protecting the Environment	27

Responding to COVID-19	28

Supporting the IBMer	28

Operating with Trust and Transparency	29

Responsibly Advocating Public Policy	30

2021 Notice of Annual Meeting

and Proxy Statement

Items of Business:

The Annual Meeting of Stockholders of International Business Machines Corporation will be held on Tuesday, April 27, 2021 at 10 a.m. Eastern Time in a virtual format. The items of business are:

1. Election of directors proposed by IBM’s Board of Directors for a term of one year, as set forth in this Proxy Statement.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as IBM’s independent registered public accounting firm.

3. Advisory vote on executive compensation.

4. Three stockholder proposals, if properly presented at the meeting.

These items are more fully described in the following pages, which are a part of this Notice.

Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the proxy card or the notice of Internet availability of proxy materials. If you received your materials by mail, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you will need special assistance at the meeting because of a disability, please contact the Office of the Secretary, International Business Machines Corporation, 1 New Orchard Road, Armonk, NY 10504.

Frank Sedlarcik

Vice President and Secretary

Date:	April 27, 2021
Time:	10 a.m. Eastern Time
Virtual Meeting Site:	www.virtualshareholdermeeting.com/ IBM2021

Your vote is important.
Please vote by following the instructions on your proxy card or voting instruction form.

To express our appreciation for your participation, IBM will make a $1 charitable donation to Girls Who Code on behalf of every stockholder account that votes this year.
Girls Who Code is closing the gender gap in technology and changing the image of what a programmer looks like and does.

The proxy materials, including this Proxy Statement, the IBM 2020 Annual Report, which includes the consolidated financial statements, and the proxy card, or the notice of Internet availability of proxy materials, as applicable, are being distributed beginning on or about March 8, 2021 to all stockholders entitled to vote.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 27, 2021: the Proxy Statement and the Annual Report to Stockholders are available at www.ibm.com/investor/material/.

Websites throughout this Proxy Statement are provided for reference only. Websites referred to herein are not incorporated by reference into this Proxy Statement.

2021 Notice of Annual Meeting & Proxy Statement	1

Proxy Summary

Voting Matters    Stockholders will be asked to vote on the following matters at the Annual Meeting:

Items of Business	Board’s recommendation	Where to find details

1. Election of 12 Directors	FOR all nominees	P. 10-15

2. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	FOR	P. 74

3. Advisory Vote on Executive Compensation	FOR	P. 75

4. Stockholder Proposal to have an Independent Board Chairman	AGAINST	P. 76-77

5. Stockholder Proposal on the Right to Act by Written Consent	AGAINST	P. 78-79

6. Stockholder Proposal Requesting the Company Publish Annually a Report Assessing its Diversity, Equity and Inclusion Efforts	FOR	P. 80-81

What’s new?

We continue to enhance our governance, compensation, and sustainability practices and disclosures. Among many other items, since last year, IBM has:

•  Executed a world-class Chairman and CEO succession process

•  Redesigned the metrics of our 2021 Executive Compensation Programs to emphasize revenue, aligning compensation with IBM’s strategic focus on delivering sustainable growth as a leading hybrid cloud and AI company

•  Added diversity modifier to executive Annual Incentive Program metrics to reinforce continued improvement

•  Set new goal to reach net zero greenhouse gas emissions by 2030 and updated our goals regarding renewable electricity and greenhouse gas emissions to reflect our strong progress in these areas

•  Provided stakeholders with comparable ESG data by reporting under the Sustainability Accounting Standards Board (SASB) framework

•  Committed to disclosure of additional diversity and inclusion data

•  Created a new Environmental and Social Responsibility section in this Proxy Statement

Governance Highlights (PAGE 7)

Effective Board leadership, independent oversight and strong corporate governance

•  Independent Lead Director with robust and well-defined responsibilities

•  Executive session led by independent Lead Director at each Board meeting

•  Proactive Board and Committee refreshment with focus on optimal mix of skills and experience

•  Annual review of the Board leadership structure

•  Confidential voting

Stockholder rights and accountability

•  Annual election of all directors

•  Majority voting for directors in uncontested elections

•  Stockholder special meeting right

•  Proxy access

•  No stockholder rights plan

•  No supermajority voting provisions

•  Robust year-round stockholder engagement process

•  Signatory of Commonsense Principles 2.0

•  Endorser of Investor Stewardship Group Principles

•  Signatory to the Business Roundtable Statement on the Purpose of a Corporation

•  Stockholder right to remove directors      NEW

2	2021 Notice of Annual Meeting & Proxy Statement | Proxy Summary

IBM Board of Directors (PAGE 10)

Director Nominees

IBM’s Board is composed of a diverse, experienced group of global thought, business, and academic leaders.

Director	Age	Primary Occupation	Director Since	Committee Memberships				Audit Committee Financial Expert

Thomas Buberl	47	Chief Executive Officer, AXA S.A.	2020

Michael L. Eskew Lead Director	71	Retired Chairman and Chief Executive Officer, United Parcel Service, Inc.	2005

David N. Farr	66	Chairman, Emerson Electric Co.	2012

Alex Gorsky	60	Chairman and Chief Executive Officer, Johnson & Johnson	2014

Michelle J. Howard	60	Retired Admiral, United States Navy	2019

Arvind Krishna	58	Chairman and Chief Executive Officer, IBM	2020

Andrew N. Liveris	66	Retired Chairman and Chief Executive Officer, The Dow Chemical Company	2010

F. William McNabb III	63	Retired Chairman and Chief Executive Officer, The Vanguard Group, Inc.	2019

Martha E. Pollack	62	President, Cornell University	2019

Joseph R. Swedish	69	Retired Chairman, President and Chief Executive Officer, Anthem, Inc.	2017

Peter R. Voser	62	Retired Chief Executive Officer, Royal Dutch Shell plc and Chairman, ABB Ltd.	2015

Frederick H. Waddell	67	Retired Chairman and Chief Executive Officer, Northern Trust Corporation	2017

		Number of meetings held in 2020		10	4	5	0

Audit:

Directors and Corporate Governance:

Executive Compensation and Management Resources:

Executive:

Audit Committee Financial Expert:

2021 Notice of Annual Meeting & Proxy Statement | Proxy Summary	3

Optimal Mix of Skills and Experience of Director Nominees

IBM’s directors collaboratively contribute significant experience in the areas most relevant to overseeing the Company’s business and strategy.

The skills and experience of our board include, but is not limited to:

•	Industry leaders with deep executive and oversight experience;

•	Global operational experience to oversee a business of IBM’s scale, scope, and complexity;

•	Technology, cybersecurity and digital transformation experience;

•	Key insight into IBM’s regulatory environment; and

•	Diversity of backgrounds and experiences

Public Company Board ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ 9 of 12
Organizational Leadership and Management ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ 12 of 12
Global Business Operations ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ 10 of 12
Finance/Public Company CFO ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ 6 of 12
Technology, Cybersecurity or Digital ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ 12 of 12
Government/Public Policy ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ ▇ 12 of 12

Board of Directors Snapshot

Board Refreshment in the Past 4 Years	>50%	Director Nominee Independence	92%

2020 Board and Committee Meetings	28	2020 Board and Committee Meeting Attendance	>99%

Strong Board Diversity

The Board includes directors who have a deep understanding of our business and members who bring new skills and fresh perspectives. We have a deliberate mix of age and tenure on the Board, which reflects our commitment to ongoing and proactive Board refreshment.

Gender and Ethnic Diversity	Tenure of Director Nominees

4	2021 Notice of Annual Meeting & Proxy Statement | Proxy Summary

  Integrated Approach to Stockholder Engagement

IBM’s Award Winning Year-Round Engagement Process
Engaging with Stockholders

Offer in-season engagement to stockholders owning, in the aggregate, a majority of shares that vote each year

In 2020, engaged with 70% of institutional investors and >250,000 retail investors leading up to the Annual Meeting

Off-Season engagement offered to stockholders owning, in the aggregate, more than 50% of shares that vote each year and met with many that voted at the 2020 Annual Meeting
Robust Conversations	IBM customizes its engagements by aligning discussion topics with stockholders’ areas of interest, including:
	Business Strategy and Finance	Board and Corporate Governance	Human Capital Management and Executive Compensation	Corporate Social Responsibility and Environmental Affairs	AI Ethics
Enhancing Practices

Stockholder feedback is integrated into boardroom discussions and helps to inform the Board’s decisions and the Company’s practices and disclosures

To encourage stockholder participation in the Annual Meeting, IBM made a $300,000 charitable donation to Jobs for the Future in 2020 by donating $1 on behalf of every stockholder account that voted in 2020

Outcomes of Stockholder Engagement

BOARD AND GOVERNANCE

•  Continued focus on Board diversity with 2 women directors and 2 ethnically diverse directors added in the last 3 years

•  Active Board refreshment with more than 50% of the Board added in the last 4 years

•  Executed world-class Chairman and CEO succession
process

•  Enhanced disclosure of Board oversight practices

EXECUTIVE COMPENSATION

•  2021 executive compensation performance metrics redesigned to emphasize revenue growth

•  Added diversity modifier to executive Annual Incentive Program metrics

•  New CEO Target Incentive at 200% of base, in line with the market

ESG REPORTING AND HUMAN CAPITAL MANAGEMENT

•  Provided stakeholders with comparable ESG data by reporting under the Sustainability Accounting Standards Board (SASB) framework

•  Board formally adopted a policy committing the Company to report annually on the effectiveness of our diversity and inclusion programs; the first report will be published in the second quarter of 2021

•  Commitment to publish EEO-1 data in 2022 after the completion of the Company’s spin-off of its managed infrastructure services business

2021 Notice of Annual Meeting & Proxy Statement | Proxy Summary	5

Business Highlights

In 2020, IBM took substantial actions to focus on hybrid cloud and AI capabilities and redefine itself as a platform-centric company positioned to drive sustainable growth. The Company expanded gross profit margin in the year, generated strong free cash flow realization, and reshaped the portfolio, including the announcement to separate the managed infrastructure services business into a new market-leading public company.

2020 Performance Highlights

Revenue $73.6B

Grew Cloud revenues to over $25 billion with strong double-digit growth year over year, now comprising 34% of total IBM revenue

Expanded our hybrid cloud platform to over 2,800 clients and 260 Global Business Services (GBS) engagements

Red Hat delivered strong double-digit normalized (non-GAAP) revenue growth driven by subscription bookings. Backlog grew over 20% at actual rates exceeding $5 billion for the first time

Announced strategic acquisitions across Cloud and Cognitive Software and GBS focused on expanding our hybrid cloud and AI capabilities

Gross Profit Margin 48.3%	Expanded full year GAAP gross margin 100 basis points and non-GAAP operating gross margin 130 basis points, reflecting a continued shift to higher value businesses and improved services productivity

Net Income from Continuing Operations $5.5B	Generated $5.5 billion in GAAP net income and non-GAAP operating net income of $7.8 billion, including a $2.0 billion pre-tax charge for structural actions in 4Q

Cash from Operations $18.2B

GAAP cash from operations of over $18 billion was up $3.4 billion year over year driven by strong cash management and actions taken to optimize our financing portfolio

Generated free cash flow of about $11 billion with realization well above 100%

Increased the dividend for the 25th consecutive year, returning $5.8 billion to stockholders

Compensation Highlights (PAGE 32)

Our compensation strategy supports IBM’s high value business model

What We Do	What We Don’t Do

  Tie a significant portion of pay to Company performance

  Mitigate risk taking by emphasizing long-term equity incentives, placing caps on potential payments, and maintaining robust clawback provisions

  Require significant share ownership by the Chairman and CEO, President, Vice Chairman, Executive Vice President and Senior Vice Presidents

  Utilize noncompetition and nonsolicitation agreements for senior executives

  Remove impact of share repurchase on executive incentives

  No individual severance or change-in-control agreements for executive officers

  No excise tax gross-ups for executive officers

  No dividend equivalents on unearned RSUs/PSUs

  No hedging/pledging of IBM stock

  No stock option repricing, exchanges or options granted below market value

  No guaranteed incentive payouts for executive officers

  No accelerated vesting of equity awards for executive officers

  No above-market returns on deferred compensation plans

6	2021 Notice of Annual Meeting & Proxy Statement | Proxy Summary

IBM Board of Directors

Overview

IBM’s Board of Directors is responsible for supervision of the overall affairs of IBM. Following the Annual Meeting in 2021, the Board will consist of 12 directors. In between annual meetings, the Board has the authority under the by-laws to increase or decrease the size of the Board and to fill vacancies.

Director Selection Process

The Directors and Corporate Governance Committee is responsible for leading the search for qualified individuals for election as directors to ensure the Board has the optimal mix of skills, expertise, experience, and diversity of backgrounds. The Committee recommends candidates to the full Board for election.

The Board believes that the following core attributes are key to ensuring the continued vitality of the Board and excellence in the execution of its duties:

diversity of background, including gender, ethnicity, talents and perspectives	experience as a leader of a business, firm or institution	mature and practical judgment

the ability to comprehend and analyze complex matters, including digital innovation	effective interpersonal and communication skills	strong character and integrity

The Committee and the Board identify candidates through a variety of means, including:

• recommendations from members of the Committee and the full Board • information the Committee requests from the Secretary of IBM	• suggestions from IBM management • a third-party search firm, from time to time

2021 Notice of Annual Meeting & Proxy Statement | IBM Board of Directors	7

Director Skills and Qualifications

The IBM Board is composed of a diverse group of members, all leaders in their respective fields. All current directors have leadership experience at major domestic and international organizations with operations inside and outside the United States, at academic or research institutions, or in government. Directors also have deep industry expertise as leaders of organizations within some of the Company’s most important client industries and constituencies.

Building the Right Board for IBM: Key Director Attributes

Business Operation, Innovation, Transformation and Digital Experience

100% of IBM Directors have led complex organizations

For over a century, IBM has continuously reinvented itself to help its clients move from one era to the next. The ability to comprehend and analyze complex matters, including technology, is key to the IBM Board’s oversight of the Company’s innovation and digital transformation. All IBM directors have led large organizations, crucial experience for understanding and overseeing the scale, scope, and complexity of IBM’s business.

Industry Expertise

Director-wide industry experience includes:

• Information Technology

• Financial Services and Insurance

• Healthcare

• Pharmaceuticals

• Energy

• Chemicals

• Transport and Logistics

• Manufacturing

• Private Equity

• Research and Development

• Government

IBM uniquely combines innovative technology with deep industry expertise, underpinned by security, trust, and responsible stewardship. IBM’s directors have experience leading organizations in a variety of industries that enhance the Board’s knowledge. Their perspectives on contemporary business issues and experience running data-intensive organizations are an asset to the Company and to our stockholders.

Diverse and Global Perspective

Every IBM Director has
international experience

IBM conducts business around the globe. Our business success is derived from an understanding of diverse business environments and economic conditions and a broad perspective on global business opportunities. The Board’s diversity and international experience is crucial for IBM, which operates in more than 175 countries around the world.

The Directors and Corporate Governance Committee and the Board believe that the above-mentioned attributes, along with the leadership skills and other experiences of the Board members described below, provide IBM with the perspectives and judgment necessary to guide IBM’s strategies and oversee their execution.

8	2021 Notice of Annual Meeting & Proxy Statement | IBM Board of Directors

IBM BOARD OF DIRECTORS – EXPERIENCE AND SKILLS OF DIRECTOR NOMINEES

Director	Client Industry Expertise	Organizational Leadership and Management	U.S. Business Operations	Global Business Operations	CFO	Specific Risk Oversight/Risk Management Exposure	Technology, Cybersecurity or Digital	Academia	Government/ Regulatory, Business Associations or Public Policy	Public Board	Gender/ Ethnic Diversity
Thomas Buberl
Michael L. Eskew
David N. Farr
Alex Gorsky
Michelle J. Howard
Arvind Krishna
Andrew N. Liveris
F. William McNabb III

Martha E. Pollack
Joseph R. Swedish
Peter R. Voser
Frederick H. Waddell

The following client industries provide a snapshot into the many key and diverse industries in which our directors have relevant experience. Many of our directors have experience in multiple client industries.

2021 Notice of Annual Meeting & Proxy Statement | IBM Board of Directors	9

1. Election of Directors for a Term of One Year

The Board proposes the election of the following director nominees for a term of one year. Below is information about each nominee, including biographical data for at least the past five years. If one or more of these nominees become unavailable to accept a nomination or election as a director, the individuals named as proxies on the proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

Sidney Taurel is not a nominee for election, and his term on the Board will end in April. We are very grateful to him for his many valuable contributions and will miss his participation.

Thomas Buberl Chief Executive Officer, AXA S.A., a multinational insurance firm Director since: 2020 Age: 47 Committees: Directors and Corporate Governance

Qualifications

•	Global business experience as chief executive officer of AXA S.A.

•	Affiliation with leading business and public policy associations (member of the Climate Finance Leadership Initiative and former chair of Pan-European Insurance Forum)

•	Acknowledged leader in digital transformation

•	Outside board experience as a member of the supervisory board of Bertelsmann SE & Co. KGaA

Relevant experience

Mr. Buberl, 47, joined Winterthur in 2005, which became a subsidiary of AXA in 2006. In 2008, he joined Zurich Insurance Group as chief executive officer for Switzerland. Mr. Buberl returned to AXA in 2012 as chief executive officer for AXA Konzern AG (Germany) and he became a member of AXA’s executive committee. In 2015, Mr. Buberl became the chief executive officer of AXA’s health business and a member of AXA’s group management committee. Mr. Buberl was additionally appointed chief executive officer of AXA’s global business line for life and savings and deputy chief executive officer of AXA in early 2016. He was named chief executive officer and joined the board of directors of AXA in September 2016. He is a member of the supervisory board of Bertelsmann, a member of the Climate Finance Leadership Initiative and the former chair of the Pan-European Insurance Forum. Additionally, during the past five years, he was a director of AXA Equitable Holdings, Inc., a former subsidiary of AXA S.A.

Michael L. Eskew

Retired Chairman and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services

Director since: 2005

Age: 71

Committees:

  Audit (Chair)

  Executive

Qualifications

•	Global business and technology experience as chairman and chief executive officer of United Parcel Service, Inc.

•	Outside board experience as a director of Allstate Corporation, Eli Lilly and Company and 3M Company

•	Chairman of a charitable organization

Relevant experience

Mr. Eskew, 71, is IBM’s independent Lead Director. Mr. Eskew joined United Parcel Service in 1972. He was named corporate vice president for industrial engineering in 1994, group vice president for engineering in 1996, executive vice president in 1999, vice chairman in 2000, and he was chairman and chief executive officer from 2002 until his retirement at the end of 2007. Mr. Eskew remained on the board of United Parcel Service until the end of 2014. He is a director of Allstate Corporation, Eli Lilly and Company and 3M Company. In addition, he is chairman of the Annie E. Casey Foundation.

10	2021 Notice of Annual Meeting & Proxy Statement | Election of Directors

David N. Farr Chairman, Emerson Electric Co., a diversified manufacturing and technology company Director since: 2012 Age: 66 Committees: Audit

Qualifications

•	Global business and technology experience as chairman and chief executive officer of Emerson Electric Co.

•	Affiliation with leading business and public policy associations (director of the U.S.-China Business Council)

•	Outside board experience as former director of Delphi Corporation

Relevant experience

Mr. Farr, 66, joined Emerson in 1981 and subsequently held various executive positions. He was named senior executive vice president and chief operating officer in 1999, chief executive officer in 2000 and chairman and chief executive officer in 2004. Mr. Farr was named chairman, president and chief executive officer in 2005 and chairman and chief executive officer in 2010. In 2021, Mr. Farr announced his retirement as Chief Executive Officer and will remain Chairman of Emerson until May 2021. He is currently a member of the Executive Committee and the former chairman of the National Association of Manufacturers and is currently a director of the U.S.-China Business Council.

Alex Gorsky

Chairman and Chief Executive Officer, Johnson & Johnson, a global healthcare products company

Director since: 2014

Age: 60

Committees:

  Executive Compensation and Management Resources (Chair)

  Executive

Qualifications

•	Global business and technology experience as chairman and chief executive officer of Johnson & Johnson

•	Affiliation with leading business and public policy associations (member of the Business Roundtable and The Business Council)

•	Experience as a university trustee

Relevant experience

Mr. Gorsky, 60, joined Johnson & Johnson in 1988. In 2003, he was named company group chairman of the Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa. Mr. Gorsky left Johnson & Johnson in 2004 to join the Novartis Pharmaceuticals Corporation, where he served as head of the company’s pharmaceutical business in North America.

Mr. Gorsky returned to Johnson & Johnson in 2008 as company group chairman for Ethicon. In early 2009, he was appointed worldwide chairman of the Surgical Care Group and member of the executive committee. In September 2009, he was appointed worldwide chairman of the Medical Devices and Diagnostics Group. Mr. Gorsky became vice chairman of the executive committee in January 2011. He was named chief executive officer and joined the board of directors in April 2012, and was named chairman in December 2012. Mr. Gorsky is a member of the Business Roundtable’s Board of Directors and Chairman of its Corporate Governance Committee. Mr. Gorsky also serves on the boards of the Travis Manion Foundation, the National Academy Foundation and the Wharton Board of Advisors.

2021 Notice of Annual Meeting & Proxy Statement | Election of Directors	11

Michelle Howard Retired Admiral, United States Navy Director since: 2019 Age: 60 Committees: Directors and Corporate Governance

Qualifications

•	Leadership and policy experience as the U.S. Navy’s first woman four-star admiral

•	Operational experience as commander of U.S. Naval Forces in Europe and Africa

•	Global operations and technology experience as Vice Chief of Naval Operations, with focus on cybersecurity and information technology in the digital age

•	Leadership and teaching positions in government and academia

Relevant experience

Admiral Michelle J. Howard, 60, is a retired United States Navy officer. Admiral Howard began serving in the United States Navy in 1982, after graduating from the U.S. Naval Academy. During her 35 years of service, she led sailors and marines as, at various times, the Commander of a ship, an Expeditionary Strike Group, a Task Force, and a Naval theater. In 1999, she became the first African American woman to command a ship in the United States Navy. In 2014, she was the first woman to become a four-star admiral in the U.S. Navy and the first woman and African American to be appointed to the position of Vice Chief of Naval Operations, the second-highest ranking uniformed officer in the branch. Responsible for the Navy’s day-to-day operations, she focused on cyber culture and information security in the digital age, as well as gender integration. In 2016, Admiral Howard was appointed by the President to serve as commander of U.S. Naval Forces in Europe and Africa and the Allied Joint Forces Command in Naples, Italy, making her the first woman four-star admiral to command operational forces. She retired from the Navy in 2017.

Admiral Howard’s distinguished career in national defense has included both at-sea and ashore posts, placing her in key leadership positions within the areas of engineering, operations, and strategic planning, and policy. Admiral Howard is a graduate of the U.S. Naval Academy and the U.S. Army Command and General Staff College. She was the J.B. and Maurice C. Shapiro Professor of International Affairs at the Elliott School of International Affairs at George Washington University from 2018 to 2020, where she taught in the areas of cybersecurity and international policy.

Arvind Krishna Chairman and Chief Executive Officer, IBM Director since: 2020 Age: 58 Committees: Executive (Chair)

Qualifications

•	Global business and organizational leadership experience as chairman and chief executive officer of IBM

•	Research experience as Director of IBM Research and a computer scientist with expertise in key IBM technologies such as artificial intelligence, cloud, quantum computing and blockchain

•	Technology experience as general manager of IBM’s Systems and Technology group and Senior Vice President for IBM’s Cloud and Cognitive Software

Relevant experience

Arvind Krishna, 58, became the chief executive officer of IBM, and a member of the Board of Directors in April 2020. He was elected chairman of the Board of Directors in December 2020. Mr. Krishna joined IBM in 1990. Mr. Krishna led the IBM Cloud and Cognitive Software business unit from 2017 to April 2020 and was a principal architect of the acquisition of Red Hat, the largest acquisition in the Company’s history. Mr. Krishna also served as the director of IBM’s Research division from 2015 to 2020. Previously, he was general manager of IBM’s Systems and Technology Group, IBM’s development and manufacturing organization. Prior to that, he built and led many of IBM’s data-related businesses. He has an undergraduate degree from the Indian Institute of Technology, Kanpur, and a PhD. in electrical engineering from the University of Illinois at Urbana-Champaign.

12	2021 Notice of Annual Meeting & Proxy Statement | Election of Directors

Andrew N. Liveris

Retired Chairman and Chief Executive Officer, The Dow Chemical Company, a materials, polymer, chemicals, and biological sciences enterprise

Director since: 2010

Age: 66

Committees:

  Executive  Compensation and Management  Resources

Qualifications

•	Global business and technology experience as the former chairman, president and chief executive officer of The Dow Chemical Company and executive chairman of DowDuPont Inc.

•	U.S. and international government service (member of the President’s Task Force on Apprenticeship Expansion, former chairman of the President’s American Manufacturing Committee member of the Australian government’s Industry Growth Centres Advisory Committee and Thailand’s Board of Investment)

•	Affiliation with leading business and public policy associations (former executive committee member, former chairman of The Business Council, and former vice chairman of the executive committee of the Business Roundtable)

•	Experience as a university trustee

Relevant experience

Mr. Liveris, 66, joined Dow in 1976 and subsequently held various executive positions, including vice president of specialty chemicals from 1998 to 2000, business group president for performance chemicals from 2000 to 2003, and president and chief operating officer from 2003 to 2004. Mr. Liveris was named president and chief executive officer of Dow in 2004 and chairman in 2006. In 2016, he transitioned the president role and continued as chairman and chief executive officer of Dow until late 2017, when he transitioned to the position of executive chairman of DowDuPont, a position he held until his retirement in July 2018. Mr. Liveris is a director of WorleyParsons, Saudi Aramco and NOVONIX Limited. Additionally, Mr. Liveris has served as a member of the President’s Export Council and as chairman of the President’s American Manufacturing Committee. Mr. Liveris is a former Executive Committee member of The Business Council, the former chairman of The Business Council and the former vice chairman of the Executive Committee of the Business Roundtable. Mr. Liveris is also a trustee of the Minderoo Foundation of Australia, and The King Abdullah University of Science and Technology (KAUST), and is a former trustee of the California Institute of Technology and the United States Council for International Business.

Frederick William McNabb, III

Retired Chairman and Chief Executive Officer, The Vanguard Group, Inc., one of the world’s largest investment management companies

Director since: 2019

Age: 63

Committees:

  Audit

Qualifications

•	Global business and technology experience as chairman and chief executive officer of The Vanguard Group, Inc.

•	Outside board experience as a director of UnitedHealth Group

•	Member of several advisory boards at academic institutions

Relevant experience

Mr. McNabb, 63, served as chairman of The Vanguard Group, Inc. from 2008 until his retirement in 2018 and served as chief executive officer from 2008 to 2017. He joined Vanguard in 1986. In 2010, he became chairman of the board of directors and the board of trustees of the Vanguard group of investment companies.

Earlier in his career, Mr. McNabb led each of Vanguard’s client facing business divisions. Mr. McNabb served as the vice-chairman of the Investment Company Institute’s Board of Governors and served as its chairman from 2013 to 2016. He is a director of UnitedHealth Group and serves as a member of its audit committee. He is also a director of Axiom. Mr. McNabb is chairman of the board of the Zoological Society of Philadelphia and chairman of Ernst & Young’s Independent Audit Quality Committee. Mr. McNabb also serves on the Wharton Leadership Advisory Board, the Dartmouth Athletic Advisory Board, the Advisory Board of the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia University and is also a board member of CECP: The CEO Force for Good.

2021 Notice of Annual Meeting & Proxy Statement | Election of Directors	13

Martha E. Pollack

President, Cornell University, a leading research university that creates new technologies and achieves fundamental breakthroughs in understanding and improving lives around the world

Director since: 2019

Age: 62

Committees:

  Executive  Compensation  and Management  Resources

Qualifications

•	Organizational leadership, management and risk oversight, and management experience as president of Cornell University

•	Research experience as a computer scientist with expertise in artificial intelligence as a professor of computer science, information science, and linguistics

•	U.S. Government service as a former member of the advisory committee for the National Science Foundation’s Computer and Information Science and Engineering Division

•	Healthcare experience as a former member of the Board of Directors of the University of Michigan Hospitals and Health Center, and as a member (ex officio) of the board of overseers of Weill Cornell Medicine

•	Technology experience as a fellow of the Association for Computing Machinery, a former president of the Association for the Advancement of Artificial Intelligence, a former board member of the Computing Research Association, and a former member of the technical staff in the Artificial Intelligence Center at SRI International

Relevant experience

Dr. Pollack, 62, is the president of Cornell University and a professor of computer science, information science and linguistics. She took office in 2017. From 2000 to 2017, Dr. Pollack held various positions at the University of Michigan with increasing responsibility, including dean of the School of Information, vice provost for academic and budgetary affairs, and finally, provost and executive vice president for academic affairs. Dr. Pollack is a fellow of the American Association for the Advancement of Science, the Association for Computing Machinery and the Association for the Advancement of Artificial Intelligence. Dr. Pollack has served as editor-in-chief of the Journal of Artificial Intelligence Research, a former president of the Association for the Advancement of Artificial Intelligence, a former member of the technical staff in the Artificial Intelligence Center at SRI International, a former member of the advisory committee for the National Science Foundation’s Computer and Information Science and Engineering Division, and a former member of the board of directors of the Computing Research Association. Dr. Pollack also served on the Steering Committee of the Jacobs Technion-Cornell Institute, the academic partnership between Cornell and Technion-Israel Institute of Technology at Cornell Tech.

Joseph R. Swedish

Retired Chairman, President and Chief Executive Officer, Anthem, Inc., a leading health benefits provider

Director since: 2017

Age: 69

Committees:

  Executive Compensation and  Management  Resources

Qualifications

•	Global business and technology experience as executive chairman, president, and chief executive officer of Anthem, Inc.

•	Affiliation with leading business and public policy associations (former member of the Business Roundtable and graduate member of The Business Council)

•	Outside board and technology experience as a director of CDW Corporation

•	Experience as the chairman of a university oversight board

Relevant experience

Mr. Swedish, 69, joined Anthem in 2013 as chief executive officer and was named chairman of Anthem’s board in 2015. He was the chairman, chief executive officer and president until late 2017 when he retired and became the executive chairman, a position he held until his retirement in May 2018.

Prior to joining Anthem, he was the division president of Hospital Corporation of America from 1993 to 1998, president and chief executive officer of Centura Health from 1999 to 2004 and then served as president and chief executive officer of Trinity Health Corporation from 2004 to 2013. Mr. Swedish became a director of Mesoblast Limited in 2018 and was named its chairman in March 2019. He is also a director of Centrexion Therapeutics. He also served as a director of the Blue Cross Blue Shield Association, the National Institute for Health Care Management, the Central Indiana Corporate Partnership, Inc. and as a member of the Business Roundtable. Mr. Swedish is currently a member and past chairman of the Board of Visitors of Duke University’s Fuqua School of Business and was the past chairman of America’s Health Insurance Plans. He is a graduate member of The Business Council and a past member of the Duke Margolis External Advisory Board. He is also a director of CDW Corporation. Mr. Swedish also serves as Co-Founder and Partner at Concord Health Partners, a private equity firm focused on strategic investing in healthcare portfolio companies.

14	2021 Notice of Annual Meeting & Proxy Statement | Election of Directors

Peter R. Voser

Retired Chief Executive Officer, Royal Dutch Shell plc, a global group of energy and petrochemical companies; Chairman, ABB Ltd., a global group of power and automation companies

Director since: 2015

Age: 62

Committees:

  Audit

Qualifications

•	Global business and technology experience as chairman of ABB Ltd. and chief executive officer of Royal Dutch Shell plc
•	Affiliation with leading business and public policy associations (former member of the European Round Table of Industrialists and a former member of The Business Council)
•	Outside board experience as a director of Temasek

Relevant experience

Mr. Voser, 62, joined Shell in 1982 and held a variety of finance and business roles including chief financial officer of Oil Products. In 2002, he joined the Asea Brown Boveri (ABB) Group of Companies as chief financial officer and a member of the ABB Group executive committee. Mr. Voser returned to Shell in 2004, becoming a managing director of The Shell Transport and Trading Company, p.l.c. and chief financial officer of the Royal Dutch/Shell Group. He was appointed chief executive officer of Royal Dutch Shell plc in 2009 and held that position until his retirement in late 2013. Mr. Voser was named chairman of ABB Ltd. in 2015 and was the interim chief executive officer from April 2019 until February 2020. He is a director of Temasek, as well as Group Chairman of the Board of PSA International Pte Ltd, Singapore, a Temasek subsidiary. Mr. Voser is also active in a number of international and bilateral organizations. Additionally, from 2011 until 2019, he was a director of Roche Holding Limited.

Frederick H. Waddell

Retired Chairman and Chief Executive Officer, Northern Trust Corporation, a financial services company

Director since: 2017

Age: 67

Committees:

  Directors and Corporate Governance (Chair)

  Executive

Qualifications

•	Global business and technology experience as chairman and chief executive officer of Northern Trust Corporation

•	Outside board experience as a director of AbbVie Inc.

•	Experience as a university trustee

Relevant experience

Mr. Waddell, 67, joined Northern Trust Corporation in 1975 and served as the chairman of the board from November 2009 until his retirement in January 2019. He previously served as chief executive officer from 2008 through 2017, as president from 2006 through 2011 and again from October to December 2016, and as chief operating officer from 2006 to 2008. Additionally, Mr. Waddell is a member of the Board of Trustees of Northwestern University and a director of AbbVie Inc.

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES INTRODUCED ABOVE.

2021 Notice of Annual Meeting & Proxy Statement | Election of Directors	15

Governance and the Board

Committees of the Board

Members of the Audit Committee, Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are non-management directors who, in the opinion of the Board, satisfy the independence criteria established by the Board, and the standards of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE).

Director	Audit	Directors and Corporate Governance	Executive Compensation and Management Resources	Executive

Thomas Buberl

Michael L. Eskew	Chair

David N. Farr

Alex Gorsky			Chair

Michelle J. Howard

Arvind Krishna				Chair

Andrew N. Liveris

F. William McNabb III

Martha E. Pollack

Joseph R. Swedish

Peter R. Voser

Frederick H. Waddell		Chair

Board Committee Refreshment

On at least an annual basis, the Directors and Corporate Governance Committee reviews committee assignments and discusses whether rotation of Committee members and Committee Chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the Board’s Committees.

Executive Committee

The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Committee meets as necessary, and all actions by the Committee are reported at the next Board of Directors meeting. The Committee did not meet in 2020.

Members: Arvind Krishna (Chair)                    Number of meetings in 2020: 0

                  Michael L. Eskew

                  Alex Gorsky

                  Frederick H. Waddell

16	2021 Notice of Annual Meeting & Proxy Statement | Governance and the Board

Audit Committee

Members:

Michael L. Eskew

(Chair)

David N. Farr

F. William McNabb III

Peter R. Voser

Audit Committee Financial Experts:

Michael L. Eskew

David N. Farr

F. William McNabb III

Peter R. Voser

Number of meetings in 2020: 10

Key Responsibilities:

The Audit Committee is responsible for reviewing reports of IBM’s financial results, audit results, internal controls, and adherence to IBM’s Business Conduct Guidelines in compliance with applicable laws and regulations, including federal procurement requirements. Concurrent with that responsibility, set out more fully in the Charter, the Audit Committee performs many other functions, including:

•   selecting the independent registered public accounting firm and reviewing its selection with the Board;

•   annually preapproving the proposed services to be provided by the accounting firm during the year;

•   reviewing the procedures of the independent registered public accounting firm for ensuring its independence with respect to the services performed for IBM; and

•   meeting with management prior to each quarterly earnings release.

The Audit Committee chair, pursuant to authority delegated by the Audit Committee, may approve engagements with the independent registered public accounting firm that are outside the scope of the services and fees approved by the Committee, which are later presented to the Committee.

The Board has determined that each member of the Committee qualifies as an Audit Committee Financial Expert as defined by the rules of the SEC.

Charter: http://www.ibm.com/investor/att/pdf/auditcomcharter.pdf

Directors and Corporate Governance Committee

Members: Frederick H. Waddell (Chair) Thomas Buberl Michelle Howard Number of meetings in 2020: 4

Key Responsibilities:

The Directors and Corporate Governance Committee is devoted primarily to the continuing review and articulation of the governance structure and practices of the Board. Concurrent with that responsibility, set out more fully in the Charter, the Directors and Corporate Governance Committee performs many other functions, including:

•  recommending qualified candidates to the Board for election as directors of IBM, including the slate of directors that the Board proposes for annual election by stockholders at the Annual Meeting, and planning for future Board and Committee refreshment actions;

•  advising and making recommendations to the Board on all matters concerning directorship practices, and on the function and duties of the committees of the Board;

•  making recommendations to the Board on compensation for non-management directors;

•  reviewing and considering IBM’s position and practices on significant public policy issues, such as protection of the environment, corporate social responsibility, sustainability, and philanthropic contributions; and

•  reviewing and considering stockholder proposals, including those dealing with issues of public and social interest.

As discussed above, the Committee is responsible for recommending qualified candidates to the Board for election as directors of IBM. The Committee recommends candidates based on their business or professional experience, the diversity of their background (including gender and ethnic diversity), and their talents and perspectives.

Charter: https://www.ibm.com/investor/att/pdf/IBM-Directors-and-Corporate-Governance-Committee-Charter.pdf

2021 Notice of Annual Meeting & Proxy Statement | Committees of the Board	17

Executive Compensation and Management Resources Committee

Members: Alex Gorsky (Chair) Andrew Liveris Martha Pollack Joseph Swedish Number of meetings in 2020: 5

Key Responsibilities:

The Executive Compensation and Management Resources Committee has responsibility for defining and articulating IBM’s overall executive compensation philosophy, and administering and approving all elements of compensation for elected corporate officers. Concurrent with that responsibility, set out more fully in the Charter, the Executive Compensation and Management Resources Committee performs many other functions, including:

•  reviewing and approving the corporate goals
and objectives relevant to the Chairman and CEO’s compensation, evaluating performance in light of those goals and objectives and, together with the other independent directors, determining and approving the Chairman and CEO’s compensation based on this evaluation;

•  reviewing IBM’s human capital management, diversity and inclusion and other management resources programs, including overseeing, along with the full Board, the succession-planning process of the CEO and other senior management positions;

•  approving, by direct action or through delegation, participation in and all awards, grants, and related actions under IBM’s various equity plans;

•  managing the operation and administration of the IBM Supplemental Executive Retention Plan;

•  reviewing the compensation structure for IBM’s officers and providing oversight of management’s decisions regarding performance and compensation of other employees; and

•  monitoring compliance with stock ownership guidelines.

The Committee reports to stockholders as required by the SEC (see 2020 Report of the Executive Compensation and Management Resources Committee of the Board of Directors in this Proxy Statement).

Members of the Committee are not eligible to participate in any of the plans or programs that the Committee administers.

Charter: https://www.ibm.com/investor/att/pdf/Executive_Compensation_and_Management_Resources_ Committee_Charter.pdf

Compensation Committee Interlocks and Insider Participation: None

Messrs. Gorsky, Liveris, and Swedish and Dr. Pollack each served as members of the Executive Compensation and Management Resources Committee in 2020. All members of the Committee were independent directors, and no member was an employee or former employee of IBM. During 2020, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer served on our Executive Compensation and Management Resources Committee or Board. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

Certain Transactions and Relationships

Under IBM’s written related person transactions policy, information about transactions involving related persons is assessed by the independent directors on IBM’s Board. Related persons include IBM directors and executive officers, as well as immediate family members of directors and officers, and beneficial owners of more than five percent of IBM’s common stock. If the determination is made that a related person has a material interest in any IBM transaction, then IBM’s independent directors would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the SEC rules. If the related person at issue is a director of IBM, or a family member of a director, then that director would not participate in those discussions. In general, IBM is of the view that the following transactions with related persons are not significant to investors because they take place under IBM’s standard policies and procedures: the sale or purchase of products or services in the ordinary course of business and on an arm’s-length basis; the employment by IBM where the compensation and other terms of employment are determined on a basis consistent with IBM’s human resources policies; and any grants or contributions made by IBM under one of its grant programs and in accordance with IBM’s corporate contributions guidelines.

From time to time, IBM may have employees who are related to our executive officers or directors. Mr. Eskew’s son is a former employee of IBM. He was an executive of IBM (not an executive officer) until January 2021. In addition, a daughter of Mr. R. F. Del Bene (Vice President and Controller) and a brother of Dr. J.E. Kelly III (former Executive Vice President, who retired from IBM on December 31, 2020), are also employed by IBM in non-executive positions. None of the above-referenced family member employees were or are executive officers of IBM. Each employee mentioned above received compensation in 2020 between $120,000 and $650,000. Additionally, in 2020, each of the above-mentioned family members received an equity grant. The compensation, equity grant and other terms of employment of each of the family member employees noted above are determined on a basis consistent with IBM’s human resources policies.

18	2021 Notice of Annual Meeting & Proxy Statement | Certain Transactions and Relationships

Corporate Governance

IBM’s Corporate Governance Principles

IBM’s Board of Directors has long adhered to governance principles designed to ensure the continued vitality of the Board and excellence in the execution of its duties. For more than 25 years, the Board has had in place a set of governance guidelines reflecting these principles, including the Board’s policy of requiring a majority of the Board to be comprised of independent directors, the importance of equity compensation to align the interests of directors and stockholders, and the practice of regularly scheduled executive sessions, including sessions of non-management directors without members of management. The IBM Board Corporate Governance Guidelines reflect IBM’s principles on corporate governance matters. These guidelines are available at https://www.ibm.com/investor/att/pdf/IBM-Board-Corporate-Governance-Guidelines.pdf.

IBM also has a code of ethics for directors, executive officers, and employees. The Business Conduct Guidelines are available on our website at https://www.ibm.com/investor/att/pdf/2021_Business_Conduct_Guidelines.pdf. Any amendment to, or waiver of, the Business Conduct Guidelines that applies to one of our directors or executive officers may be made only by the Board or a Board committee, and would be disclosed on IBM’s website.

The process by which stockholders and other interested parties may communicate with the Board or non-management directors of IBM is available at https://www.ibm.com/investor/governance/contact-the-board.

Independent Board

Under the IBM Board Corporate Governance Guidelines, the Directors and Corporate Governance Committee and the full Board annually review the financial and other relationships between the independent directors and IBM as part of the assessment of director independence. The Directors and Corporate Governance Committee makes recommendations to the Board about the independence of non-management directors, and the Board determines whether those directors are independent. In addition to this annual assessment, director independence is monitored by the Directors and Corporate Governance Committee and the full Board on an ongoing basis.

The independence criteria established by the Board in accordance with NYSE requirements and used by the Directors and Corporate Governance Committee and the Board in their assessment of the independence of directors is available at https://www.ibm.com/investor/att/pdf/Independence_Standards.pdf.

Applying those standards to IBM’s non-management director nominees, including those directors not standing for election, as well as a former director who served during 2020, the Committee and the Board have determined that each of the following has met the independence standards: T. Buberl, M.L. Eskew, D.N. Farr, A. Gorsky, M.J. Howard, S.A. Jackson, A.N. Liveris, F.W. McNabb III, M.E. Pollack, J.R. Swedish, S. Taurel, P.R. Voser and F.H. Waddell.

Mr. Eskew’s son is a former employee of IBM in a non-executive officer role. He was hired over a year before Mr. Eskew joined IBM’s Board and his compensation and other terms of employment were determined on a basis consistent with IBM’s human resources policies. Based on the foregoing, the Board has determined that this relationship does not preclude a finding of independence for Mr. Eskew.

Director Attendance

In 2020, the Board held nine meetings and the committees collectively met 19 times. The Board and the Directors and Corporate Governance Committee recognize the importance of director attendance at Board and committee meetings. In 2020:

•	Overall attendance at Board and committee meetings was over 99%; and

•	Attendance was at least 75% for each director.

In addition, each director attended IBM’s 2020 Annual Meeting of Stockholders. IBM’s policy with regard to Board members’ attendance at annual meetings of stockholders is available at https://www.ibm.com/investor/governance/director-attendance-at-

annual-meeting-of-stockholders.

2021 Notice of Annual Meeting & Proxy Statement | Corporate Governance	19

Independent Leadership Structure

The Directors and Corporate Governance Committee is responsible for the continuing review of the governance structure of the Board, and for recommending to the Board those structures and practices best suited to IBM and its stockholders. The Committee and the Board recognize that different structures may be appropriate under different circumstances.

In connection with the retirement of Executive Chairman Ginni Rometty, the Board determined that the optimal structure for the Company and its stockholders at this time was having CEO Arvind Krishna serve as Chairman, alongside a robust and independent Lead Director. Among other factors, the Board considered and evaluated: the importance of consistent, unified leadership to execute and oversee the Company’s strategy; the strength of Mr. Krishna’s vision for the Company and the quality of his leadership; the strong and highly independent composition of the Board; the views and feedback heard from our investors through our ongoing engagement program throughout the years expressing support for IBM’s leadership structure; and the meaningful and robust responsibilities of the independent Lead Director. A strong, independent Lead Director with clearly defined duties and responsibilities further enhances the contributions of IBM’s independent directors, which have been and continue to be substantial. Mr. Eskew, the Lead Director, has significant global business, technology, leadership, and oversight experience as the former chairman and chief executive officer of United Parcel Service, Inc.

The Board strongly believes that its leadership structure strikes the right balance of allowing our Chairman and CEO to promote a clear, unified vision for the Company’s strategy, providing the leadership critical for effectively and efficiently implementing the actions needed to ensure strong performance over the long term, while ensuring robust, independent oversight by the Board and Lead Director.

Role of the Lead Director

Mr. Eskew, the Lead Director, has the following core responsibilities:

  preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, which are held at every Board meeting;

  serve as liaison between the Chairman and the independent directors;

  approve information sent to the Board;

  approve meeting agendas for the Board;

  approve meeting schedules in collaboration with the Chairman to ensure there is sufficient time for discussion of all agenda items;

  authority to call meetings of the independent directors; and

  if requested by major stockholders, ensure that he is available, as necessary after discussions with the Chairman and Chief Executive Officer, for consultation and direct communication.

In addition to these core responsibilities, the Lead Director engages in other regular activities, including:

  one-on-one debriefs with the Chairman after each meeting;

  analyze CEO performance in Executive Session in conjunction with the Executive Compensation and Management Resources Committee chair;

  review feedback from the Board and committee evaluation process, working with the Directors and Corporate Governance Committee chair on enhancements to Board processes and practices;

  spend time with senior management outside of Board meetings to ensure a deep understanding of the business and strategy of the Company; and

  attend Directors and Corporate Governance and Executive Compensation and Management Resources Committee meetings in addition to the committee he chairs.

The full Board reviews our leadership structure at least annually to ensure the allocation of responsibilities remains appropriate.

Executive Sessions

Regularly scheduled executive sessions, including sessions of independent directors without members of management, chaired by the Lead Director, are held at each Board meeting. Additionally, executive sessions of the independent directors are led by the Chairs of the Directors and Corporate Governance, Executive Compensation and Management Resources, and Audit Committees, respectively, at least once per year.

20	2021 Notice of Annual Meeting & Proxy Statement | Corporate Governance

Board Evaluation Process

IBM’s Board utilizes a comprehensive, multi-part process for its ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices. From time to time, this process includes a third-party review of the Board’s process and evaluation criteria. Each year, IBM’s Directors and Corporate Governance Committee oversees the evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for enhancement and improvement.

1

The Board conducts an annual self-evaluation to review the effectiveness of the Board and its committees, led by the Chair of the Directors and Corporate Governance Committee. In this comprehensive review, the self-evaluation focuses on:

• The composition and performance of the Board, including the size, mix of skills and experience and director refreshment practices;

• The promotion of rigorous decision making by
the Board and the committees;

• The effectiveness of the Board and committee
evaluation processes; and

• The overall functioning of the Board and its
committees.

• The quality and scope of the materials distributed in advance of meetings;
• The Board’s access to Company executives and operations;

2	Each committee also performs a self-evaluation in executive session on an annual basis.
The Audit Committee’s evaluation, for example, includes individual, one-on-one interviews between IBM’s internal Chief Auditor and each member of the Committee.

3

The Chairman holds individual, one-on-one interviews with each IBM director to obtain his or her candid assessment of director performance, Board dynamics and the effectiveness of the Board and its committees.

4	The Chairman shares insights from each of these meetings with the Lead Director, the Chair of the Directors and Corporate Governance Committee, and the full Board.

5	The Board meets in executive session to discuss the results of the evaluation and any other issues that the directors may want to raise.

6

Self-evaluation items requiring follow-up and execution are monitored on an ongoing basis by the Board, each of the committees, and by IBM management. While this formal self-evaluation is conducted on an annual basis, the evaluation process is an ongoing process throughout the year. At each meeting, the Chairman actively solicits feedback from each individual director and directors continuously share their perspectives, feedback, and suggestions throughout the year.

Succession Planning

IBM has long been recognized for its leadership and talent development. One of the Board’s most important responsibilities is to ensure that IBM has the appropriate management to execute the Company’s long-term strategy. To fulfill this responsibility, the full Board meets regularly to actively review and plan the succession of the CEO and other senior management positions.

In succession planning, the Board discusses:
• Succession process and timeline • Profile and candidate assessments, both internal and external, for the CEO and other senior leadership positions	• Leadership pipeline and development plans for the next generation of senior leadership • Diversity, inclusion, and Company culture

The Executive Compensation and Management Resources Committee also regularly reviews succession planning and the Company’s management resources programs, overseeing a broad range of human capital management topics, including diversity and inclusion.

2021 Notice of Annual Meeting & Proxy Statement | Corporate Governance	21

Strategy Oversight

The Board actively oversees IBM’s long-term business strategy and is actively engaged in ensuring that IBM’s culture reflects its longstanding commitment to integrity, compliance, and inclusion. The Board is continuously engaged with management on these topics. For example, each year, the Board:

Holds a two-day strategy session, including presentations from, and engagement with, many senior executives across the Company	Routinely engages with senior management on critical business matters that tie to IBM’s overall strategy	Periodically travels to key IBM facilities to obtain a first-hand look at the Company’s operations	Regularly meets with the next generation of leadership to ensure the pipeline remains diverse and inclusive

Risk Oversight

At IBM, we believe that innovation and leadership are impossible without taking risks. We also recognize that imprudent acceptance of risk or the failure to appropriately identify and mitigate risk could be destructive to stockholder value.

In addition, an overall review of risk is inherent in the Board’s consideration of IBM’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions, divestitures and other portfolio actions, and operational and financial matters. The Board’s role in risk oversight of IBM is consistent with IBM’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing IBM’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Cybersecurity is a critical part of risk management at IBM. To more effectively address cybersecurity threats, IBM leverages a multi-layered approach. IBM has a dedicated Chief Information Security Officer (CISO) whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture, and processes. The CISO leads IBM’s Enterprise and Technology Security (ETS) organization, which works across all of the organizations within the Company to protect IBM, its brand, and its clients against cybersecurity risks.

Both the Board and the Audit Committee each receive regular updates from senior management, including the CISO and cybersecurity experts in areas such as threat intelligence, major cyber risk areas, emerging global policies and regulations, cybersecurity technologies and best practices, and cybersecurity incidents.

Climate change is a serious concern that warrants meaningful action on a global basis. IBM considers risks as identified by the Financial Stability Board Task Force on Climate-related Financial Disclosures (TCFD) in its risk management process. IBM senior management assesses the significance of environmental and climate-related risks. In addition, they manage these risks and provide regular updates to the Board and to the Directors and Corporate Governance Committee. Furthermore, IBM has established internal objectives and targets for energy conservation, procurement of renewable energy, carbon dioxide (CO2) emissions reduction and other key environmental performance indicators. Performance against these objectives and targets is routinely monitored, and results are reviewed annually by the Board’s Directors and Corporate Governance Committee. Details on IBM’s performance against key environmental performance indicators can be found in our annual IBM and the Environment Report.

22	2021 Notice of Annual Meeting & Proxy Statement | Corporate Governance

Director Compensation

Annual Retainer: In 2020, non-management directors received an annual retainer of $325,000. Chairs of the Directors and Corporate Governance Committee and the Executive Compensation and Management Resources Committee each received an additional annual retainer of $20,000 and the chair of the Audit Committee received an additional annual retainer of $30,000. The additional retainer for the Lead Director position is $40,000.

Under the IBM Deferred Compensation and Equity Award Plan (DCEAP), 60% of the total annual retainer is required to be deferred and paid in Promised Fee Shares (PFS). Each PFS is equal in value to one share of IBM’s common stock. When a cash dividend is paid on IBM’s common stock, each director’s PFS account is credited with additional PFS reflecting a dividend equivalent payment. With respect to the payment of the remaining 40% of the annual retainer, directors may elect one or any combination of the following: (a) deferral into PFS, (b) deferral into an interest-bearing cash account, and/or (c) receipt of cash payments on a quarterly basis during service as a Board member. IBM does not pay above-market or preferential earnings on compensation deferred by directors.

Stock Ownership Guidelines: Under the IBM Board Corporate Governance Guidelines, within five years of initial election to the Board, non-management directors are expected to have stock-based holdings in IBM equal in value to eight times the equity portion of the annual retainer initially payable to such director. Stock-based holdings mean (i) IBM shares owned personally or by members of immediate family sharing the same household, and (ii) DCEAP PFS. Stock-based holdings do not include unexercised options.

Our stock ownership guidelines remain the strongest in our peer group.

Payout under the DCEAP: Upon a director’s retirement or other completion of service as a director (a) all amounts deferred as PFS are payable, at the director’s choice, in cash and/or shares of IBM’s common stock, and (b) amounts deferred into the interest-bearing cash account are payable in cash. Payouts may be made in any of (a) a lump sum payment as soon as practicable after the date on which the director ceases to be a member of the Board, (b) a lump sum payment paid in February of the calendar year immediately following the calendar year in which the director ceases to be a member of the Board, or (c) between two and ten annual installments, paid beginning in February following the calendar year in which the director ceases to be a member of the Board. If a director elects to receive PFS in cash, the payout of PFS is valued using the closing price of IBM common stock on the NYSE as follows: for payouts made in an immediate lump sum, IBM stock will be valued on the date on which the director ceases to be a member of the Board; for lump sum payments made in February of the calendar year immediately following the calendar year of separation or for installment payouts, IBM common stock will be valued on the last business day of the January preceding such February payment.

IBM’s Matching Grants Program: In 2020, non-management directors were eligible to participate in IBM’s Matching Grants Program on the same basis as IBM’s employees based in the U.S. Under this program, IBM matched a director’s eligible contributions in cash on a 1-to-1 basis to approved educational institutions, medical facilities and cultural or environmental institutions. Each director was also eligible for a Company match on total gifts up to $10,000 per calendar year. Amounts shown in the Director Compensation Table for matching grants may be in excess of $10,000 because such amounts include Company contributions on gifts that were made by directors in previous years.

Director Compensation Consultant: The Committee retains Semler Brossy Consulting Group, LLC (Semler Brossy) to assess trends and developments in director compensation practices and to compare IBM’s practices against them. The Committee uses the analysis prepared by the consultant as part of its periodic review of IBM’s director compensation practices. Other than services provided to IBM’s Directors and Corporate Governance Committee and IBM’s Executive Compensation and Management Resources Committee, Semler Brossy does not perform any other work for IBM. The Committee determined that Semler Brossy is free of conflicts of interest.

2021 Notice of Annual Meeting & Proxy Statement | Director Compensation	23

2020 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	All Other Compensation ($) (c)	(1)	Total ($) (d)

Thomas Buberl(2)	219,375	2,691		222,066

Michael L. Eskew	395,000	246,667		641,667

David N. Farr	325,000	70,051		395,051

Alex Gorsky	345,000	89,629		434,629

Michelle J. Howard	325,000	18,097		343,097

Shirley Ann Jackson(3)	113,083	57,223		170,306

Andrew N. Liveris	325,000	143,032		468,032

F. William McNabb III	325,000	9,772		334,772

Martha E. Pollack	325,000	21,418		356,418

Joseph R. Swedish	325,000	32,663		357,663

Sidney Taurel	325,000	272,839		597,839

Peter R. Voser	325,000	83,990		408,990

Frederick H. Waddell	341,667	47,137		388,804

(1)

Amounts in this column include the following: for Mr. Eskew: $246,591 of dividend equivalent payments on PFS; for Mr. Farr: $69,975 of dividend equivalent payments on PFS; for Mr. Gorsky: $89,554 of dividend equivalent payments on PFS; for Admiral Howard $18,021 of dividend equivalent payments on PFS; for Dr. Jackson: $52,197 of dividend equivalent payments on PFS; for Mr. Liveris: $142,956 of dividend equivalent payments on PFS; for Dr. Pollack: $21,343 of dividend equivalent payments on PFS and $10,000 contributed by the Company under Matching Grants Program; for Mr. Swedish: $25,088 of dividend equivalent payments on PFS; for Mr. Taurel: $265,263 of dividend equivalent payments on PFS; for Mr. Voser: $83,914 of dividend equivalent payments on PFS; and for Mr. Waddell: $42,061 of dividend equivalent payments on PFS.

(2)	Mr. Buberl joined the Board in April 2020.

(3)	Dr. Jackson’s term on the Board ended April 2020.

Fees Earned or Paid in Cash (column (b)): Amounts shown in this column reflect the annual retainer paid to each director as described above. A director receives a prorated amount of the annual retainer for service on the Board and, if applicable, as Lead Director or a committee chair, based on the portion of the year for which the director served.

All Other Compensation (column (c)): Amounts shown in this column represent:

•	Dividend equivalent payments on PFS accounts under the DCEAP as described above.

•	Group Life Insurance premiums paid by IBM on behalf of the directors.

•	Value of the contributions made by IBM under IBM’s Matching Grants Program as described above.

Delinquent Section 16(a) Reports

IBM believes that all reports for IBM’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 in 2020 were timely filed, except that one Form 4 to report a transaction under the IBM Excess 401(k) Plus Plan for each of Messrs. James J. Kavanaugh and Kenneth M. Keverian were filed late due to an unintentional administrative error.

Insurance and Indemnification

IBM has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which IBM is able to provide indemnification. This coverage runs from June 30, 2020 through June 30, 2021, at a total cost of approximately $7.9 million. The primary carrier is XL Specialty Insurance Company.

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Ownership of Securities

Security Ownership of Certain Beneficial Owners

The following sets forth information as to any person known to IBM to be the beneficial owner of more than five percent of IBM’s common stock as of December 31, 2020.

Name and address	Number of Shares Beneficially Owned	Percent of Class

The Vanguard Group(1)	73,806,391	8.28%
100 Vanguard Boulevard
Malvern, PA 19355

BlackRock Inc.(2)	62,271,273	7.0%
55 East 52nd Street
New York, NY 10055

State Street Corporation(3)	51,957,682	5.83%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

(1)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2021 by The Vanguard Group and certain subsidiaries (Vanguard). Vanguard reported that it does not have sole voting power over any shares, and has shared voting power over 1,453,904 shares, sole dispositive power over 69,861,037 shares, and shared dispositive power over 3,945,354 shares. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.

(2)

Based on the Schedule 13G filed with the Securities and Exchange Commission on January 29, 2021 by BlackRock, Inc. and certain subsidiaries (BlackRock). BlackRock reported that it had sole voting power over 53,281,831 shares and sole dispositive power over all shares beneficially owned. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.

(3)

Based on the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2021 by State Street Corporation and certain subsidiaries (State Street). State Street reported that it does not have shared voting power over any shares, shared dispositive power over 42,096,957 shares, does not have sole dispositive power over any shares, and shared dispositive power over 51,941,856 shares. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.

2021 Notice of Annual Meeting & Proxy Statement | Ownership of Securities	25

Common Stock and Stock-based Holdings of Directors and Executive Officers

The following table sets forth the beneficial ownership of shares of IBM’s common stock as of December 31, 2020, by IBM’s current directors and nominees, the executive officers named in the 2020 Summary Compensation Table, and such directors and all of IBM’s executive officers as of December 31, 2020, as a group. Also shown are shares over which the named person could have acquired voting power or investment power within 60 days after December 31, 2020. Voting power includes the power to direct the voting of shares held, and investment power includes the power to direct the disposition of shares held.

IBM’s current non-management directors had beneficial ownership of a total of 241,715 shares of common stock and DCEAP shares as of December 31, 2020, an increase of 15% year to year. In the aggregate, these shares were valued at more than $30 million as of December 31, 2020, or an average of more than $2.5 million for each of IBM’s non-management directors as of December 31, 2020.

Name	Common Stock(1)		Stock-based Holdings	(2)	Acquirable within 60 days				Value of Common Stock shares at Fiscal Year End ($)	(5)
					Options And RSUs	(3)	Directors’ DCEAP Shares	(4)

Michelle H. Browdy	70,310		100,953		0		N/A		8,850,623

Thomas Buberl	0		0		0		1,805		227,213

Michael L. Eskew	0		0		0		41,161		5,181,347

David N. Farr	7,508	(6)	7,508		0		12,108		2,469,262

Alex Gorsky	4,232		4,232		0		15,987		2,545,168

Michelle J. Howard	0		0		0		4,367		549,718

James J. Kavanaugh	77,591	(7)	126,430		0		N/A		9,767,155

John E. Kelly III	73,792	(8)	131,682		0		N/A		9,288,937

Arvind Krishna	86,186	(9)	249,303		0		N/A		10,849,094

Andrew N. Liveris	2,655		2,655		0		24,357		3,400,271

F. William McNabb III	9,250		9,250		0		3,214		1,568,968

Martha E. Pollack	0		0		0		5,062		637,205

Virginia M. Rometty	334,817		448,714		1,500,000		N/A		42,146,764

Joseph R. Swedish	5,261	(10)	5,261		0		4,986		1,289,892

Sidney Taurel	28,798		28,798		0		43,763		9,133,979

Peter R. Voser	0		0		0		14,990		1,886,941

Frederick H. Waddell	3,763		3,763		0		8,448		1,537,121

Jim Whitehurst	148,606		436,852		4,990		N/A		18,706,523

Directors and executive officers as a group	891,108	(11)	1,672,661		1,504,990	(11)	180,248	(11)

(1)

This column is comprised of shares of IBM common stock beneficially owned by the named person. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights. This column includes 135,267 shares in which voting and investment power are shared. The directors and officers included in the table disclaim beneficial ownership of shares beneficially owned by family members who reside in their households. The shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship. The shares reported in this column do not include 44,160 shares held by the IBM Personal Pension Plan Trust Fund, over which the members of the IBM Retirement Plans Committee, a management committee presently consisting of certain executive officers of the Company, have voting power, as well as the right to acquire investment power by withdrawing authority now delegated to various investment managers.

(2)

For executive officers, this column is comprised of the shares shown in the “Common Stock” column and, as applicable, all restricted stock units including retention restricted stock units, a retention performance share unit award, officer contributions into the IBM Stock Fund under the IBM Excess 401(k) Plus Plan, and Company contributions into the IBM Stock Fund under the Excess 401(k) Plus Plan. Some of these restricted stock units may have been deferred under the Excess 401(k) Plus Plan in accordance with elections made prior to January 1, 2008, and they will be distributed to the executive officers after termination of employment as described in the 2020 Nonqualified Deferred Compensation Narrative.

(3)

For executive officers, this column is comprised of (i) shares that can be purchased under an IBM stock option plan within 60 days after December 31, 2020, and (ii) RSU awards that vest within 60 days after December 31, 2020. For Mrs. Rometty, shares in this column are from a premium-priced option grant that can be purchased pursuant to an IBM stock option plan within 60 days after December 31, 2020. For Mr. Whitehurst, shares in this column are from a Red Hat restricted stock award that was converted pursuant to the Red Hat merger agreement into an IBM restricted stock award which will vest within 60 days after December 31, 2020.

(4)

Promised Fee Shares earned and accrued under the IBM Deferred Compensation and Equity Award Plan (DCEAP) as of December 31, 2020, including dividend equivalents credited with respect to such shares. Upon a director’s retirement, these shares are payable in cash or stock at the director’s choice (see 2020 Director Compensation Narrative for additional information).

(5)

Values in this column are calculated by multiplying the number of shares shown in the “Common Stock” column plus the “Directors’ DCEAP Shares” column by the closing price of IBM stock on the last business day of the 2020 fiscal year ($125.88).

(6)	Includes 450 shares in which voting and investment power are shared.

(7)	Includes 15,174 shares in which voting and investment power are shared.

(8)	Includes 49,128 shares in which voting and investment power are shared.

(9)	Includes 65,253 shares in which voting and investment power are shared.

(10)	Voting and investment power are shared.

(11)	The total of these three columns represents less than 1% of IBM’s outstanding shares, and no individual’s beneficial holdings totaled more than 1/4 of 1% of IBM’s outstanding shares.

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Environmental and Social Responsibility

Corporate social responsibility has been a hallmark of IBM’s culture for over 100 years. With oversight from the Board, we have long embraced a corporate philosophy that is inclusive of all our stakeholders – from our customers, employees, suppliers and stockholders, to our communities and the world around us. Each of those stakeholders is increasingly focused on environmental, social and governance, or “ESG,” practices and how they impact the Company and society. Our world-class governance practices are set out above in this Proxy Statement. In addition, IBM’s leadership in environmental and social responsibility is an integral part of our long-term performance strategy, and we continue to take bold actions that build upon our legacy of responsible stewardship.

We encourage stockholders to read our annual Corporate Responsibility Report which provides deep insight into all of our ESG initiatives and more, including a mapping of key ESG metrics to SASB, and is available at: https://www.ibm.org/responsibility/reports. Based on feedback from our investor outreach, below we also provide some examples reflecting how we are:

•	Working to protect our environment for future generations.

•	Managing the historic challenges presented by COVID-19.

•	Embracing a diverse and inclusive workforce.

•	Being a responsible steward of technology.

•	Advocating for responsible public policy positions.

Protecting the Environment

In 2021, following record progress toward our renewable electricity and greenhouse gas emissions goals, IBM set next generation goals to continue our leadership in sustainability. Notably, IBM now aims to reach net zero greenhouse gas emissions by 2030.

For the past 30 consecutive years, IBM has voluntarily published its IBM and the Environment Report providing detailed information on our environmental programs and performance. IBM’s uninterrupted annual publication of this report since 1990 is unsurpassed across our industry. The most recent IBM and the Environment Report is available at https://www.ibm.com/ibm/environment/annual/reporting.shtml. You can also review IBM’s comprehensive contributions to the U.N. Sustainable Development Goals at https://files.ibm.org/responsibility/thought-leadership/pdfs/IBM_and_the_UN_Sustainable_Development_Goals.pdf.

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Responding to COVID-19

The COVID-19 pandemic has brought challenges unlike any seen in the modern world. Our response has been guided by four principles: (1) employee, client and community health is top priority; (2) our plan and response must be data-driven and evidence-based; (3) we will comply with all government requirements; and (4) focus on business continuity and maintaining critical operations. At the outset, IBM immediately mobilized to move nearly all of our ~350,000 employees to work remotely within two weeks and established resources for maintaining employee engagement, productivity and emotional support. We also assembled our resources and brought together the right communities of experts, including clients, governments, scientists, developers, partners, academic institutions, health agencies and IBMers, to work together and manage through the COVID-19 outbreak by doing what IBM does best: applying data, knowledge, computing power and insights to solve difficult problems.

Supporting our Communities During the Pandemic

✓ Spearheaded the COVID-19 High Performance Computing Consortium with the White House Office of Science and Technology Policy and the U.S. Department of Energy to provide access to the world’s most powerful high-performance computing resources in support of COVID-19 research

✓ Committed $200M in technology, services, and money to COVID-19 response efforts including to aid healthcare scientists, researchers, and educators

✓ Created precise incident mapping

✓ Raised funds for first responders and hospital workers

✓ Provided 300,000 New York students with equipment they need for online lessons

Supporting the IBMer

At IBM, our global workforce is highly skilled, reflective of the work we do for our clients’ digital transformations and in support of their mission-critical operations. We are passionately dedicated to our employees’ professional growth and personal well-being, investing in resources to help IBMers develop their skills and leadership potential, and building on IBM’s legacy of leading the market in welcoming and supporting a diverse, inclusive workforce.

Talent and Culture	Diversity and Inclusion	Health and Safety

•  IBM offers a compelling value proposition to employees: IBMers develop innovative technologies including Cloud, AI, quantum computing and cybersecurity, for clients whose businesses the world relies on

•  9 out of 10 IBMers have acquired strategic skills with IBMers completing more than 80 hours of learning per person in 2020

•  Hundreds of thousands of IBMers globally participate in our annual engagement survey, with workforce engagement up more than 2 points year to year

•  Every IBM manager and leader has access to their team and organization engagement levels along with actionable data-driven insights

•  Attrition levels in 2020 were below the prior 5-year average

•  We seek to ensure IBMers from diverse backgrounds are engaged, feel supported to be their authentic selves, build skills, and achieve their greatest potential

•  IBM’s Board of Directors recently adopted a policy to commit IBM to annually publish a report assessing the Company’s diversity, equity and inclusion efforts and programs

•  9 out of 10 IBMers say they can be their authentic selves at work

•  More than 33% IBMers identify as women

•  Engagement was up year to year for women, Black and Hispanic IBMers

•  IBM has had an equal pay policy since 1935; we have conducted statistical pay equity analysis for decades, and in 2020 this included all countries where we have employees

•  We have a long-standing commitment to the health, safety and well-being of our employees

•  Early in the course of the COVID-19 outbreak, we restricted travel, cancelled meetings and events, and prepared nearly 95% of our workforce to work from home

•  Our robust case management system manages COVID-19 exposures

•  Our comprehensive playbook on workplace health and safety measures will allow locations to reopen when pandemic conditions improve

•  Employees are supported with 24/7 access to IBM’s world-class Health and Safety team for questions and concerns, education and bidirectional, timely and targeted communications

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IBM continues to invest in skills and re-skilling to make the digital era more inclusive

•  P-TECH, our high school to career model focuses on students of color and educationally underserved students; P-TECH now spans 243 schools and 600 industry partners across 28 countries

•  IBM’s “returnship” and apprenticeship programs create opportunities for hundreds of new IBMers

•  Open P-TECH, our platform providing free online learning for students ages 14-20 on emerging technologies and professional competencies, has more than 224,000 users

•  SkillsBuild, our platform providing free online learning for adults in need of skilling and reskilling, now serves more than 122,000 users globally

The IBM Board’s Commitment to Diversity and Inclusion

The IBM Board of Directors strongly believes that much of the future success of IBM depends on the caliber of its talent and the full engagement and inclusion of IBMers in the workplace. A diverse and inclusive workplace leads to greater innovation, agility, performance and engagement, enabling both business growth and societal impact. In furtherance of this mission, and in response to engagement with our stockholders, the IBM Board formally adopted a policy committing the Company to report annually on the effectiveness of our diversity and inclusion programs. IBM will publish a diversity and inclusion report in the second quarter of 2021. Furthermore, we have committed to publish EEO-1 data in 2022 after the completion of the Company’s spin-off of its managed infrastructure services business.

IBM’s Be Equal employee pledge campaign champions diversity and inclusion for everyone, driving systemic, sustainable improvement for people in every community. Since its launch in 2019, tens of thousands of individuals worldwide have pledged their commitment to equal representation.

• Be Vocal • Be Plural • Be Active • Be Supportive • Be Progressive

Operating with Trust and Transparency

For more than 100 years, IBM has continuously strived for responsible innovation capable of bringing benefits to everyone and not just a few. This philosophy is also applied to artificial intelligence: we aim to create and offer reliable technology that can augment, not replace, human decision-making. Properly calibrated, AI can assist humans in making fairer choices, countering human biases, and promoting inclusivity. IBM recognized early that clearly articulating principles around the ethical deployment of AI technologies was critical — backed by a strong commitment to putting words into practice. Our commitment is represented by our long-standing values, our Trust and Transparency Principles, and several recent developments: IBM signed the Vatican’s Rome Call for AI Ethics, created the Notre Dame-IBM Technology Ethics Lab, published our Points of View on Facial Recognition and the Precision Regulation of AI, donated our AI Explainability 360 Toolkit as an open source resource, and contributed to the EU High-Level Expert Group’s Guidelines for Trustworthy AI.

While continuing to collaborate with governments, companies and other organizations, we also embraced the need for an internal governance framework and process to evaluate opportunities based on well-defined guidance around privacy and security. We established an internal AI Ethics Board to work with experts through our business to centralize the assessment of more complicated questions. The board is comprised of a cross-disciplinary team of senior IBMers, co-chaired by IBM’s Chief Privacy Officer and AI Ethics Global Leader, and reports to the highest levels of the Company.

The Purpose of AI	Data Insights and Ownership	Transparency and Explainability

The purpose of AI is to augment human intelligence. At IBM, we believe AI should make all of us better at our jobs, and that the benefits of the AI era should touch the many.	Data and insights belong to their creator. IBM clients’ data is their data, and their insights are their insights.

New technology, including AI systems, must be transparent and explainable. Technology companies must be clear about who trains their AI systems, what data was used in that training and, most importantly, what went into their algorithms’ recommendations.

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Responsibly Advocating Public Policy

IBM’s Government and Regulatory Affairs team engages in worldwide policy advocacy to drive growth and innovation in the digital economy.

IBM has never had a political action committee (PAC), makes no political donations, and has always been committed to meaningful management, oversight, and accurate reporting of our engagement with government officials. To be clear, these policies do not put IBM at a disadvantage — instead, they empower us to promote meaningful policies that are good for business, employees, and all our stakeholders. Over the past year, while America’s democratic institutions were tested and many of IBM’s corporate peers contemplated suspending financial contributions to certain elected officials, we faced no such quandary. Consistent with our long-held principles, IBM was able to stay focused on substantive policy issues.

Political Contributions: In 1968, former IBM CEO Thomas Watson Jr. said a company “should not try to function as a political organization in any way.” IBM continues to live by this philosophy to this day. We have a long-standing policy not to make contributions of any kind (money, employee time, goods or services), directly or indirectly, to political parties or candidates, including through intermediary organizations, such as PACs, campaign funds, or trade or industry associations. This policy applies equally in all countries and across all levels of government, even where such contributions are permitted by law. In short, IBM engages in policy, not politics.

IBM does not have a PAC and does not engage in independent expenditures or electioneering communications as defined by law.

Lobbying: IBM’s Government and Regulatory Affairs team is committed to advancing common sense public policies that benefit our business and communities. We seek to build trust in technology through precision regulation, a modernized digital infrastructure, promoting justice and equality for all citizens, and leveraging science and technology for good, including in the global fight against COVID-19. All IBM lobbying activities, including by third parties on behalf of IBM, require the prior approval of the IBM Office of Government and Regulatory Affairs and must comply with applicable law and IBM’s Business Conduct Guidelines.

IBM files periodic reports with the Secretary of the U.S. Senate and the Clerk of the U.S. House of Representatives detailing its U.S. federal lobbying activities and expenditures, with U.S. state and municipal governments, where required, and with the European Union Transparency Register.

Trade Associations: IBM joins trade and industry associations that add value to IBM, its stockholders and employees. These groups have many members from a wide variety of industries, and cover broad sets of public policy and industry issues. Although IBM works to make our voice heard, there may be occasions where our views on an issue differ from those of a particular association.

We perform comprehensive due diligence on all of our trade associations to confirm they are reputable and have no history of malfeasance. Company policy prohibits them from using any IBM funds to engage in political expenditures, and we implement robust procedures to ensure they comply.

The IBM Board of Directors, as part of its oversight function, periodically receives reports from senior management relating to IBM’s policies and practices regarding governmental relations, public policy, and any associated expenditures.

IBM’s senior management, under the leadership of IBM Government and Regulatory Affairs, closely monitors and coordinates all public policy advocacy efforts, as well as any lobbying activities.

IBM is proud to report that the Center for Political Accountability’s 2020 Report on Corporate Political Disclosure and Accountability gave IBM a score of 98.6 out of 100, naming IBM a trendsetter in Political Disclosure and Accountability and recognizing IBM as one of only 26 companies that prohibit trade associations and non-profits from using Company contributions for election-related purposes.

Advocating on Social Justice
Police Reform Advocating for new federal rules that hold police more accountable for misconduct	Responsible Use of Technology Condemning the contributions of technology to discrimination or racial injustice	Broadening Opportunities Providing training and education for in-demand skills, to expand economic opportunity for communities of color	LGBT+ Rights Fighting for LGBT+ workplace equality since 1984, when IBM first included sexual orientation in its equal opportunity policy	Immigration Reform Standing with Dreamers and protecting the vital role that immigrants have always played in this country

IBM’s policies and practices with regard to public policy matters, including lobbying activities and expenditures, are available on its website: https://www.ibm.com/policy/government-regulatory-affairs/philosophy-governance/.

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2020 Executive Compensation

Message to Stockholders

Report of the Executive Compensation and

Management Resources Committee of the Board of Directors

Set out below is the Compensation Discussion and Analysis, which is a discussion of IBM’s executive compensation programs and policies written from the perspective of how we and management view and use such programs and policies. Given the Committee’s role in providing oversight to the design of those programs and policies, and in making specific compensation decisions for senior executives using those programs and policies, the Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts of the document and discussing those with management. The Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. We join with management in welcoming readers to examine our pay practices and in affirming the commitment of these pay practices to the long-term interests of stockholders.

Alex Gorsky (chair)

Andrew N. Liveris

Joseph R. Swedish

Martha E. Pollack

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2020 Compensation Discussion and Analysis

Executive Summary

Compensation information is disclosed in this Proxy statement for both Mr. Krishna and Mrs. Rometty. Mr. Krishna succeeded Mrs. Rometty as Chief Executive Officer on April 6, 2020. He assumed the Chairman’s role beginning January 1, 2021. Mrs. Rometty was Executive Chairman until December 31, 2020, when she retired from the Company.

IBM’s Strategic Pivot to Growth

Over the last several years, IBM has built the foundation to capitalize on the $1 trillion hybrid cloud market opportunity, accelerated with the 2019 acquisition of Red Hat that established IBM as the market-leading hybrid cloud platform. In 2020, IBM took further decisive action to redefine the future of the company and create value through focus. In October 2020, the Company announced the spin-off of the managed infrastructure services business, which will immediately be the market leader at twice the size of its nearest competitor.

As discussed with investors, the pending spin-off will enable IBM to focus on delivering sustainable growth as a hybrid cloud and AI company. This also represents a shift in the Company’s business model where the majority of revenue will now come from software and solutions, enabling accelerated revenue growth post separation. To realize this strategy, IBM is undertaking a number of actions associated with the spin-off and the growth of the hybrid cloud business. These include structural and transaction-related actions enabling the separation and ongoing competitiveness of the managed infrastructure services business, as well as increased reinvestment in the hybrid cloud platform. The Company plans to increase investment in innovation, skills expertise and ecosystems including targeted acquisitions to accelerate IBM’s hybrid cloud platform growth strategy.

To reinforce the strategic shift, we revamped our executive compensation programs to ensure alignment with IBM’s growth strategy and investor expectations. The following comprehensive changes have been made to support this growth prioritization:

•	The 2021 Annual Incentive Program has been updated to include two metrics, Total IBM Revenue and Operating Cash Flow, each at equal weight. The equal weighting of both metrics emphasizes the revenue growth and cash generation necessary to support increased investment and stockholder return.

•	The Long-term Incentive Plan has been updated to introduce Total IBM Revenue at a 40% weighting along with a corresponding reduction to the Operating EPS metric from 70% to 30%, while maintaining Free Cash Flow at a 30% weight. This design change places further emphasis on revenue growth as the key driver for the Company’s success over the long-term.

•	Throughout IBM’s 110-year history, diversity and inclusion has been intrinsic to our corporate culture. The company believes growth and success can only be achieved by fostering a climate that values and seeks out diversity. In order to affirm management’s commitment to improving a diverse representation of our workforce, a modifier will be introduced to the Annual Incentive Program, providing a potential positive or negative adjustment to the AIP score depending on progress in diversity representation.

•	Given the importance of the next two years on executing the Company’s strategic shift to growth, on February 23, 2021 the Committee approved changes to the 2019-2021 and 2020-2022 Performance Share Unit targets incorporating the impact of the planned 2021 spin-off of the managed infrastructure services business, along with actions taken to enable the separation of NewCo and enable IBM’s growth strategy under current market conditions. Consistent with the Company’s long-standing practice of setting rigorous performance plans, cumulative targets for both plans remain higher than comparable metrics shared with investors on January 21, 2021.

The impacts of these significant strategic decisions on the Company’s executive compensation programs are discussed in the following Compensation Discussion and Analysis.

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In 2020, IBM delivered $73.6B in revenue, with a 48.3% gross profit margin, and generated $18.2B cash from operations.

Hybrid Cloud Platform Performance

IBM Cloud Revenue

Over $25B total Cloud revenue, more than doubling since 2015, and now making up over 34% of IBM revenue.

Red Hat Growth

Red Hat continued its momentum, with strong double-digit revenue growth(1).

Year-to-Year Gross Margin

Expanded gross margin, with continued shift to higher value and improved services productivity.

Establishing two Market-Leading Companies

Announced separation of the managed infrastructure services business into a new $19B* market-leading public company.

Strong Cash Generation And Strategic Capital Allocation

Generated $10.8B Free Cash Flow(1), with 196% realization(2)	Return on Invested Capital (ROIC) 14.5%(1, 3)	Returned $5.8B to stockholders; reduced debt by ~$11.5B since June 2019 peak

(1)	Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.

(2)	143% excluding $2B charge for 4Q 2020 structural action. See Appendix A for information on how we calculate this performance metric.

(3)

ROIC equals net operating profits after tax (GAAP net income from continuing operations plus after-tax interest expense) divided by the sum of the average debt and average total stockholders’ equity. It is computed excluding current period U.S. Tax reform charges and goodwill associated with the Red Hat acquisition.

Note: In an effort to provide additional and useful information regarding IBM’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), this Compensation Discussion and Analysis and Proxy Statement contains certain non-GAAP financial measures on a continuing operations basis, including operating earnings per share, free cash flow, operating cash flow, operating net income from continuing operations, revenue for Red Hat normalized for historical comparability, revenue growth rates adjusted for currency, revenue adjusted for divested businesses and currency, and ROIC. For reconciliation and rationale for management’s use of this non-GAAP information, refer to Appendix A — “Non-GAAP Financial Information and Reconciliations.”

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Our compensation strategy, with significant pay at risk, supports the drivers of IBM’s high value business model.

For 2020, at target, 65% of Mr. Krishna’s pay effective April 6, 2020 (when he became CEO) was at risk and subject to attainment of rigorous performance goals.

For 2020 performance, the Board approved an annual incentive payment of $2,181,000 for Mr. Krishna, 85% of target. The payout reflects a 100% Individual Contribution Factor (ICF) and the Annual Incentive Program (AIP) pool funding at 85%.

In making this award in line with the Company’s incentive score, the Committee also considered Mr. Krishna’s overall performance against his objectives, which included positioning the Company for sustainable growth as a hybrid cloud and AI company by announcing the spin-off of the Company’s managed infrastructure business. In addition, the Committee considered his personal leadership in continuing IBM’s leadership in quantum computing, increasing diversity representation across all areas, and record employee engagement in a challenging environment.

Payouts in both the annual and long-term programs reflect rigorous performance goals.

Feedback from Our Investors Continues to Inform the Committee

• IBM once again engaged with over 100 institutions and reached out to hundreds of thousands of individual registered and beneficial owners, representing more than 50% of the shares that voted on Say on Pay in 2020.

• Our stockholder discussions and formal 2020 Say on Pay vote reaffirmed investor support of our pay practices.

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Section 1: Executive Compensation Program Design and Results

Trust and personal responsibility in all relationships — relationships with clients, partners, communities, fellow IBMers, and investors — is a core value at IBM. As a part of maintaining this trust, we well understand the need for our investors — not only professional fund managers and institutional investor groups, but also millions of individual investors — to know how and why compensation decisions are made.

To that end, IBM’s executive compensation practices are designed specifically to meet five key objectives:

• Align the interests of IBM’s leaders with those of our investors by varying compensation based on both long-term and annual business results and delivering a large portion of the total pay opportunity in IBM stock;

• Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time;

• Attract and retain the highly qualified senior leaders needed to drive a global enterprise to succeed in today’s highly competitive marketplace;

• Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking; and

• Differentiate rewards to reflect individual and team performance.

The specific elements of IBM’s U.S. executive compensation programs are:

Type	Component	Key Characteristics

Current Year Performance	Salary	Salary is a market-competitive, fixed level of compensation.
Annual Incentive Program (AIP)

At target, annual incentive provides a market-competitive total cash opportunity. Actual annual incentive payments are funded by business performance against financial metrics and distributed based on annual performance scores, with top performers typically earning the greatest payouts and the lowest performers earning no incentive payouts.

Long-Term Incentive	Performance Share Units (PSUs)

Equity awards are typically granted annually and may consist of PSUs and RSUs. Equity grants are based on competitive positioning and vary based on individual talent factors. Lower performers do not receive equity grants.

For PSUs, the number of units granted can be increased or decreased at the end of the three-year performance period based on IBM’s performance against predetermined targets.

In addition, a relative performance metric applies to all PSU awards. The final number of PSUs earned can be increased or decreased based on IBM’s Return on Invested Capital (ROIC) performance relative to S&P indices.

	Restricted Stock Units (RSUs)	RSUs vest over time; typically ratably over four years.

Retention	Stock-Based Grants & Cash Awards

Periodically, the Compensation Committee and/or the Chairman and CEO reviews outstanding stock-based awards for key executives. Depending on individual performance and the competitive environment for senior executive leadership talent, awards may be made in the form of Retention Restricted Stock Units (RRSUs), retention PSUs (RPSUs), premium-priced stock options or cash for certain executives. RRSU and RPSU vesting periods typically may range from two to five years. In addition to time-based vesting, RPSUs include a relative ROIC performance metric (consistent with standard PSUs) for some or all of a given award. Cash awards have a clawback if an executive leaves IBM before it is earned.

Other Compensation	Perquisites and Other Benefits	Perquisites are intended to ensure safety and productivity of executives. Perquisites include such things as annual executive physicals, transportation, financial planning, and personal security.

Post Employment	Savings Plan

U.S. employees may participate in the IBM 401(k) Plus Plan by saving a portion of their pay in the plan, and eligible employees may also participate in a non-qualified deferred compensation savings plan, which enables participants to save a portion of their eligible pay in excess of IRS limits for 401(k) plans. The Company provides matching and automatic contributions for both of these plans.

Named Executive Officers (NEOs) may have legacy participation in closed retention and retirement plans, for which future accruals ceased as of December 31, 2007.

A full description of the Retention, Pension, and Non-Qualified Deferred Compensation plans is provided in this Proxy Statement, beginning with the 2020 Retention Plan Narrative.

Non-qualified Savings Plan
Pension Plans (closed)
Supplemental Executive Retention Plan (closed)

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Our Incentive Compensation Design Supports our Business Strategy

Our senior executive pay is heavily weighted to IBM’s performance through the annual and long-term incentive programs. Each year, the Committee ensures that these programs are closely aligned to the Company’s financial and strategic objectives and are appropriately balanced. Targets are set at challenging levels and are consistent with IBM’s financial model shared with investors for that year. As part of IBM’s ongoing management system, targets are evaluated to ensure they do not encourage an inappropriate amount of risk taking.

For performance-based programs ending in 2020, IBM measured performance across six key financial metrics:

	IBM Revenue (20%)	Measures total IBM revenue performance across the IBM portfolio of business
AIP	Operating Net Income (40%)	Measures our profit and operational success
	Operating Cash Flow* (40%)	Important measure of our ability to reinvest and return value to stockholders
	Operating EPS (70%)	Measures operating profitability on a per share basis
PSU Program	Free Cash Flow (30%)	Important measure of our ability to reinvest and return value to stockholders over multiple years
	ROIC Modifier (beginning in 2018)	Reaffirms high value business model through a negative adjustment for ROIC below S&P 500 median, and a positive adjustment for ROIC above both the S&P 500 and S&P IT medians

IBM shares its financial model each year with investors in the context of its long-term strategy. To provide transparency into the rigor of our goal setting process, IBM discloses the performance attainment against targets for the most recent performance period, for both the Annual Incentive Program and the Performance Share Unit Program.

AIP and PSU Design Updates Beginning in 2021

To reinforce the strategic shift of the Company’s business model announced in October 2020, when IBM announced the spin-off of the Company’s managed infrastructure services business, and to support the focus on delivering sustainable revenue growth and free cash flow as a hybrid cloud and AI company, the Committee revamped the performance metrics in our executive compensation programs as follows:

2021 Metrics and Weightings

	IBM Revenue (50%)	Increased focus on total IBM revenue performance across the IBM portfolio of business (weighting increased from 20%)
AIP	Operating Cash Flow* (50%)	Increased focus on our ability to reinvest and return value to stockholders (weighting increased from 40%)
	Diversity Modifier New in 2021	Reinforces senior management’s focus on improving a diverse representation of our workforce
	IBM Revenue (40%) New in 2021	Reinforces focus on cumulative IBM revenue performance over multiple years
PSU Program	Operating EPS (30%)	Measures operating profitability on a per share basis (weighting reduced from 70%)
	Free Cash Flow (30%)	Continues to be an important measure of our ability to reinvest and return value to stockholders over multiple years (weighting maintained)
	ROIC Modifier	Reaffirms high value business model through a negative adjustment for ROIC below S&P 500 median, and a positive adjustment for ROIC above both the S&P 500 and S&P IT medians

*Net	Cash from Operating Activities, excluding Global Financing receivables.

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2020 Annual Incentive Program

How It Works

IBM sets business objectives at the beginning of each year, which are approved by the Board of Directors. The Compensation Committee and the Board of Directors review IBM’s annual business objectives and set the metrics and weightings for the annual program to reflect current business priorities. These objectives translate to targets for IBM and for each business unit for purposes of determining the target funding of the AIP.

Performance against business objectives determines the actual total funding pool for the year, which can vary from 0% to 200% of total target incentives for all executives. At the end of the year, performance for IBM is assessed against these predetermined financial targets, which are updated to remove any impact of currency movement or the change in tax rates, compared to plan.

The financial targets may be adjusted up or down for extraordinary events if recommended by the Chairman and CEO and approved by the Compensation Committee. For example, adjustments are usually made for large acquisitions and divestitures. For 2020, the target was adjusted to exclude the impact of the $2.0 billion pre-tax charges for structural actions in the fourth quarter to simplify and optimize our operating model in support of the announcement we made in our strategic update in October. While the COVID-19 global pandemic had a significant impact on 2020 results, no adjustment was made to scoring due to COVID-19. The Committee determined that this approach best reflected the stockholder experience in 2020. In addition, the Chairman and CEO can recommend an adjustment, up or down, based on factors beyond IBM’s financial performance; for example, client experience, market share growth and diversity and inclusion of IBM’s workforce. Although IBM made improvements in several non-financial areas in 2020, including record diversity across all representation groups, the Chairman and CEO did not recommend any qualitative increase on the score given overall results in a challenging 2020 business environment.

The Compensation Committee reviews the financial scoring and qualitative adjustments and approves the AIP funding level.

Once the total pool funding level has been approved, payouts for each executive are calculated using an Individual Contribution Factor (ICF). The ICF is determined by evaluating individual performance against predetermined business objectives. As a result, a lower-performing executive will receive as little as zero payout and the most exceptional performers (excluding the Chairman and CEO) are capped at three times their individual target incentive (payouts at this level are rare and only possible when IBM’s performance has also been exceptional). The AIP, which covers approximately 5,000 IBM executives, includes this individual cap at three times the individual target to ensure differentiated pay for performance. For the Chairman and CEO, the cap is two times target. An executive generally must be employed by IBM at the end of the performance period in order to be eligible to receive an AIP payout. At the discretion of appropriate senior management, the Compensation Committee, or the Board, an executive may receive a prorated payout of AIP upon retirement. AIP payouts earned during the performance period are generally paid on or before March 15 of the year following the end of such period.

This incentive design ensures payouts are aligned to IBM’s overall business performance while also ensuring individual executive accountability for specific business objectives.

2020 AIP Payout Results

Based on full year financial performance against total IBM revenue, operating net income, and operating cash flow, the weighted incentive score was 85.

(1)	Based on AIP payout table.

(2)	Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.

Performance Share Unit Program

The Performance Share Unit (PSU) metrics for the 2018–2020 performance period were Operating EPS and Free Cash Flow, unchanged from previous years.

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Targets are established at the beginning of each three-year performance period. Both Operating EPS and Free Cash Flow cumulative three-year targets for the 2018-2020 performance period exceeded those cumulative three-year targets for the previous performance period (2017-2019). These targets are based on IBM’s financial model, as shared with investors, and the Board-approved annual budget. The Committee’s longstanding practice is that the Company’s share repurchase activities have no effect on executive compensation. Actual operating EPS results are adjusted to remove the impact of any difference between the actual share count and the budgeted share count, while simultaneously ensuring that executive compensation targets are normalized for any planned buybacks that are incorporated into the Operating EPS target. Additionally, the scoring for the PSU Program takes into account extraordinary events. For the 2018-2020 performance period, results are adjusted to exclude the impact of the Red Hat acquisition. This approach is consistent with the adjustment made to the previous performance period (2017-2019). For 2018-2020, results were also adjusted to exclude the impact of the $2.0 billion pre-tax charges for structural actions in the fourth quarter to simplify and optimize our operating model in support of the announcement we made in our strategic update in October. While the COVID-19 global pandemic had a significant impact on the 2018-2020 results, there was no adjustment made to scoring due to COVID-19. The Committee determined that this approach best reflected the stockholder experience in 2020.

At the end of each three-year performance period, the Compensation Committee approves the determination of actual performance relative to pre-established targets, and the number of PSUs are adjusted up or down from 0% to 150% of targets, based on the approved actual performance.

In addition, beginning with the 2018-2020 PSU Program, a Relative Return on Invested Capital (ROIC) modifier was added to the PSU program. The modifier is based on IBM’s ROIC performance over the three-year performance period, relative to the S&P 500 Index (excluding financial services companies due to lack of comparability) and the S&P Information Technology Index. This modifier reduces the score up to 20 points when performance falls below the S&P 500 Index median, and increases the score up to 20 points when IBM exceeds the median performance of both the S&P 500 Index and the S&P Information Technology Index. The modifier has no impact when IBM’s ROIC performance falls between the S&P 500 Index median and the S&P Information Technology Index median. There is no qualitative adjustment to the PSU program score.

RELATIVE ROIC MODIFIER

The PSU score is calculated as a weighted average of results against targets for Operating EPS (70%) and Free Cash Flow (30%). The calculation for the 2018-2020 performance period is shown in the table below. For the 2018-2020 performance period, the ROIC modifier was zero. While IBM ROIC was at the 68th percentile of the S&P 500 Index (excluding financial services), it did not exceed the median of S&P Information Technology Index.

(1)	Based on PSU payout table.

(2)	Non-GAAP financial metrics. See Appendix A for GAAP to Non-GAAP reconciliation.

Targets and scoring exclude the impact of the Red Hat acquisition and the $2B charge for Q4 2020 structural actions.

Impact of Significant One-Time Events on the Open PSU Performance Periods

As previously disclosed, in connection with the July 9, 2019 closing of the Red Hat acquisition, the 2019-2021 PSU program targets incorporate Red Hat performance. The target updates resulted in an increase to the Free Cash Flow target and a reduction to the Operating EPS target, almost entirely driven by a non-cash purchase accounting adjustment to deferred revenue required by US GAAP. The updated targets were higher than external guidance shared with stockholders at IBM’s Investor Briefing on August 2, 2019.

Cumulative three-year EPS and Cash Flow targets for the 2019-2021 and 2020-2022 Performance Share Unit (PSU) programs were set prior to the announcement of the planned 2021 spin-off of the managed infrastructure services business and related actions. IBM’s PSU programs consist of operational financial metrics that were substantially impacted by this significant unplanned event.

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For the 2019-2021 and 2020-2022 PSU programs, the Committee determined that the targets for these two outstanding PSU programs were no longer reflective of the company’s strategic direction and growth objectives as communicated to stockholders over the past year. The Committee approved an adjustment reducing the targets for the 2019-2021 and 2020-2022 PSU programs, incorporating the planned 2021 spin-off of the managed infrastructure services business including one-time transaction-related cash charges associated with the spin, and actions taken to enable the separation of NewCo and IBM’s growth strategy under current market conditions. The resulting targets remain rigorous and will continue to appropriately incent management in an important period. Consistent with the Company’s long-standing practice of setting rigorous performance plans, cumulative targets for both plans remain higher than comparable metrics shared with investors on January 21, 2021.

Unique Compensation Arrangements for James Whitehurst

In Mr. Whitehurst’s prior role as Chief Executive Officer of Red Hat, a portion of his 2020 compensation includes payments provided as a result of his participation in the following Red Hat compensation and benefit programs, as well as acquisition related agreements between IBM and Mr. Whitehurst, all of which existed prior to the close of the Red Hat acquisition on July 9, 2019.

Restricted Stock Awards

Mr. Whitehurst’s unvested Red Hat equity awards were converted into Restricted Stock Awards (RSAs) to receive IBM stock upon close of the Red Hat acquisition, at the same rate of conversion that was used to convert all of Red Hat’s outstanding stock into IBM stock.

Cash-Based Retention

As disclosed in the Merger Proxy Statement filed by Red Hat, Inc. with the SEC on December 12, 2018, in connection with the merger agreement between Red Hat and IBM, Mr. Whitehurst entered into a retention arrangement with IBM providing that Mr. Whitehurst shall be entitled to a $6M retention cash payment, with $2M paid on each of the 1st, 2nd, and 3rd anniversaries of the closing of the merger, respectively, subject to continued employment by IBM and accomplishment of key milestones for each of the three years.

The Committee approved the first $2M payment for Mr. Whitehurst in July 2020, in connection with the first anniversary of the closing of the merger. This payment was based on Mr. Whitehurst’s accomplishment of financial goals in delivering Red Hat revenue, pre-tax income and free cash flow, as well as increasing the number of clients utilizing IBM or Red Hat cloud container offerings, expanding Red Hat’s strategic partnerships, and successfully retaining key Red Hat talent in the first year following the closing of the merger.

Red Hat Annual Cash Bonus

Upon the close of the Red Hat acquisition, IBM adopted Red Hat’s Annual Cash Bonus Plan (ACB Plan) for Red Hat’s fiscal year 2020 (i.e., March 1, 2019 to February 29, 2020). As CEO of Red Hat, Mr. Whitehurst participated in this ACB Plan. Red Hat’s ACB Plan allowed for payouts from 0% - 200% of target incentive, based on accomplishment of Red Hat’s fiscal year financial performance (75% of payout) and performance against individual goals (25% of payout). For fiscal 2020, financial performance metrics included Red Hat’s Total Revenue, Cash from Operations, and Non-GAAP operating margin*, which were each weighted equally during this period.

Based on 166% achievement of the Plan’s financial performance metrics and 105% of Mr. Whitehurst’s individual goals, the Committee approved a payment of $2,487,375, or 150.75% of Mr. Whitehurst’s target bonus for this time period. A pro-rata portion of his total payment is included in the 2020 Summary Compensation Table, to reflect the amount earned for January and February of 2020. Effective March 1, 2020, Mr. Whitehurst became a participant of IBM’s Annual Incentive Program and was no longer a participant of Red Hat’s ACB Plan.

*Non-GAAP financial metric. See Appendix A for information on how we calculate this performance metric.

New for 2020: Mr. Whitehurst’s retention Performance Share Unit (RPSU) Award

In 2020, the Committee approved an RPSU grant of $15M in planned value for Mr. Whitehurst, which was awarded on March 2, 2020, prior to undertaking his role as IBM President. The RPSU was awarded as consideration for signing an IBM Non-Competition agreement (NCA). This NCA is broader than the non-competition provisions Mr. Whitehurst agreed to in connection with the acquisition of Red Hat, which limited competition within the then-existing scope of Red Hat’s business. The IBM NCA covers the scope of IBM’s business footprint, and aligns his NCA terms and conditions with other IBM leaders.

One-third of the RPSU will vest and pay out on July 31, 2021, with no additional performance criteria. Two-thirds of the RPSU will vest and pay out on July 31, 2023; the number of units that pay out for this portion of the award is subject to the following performance criteria:

•	The relative ROIC modifier (previously described) that applies to PSUs for the 2020-2022 performance period may also modify the number of units paid for this portion of the award up or down by up to 20 points, based on IBM’s ROIC performance relative to broader market indices.

•	As a result, the minimum number earned for this portion of the RPSU could be as low as 80% of target, and the maximum number earned could be up to 120% of target.

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Section 2: Compensation Program Governance

Stockholder Engagement

IBM continually reviews and enhances its corporate governance and executive compensation programs. As part of this review, it is IBM’s longstanding practice to meet with a significant number of our largest investors during both the proxy season and the off-season, to solicit their feedback on a variety of topics.

In 2020, IBM once again engaged with over 100 institutional investors. Further, our process includes outreach to hundreds of thousands of individual registered and beneficial owners, who represent a majority of our retail base. The Company continued its enhanced engagement practices in 2020. IBM’s CEO, Executive Chairman, Lead Director, and members of IBM’s senior management participated in this engagement program. Overall, the Company offered to engage with investors representing more than 50% of the shares that voted on Say on Pay at the 2020 Annual Meeting. This in-depth engagement process provides valuable feedback to the Compensation Committee on an ongoing basis.

Overall, our stockholders continue to support the Company’s compensation programs and practices. We heard from stockholders that they are strongly supportive of the overall design of the program, which focuses on long-term financial performance that drives stockholder value. Still, the Committee and the Board review and consider all of the investor feedback in making decisions relating to the design of our executive compensation programs. For example, the following changes occurred in 2020 and 2021:

•	The mix of pay in Mr. Krishna’s new compensation package as Chief Executive Officer, including his Target Incentive at 200% of base pay, was aligned to the market.

•	The new AIP and PSU Program metrics and weighting introduced for 2021 reinforces the longer-term strategic shift in the Company’s business model announced in October 2020.

•	In addition, the new Diversity modifier added to the 2021 AIP reinforces the Company’s focus on continued improvement in the diverse representation of the Company’s workforce.

•	Given the importance of the next two years on executing the Company’s strategic shift to growth, and investors’ focus on ensuring senior leaders’ compensation payouts are aligned with driving further growth, the Committee approved changes to financial targets for the 2019-2021 and 2020-2022 PSU Program, which incorporate the planned 2021 spin-off of the managed infrastructure services business, as well as actions taken to enable the successful separation of NewCo and IBM’s growth strategy.

Compensation Practices

Overall, IBM’s compensation policies and decisions, explained in detail in this Compensation Discussion and Analysis, continue to be focused on long-term financial performance to drive stockholder value.

The table below highlights practices that IBM embraces in support of strong governance practices.

What We Do	What We Don’t Do

  Tie a significant portion of pay to Company performance

  Mitigate risk taking by emphasizing long-term equity incentives, placing caps on potential payments, and maintaining robust clawback provisions

  Require significant share ownership by the Chairman and CEO, Vice Chairman, President, Executive Vice President and Senior Vice Presidents

  Utilize noncompetition and nonsolicitation agreements for senior executives

  Remove impact of share repurchase on executive incentives

  No individual severance or change-in-control agreements for executive officers

  No excise tax gross-ups for executive officers

  No dividend equivalents on unearned RSUs/PSUs

  No hedging/pledging of IBM stock

  No stock option repricing, exchanges or options granted below market value

  No guaranteed incentive payouts for executive officers

  No accelerated payment of equity awards for executive officers

  No above-market returns on deferred compensation plans

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Personal Stake in IBM’s Future through Stock Ownership Requirements

Investors want the leaders of their companies to act like owners. That alignment, we believe, works best when senior leaders have meaningful portions of their personal holdings invested in the stock of their company. This is why IBM sets significant stock ownership requirements for IBM’s Chairman and CEO, President, Executive Vice President (EVP) and Senior Vice Presidents (SVPs). Within 5 years of hire or promotion, each is required to own a minimum number of IBM shares or equivalents that is equal to a multiple of salary at the time of hire or promotion. The minimum multiple of salary required is in excess of standard market practice

Stock Ownership Requirements

	Ownership Requirements as a Multiple of Salary
NEO Name	IBM Minimum Requirement	Median Peer Group Minimum Requirement

A. Krishna	10	6-7

V.M. Rometty	10	6-7

J.J. Kavanaugh	7	4

J.M. Whitehurst	7	4

J.E. Kelly III	7	4

M.H. Browdy	7	4

In less than a year as CEO, Mr. Krishna owns common stock and stock-based holdings near his ownership requirement (about 9 times his base salary) as of December 31, 2020. Mrs. Rometty still owned common stock and stock-based holdings with a value of more than 30 times her base salary upon her retirement on December 31, 2020. More information on Mr. Krishna’s and Mrs. Rometty’s holdings can be found in the Common Stock and Stock-Based Holdings of Directors and Executive Officers Table. As a group, the CEO, Executive Chairman, President, EVP and SVPs owned shares or equivalents valued at over $160 million as of December 31, 2020; in fact, as of that date, this group held, on average, more than 9 times their base salary.

The following table illustrates which equity holdings count towards stock ownership requirements:

What Counts	What Does Not Count

  IBM shares owned personally or by members of the
officer’s immediate family sharing the same household

  Holdings in the IBM Stock Fund of the 401(k) Plus Plan
and the Excess 401(k) Plus Plan

  Shares of IBM stock deferred under the Excess 401(k) Plus Plan

Unvested equity awards, including PSUs, RPSUs, RSUs, and RRSUs Unexercised stock options

Stock Ownership Continues Beyond Retirement

Finally, our programs are designed to ensure alignment with IBM’s long-term interests past the retirement date for our CEO, Executive Chairman, President, EVP and SVPs. Share price performance and long-term goal achievement continue to impact the Long-Term Incentive Plan for these retired executives for at least two and a half years post retirement. For example, shares for Mrs. Rometty that remained restricted and subject to performance of IBM represent more than 2 times her share ownership requirement as of her December 31, 2020 retirement date; assuming future performance at target.

Compensation Committee Consultant

The Committee enters into a consulting agreement with its outside compensation consultant on an annual basis. In 2020, the Committee retained Semler Brossy Consulting Group, LLC (Semler Brossy) as its compensation consultant to advise the Committee on market practices and specific IBM policies and programs. Semler Brossy reports directly to the Compensation Committee Chairman and takes direction from the Committee. The consultant’s work for the Committee includes data analyses, market assessments and preparation of related reports. From time to time, the Committee seeks the views of the consultant on items such as incentive program design and market practices. The work done by Semler Brossy for the Committee is documented in a formal agreement which is executed by the consultant and the Committee. Semler Brossy does not perform any other work for IBM, other than services provided to IBM’s Directors and Corporate Governance Committee. The Committee determined that there is no conflict of interest with regard to Semler Brossy.

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How Compensation Decisions are Made

At any level, compensation reflects an employee’s value to the business — market value of skills, individual contribution and business results. To be sure we appropriately assess the value of senior executives, IBM follows an evaluation process, described here in some detail:

1. Making Annual Performance Commitments

All IBM employees, including the CEO, Executive Chairman, President, EVP and SVPs, develop goals, both qualitative and quantitative, that they seek to achieve in a particular year in support of the business. The Board of Directors reviews and approves the CEO’s and the Executive Chairman’s performance goals and formally reviews progress and outcomes. As part of this process, many factors are considered, including an understanding of the business risks associated with the performance goals.

2. Determining Annual Incentive Payouts

Evaluation of CEO and Executive Chairman Results by the Compensation Committee

The Chair of the Compensation Committee works directly with the Committee’s compensation consultant to provide a decision-making framework for use by the Committee in determining annual incentive payouts for both the CEO and the Executive Chairman. This framework considers the CEO’s and the Chairman’s self-assessment of performance against commitments in the year, both qualitative and quantitative, and also considers progress against strategic objectives, an analysis of IBM’s total performance over the year and the overall Company incentive score. The Committee considers all of this information in developing its recommendations, which are then presented to the independent members of the IBM Board of Directors for further review, discussion, and final approval.

Evaluation of President, EVP and SVP Results by the CEO and the Compensation Committee

Executives work with their managers throughout the year to update their own results against their stated goals. The self-assessments of the President, EVP and SVPs are reviewed by the Senior Vice President of Human Resources (SVP HR) and the CEO, who evaluate the information.

Following this in-depth review and taking into account the Company incentive score, the CEO makes compensation recommendations to the Compensation Committee based on an evaluation of the President, EVP and each SVP’s performance for the year, and the Committee decides whether to approve or adjust the CEO’s recommendations for the President, EVP and SVPs. The Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the IBM Board of Directors for ratification.

3. Setting Competitive Target Pay

Approach to Benchmarking

IBM participates in several executive compensation surveys that provide general trend information and details on levels of salary, target annual incentives and long-term incentives, the relative mix of short- and long-term incentives, and mix of cash and stock-based pay. Given the battle for talent that exists in our industry, the benchmark companies that are used by the Compensation Committee to guide its decision making have included a broad range of key information technology companies, to help us identify trends in the industry. We also include companies outside our industry, with stature, size, and complexity that approximate our own, in recognition of the flow of executive talent in and out of IBM from other industries. The surveys and benchmark data are supplemented by input from the Compensation Committee’s outside consultant on factors such as recent market trends. The Committee reviews and approves this list annually.

The Compensation Committee re-examined the benchmark group for 2020 and determined that companies which meet the following criteria should be included in the 2020 benchmark group:

•	Companies in the technology industry with revenue that exceeds $15 billion, plus

•	Additional companies (up to two per industry if available) in industries other than technology, with revenue that exceeds $40 billion and that have a global complexity similar to IBM, and whose business strategy results in substantial competition for senior leadership talent.

For 2020 compensation decisions, the Committee approved the following benchmark group using the criteria above.

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2020 BENCHMARK GROUP:

Accenture	Caterpillar	General Electric	Oracle

Alphabet	Chevron	Hewlett Packard Enterprise	PepsiCo

Amazon.com	Cisco Systems	HP Inc.	Pfizer

Apple	Dow	Intel	United Technologies

AT&T	ExxonMobil	Johnson & Johnson	UPS

Boeing	Ford	Microsoft	Verizon

For 2021 compensation decisions, the Committee approved the following benchmark group, which they believe is a better balance between prominent technology competitors and large-scale companies, and more accurately represents IBM’s competition for senior leadership talent. The data from compensation surveys and related sources form the primary external view of the market. In consideration of size and complexity, IBM’s philosophy is to generally target the 50th percentile of the market for cash and total compensation.

2021 BENCHMARK GROUP:

Accenture	Boeing	Johnson & Johnson	Salesforce

Alphabet	Cisco Systems	Microsoft	United Technologies

Amazon.com	Dow	Oracle	UPS

Apple	General Electric	PepsiCo	Verizon

AT&T	Hewlett Packard Enterprise	Pfizer

Bank of America	Intel	Qualcomm

Approach to Determining Individual Compensation

For individual compensation decisions, the benchmark information is used together with an internal view of individual performance relative to other executives and recognizing that the skills and experience of our senior executives are highly sought after by other companies and, in particular, by IBM’s competitors. Because factors such as performance and retention, as well as size and complexity of the job role, are considered when compensation decisions are made, the cash and total compensation for an individual named executive officer may be higher or lower than the target reference point of the broader benchmark group.

Evaluation of CEO and Executive Chairman Target Pay by the Compensation Committee

The Chair of the Compensation Committee works directly with the Committee’s compensation consultant to provide a decision-making framework for use by the Committee in setting target compensation opportunities for both the CEO and Executive Chairman. The independent members of the IBM Board of Directors review and provide final approval.

Evaluation of President/EVP/SVP Target Pay by the CEO and the Compensation Committee

The CEO makes compensation recommendations on the President’s, EVP’s and SVPs’ target compensation to the Compensation Committee. The Committee evaluates all of the factors considered by the CEO and reviews compensation summaries that tally the dollar value of all compensation and related programs, including salary, annual incentive, long-term compensation, deferred compensation, retention payments and pension benefits. These summaries provide the Committee with an understanding of how their decisions affect other compensation elements, and the impact of separation of employment or retirement. The Committee decides whether to approve or adjust the CEO’s recommendations for the President, EVP and SVPs. The Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the IBM Board of Directors for ratification.

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Section 3: Compensation Decisions for the CEO, Executive Chairman, and Named Executive Officers

2020 Annual Incentive Decision for the CEO

For 2020 performance, the Board approved an annual incentive payment of $2,181,000, which represented 85% of Mr. Krishna’s target opportunity and was in line with the Company incentive score.

In addition to overall IBM 2020 revenue performance of $73.6 billion and pre-tax income of $4.6 billion, the Compensation Committee noted the following achievements for Mr. Krishna, which have positioned IBM for sustained growth going forward:

Business Results

• IBM Hybrid Cloud revenue grew to over $25B, now 34% of IBM and growing 20% at constant currency, excluding divestitures*.

• Red Hat revenue growth of 18% at constant currency normalized for historical comparability*.

• IBM Z grew at 1% at constant currency*.

Portfolio and Investment

• Announced acceleration of IBM’s Hybrid Cloud growth strategy to drive sustainable mid-single digit revenue growth, including the separation of the managed infrastructure services business into a new $19B** market-leading public company.

• Expanded our Hybrid Cloud platform to over 2,800 clients and 260 GBS engagements.

• Closed 7 strategic acquisitions across Cloud and Cognitive Software and GBS, focused on expanding Hybrid Cloud and AI capabilities.

Leadership in the Enterprise

• Continued advanced leadership in quantum computing; deployed 65 qubit system. Total of 14 new systems deployed, of which 13 are quantum volume 32 or higher.

Societal Impact

• AI Ethics Board delivered real-time guidance in response to COVID-19 and social justice use cases in emerging areas.

• Increased the P-Tech 6-year high school concept reach with 243 schools across 28 countries, this innovative education model enables low income students entry to high-paying tech jobs without a college degree. Launched the Open P-Tech learning platform, which now has 130,000 users.

Talent Development and Leadership

• Increased strategic skill depth by 42% year-to-year.

• Continued strengthening of the inclusive IBM culture, with representation up year-to-year across all areas.

• Record employee engagement continued in a challenging environment, up over 2 points year-to-year.

2021 Compensation Decisions for the CEO

For 2021, the independent members of the Board made no changes to Mr. Krishna’s base salary or target annual incentive. He was granted an annual long-term incentive award valued at $13.75M. This grant comprised 65% of 2021-2023 Performance Share Units and 35% of Restricted Stock Units. For 2021, 65% of Mr. Krishna’s annual total target compensation is tied to performance-based incentives.

*	Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.

**	Trailing twelve months revenue through June 30, 2020, adjusted to reflect estimated historical sales between IBM and NewCo.

Compensation for the Executive Chairman

Mrs. Rometty’s bonus for 2020 was $4.25M, which represents 85% of her target bonus for the year and is in line with the Company incentive score. The Committee considered Mrs. Rometty’s efforts in ensuring a successful transition to Mr. Krishna throughout 2020 in recommending this bonus. Key accomplishments included:

•	Mentored CEO on Board matters and transitioned key government, client and investor relationships.

•	Led the Board, including continued Board refreshment with the naming of one new director. Average Board tenure is now 6 years (below S&P 500 average of 8 years).

•	Continued to represent IBM as a leading voice on policy matters and in forums such as the Business Round Table, Business Council, China Development Forum, Singapore Advisory Board, Business Executives for National Security, and France Tech for Good.

As disclosed by the Company in December 2020, the Board approved certain arrangements in connection with Mrs. Rometty’s retirement from the Company effective December 31, 2020. The arrangements approved by the Board included a post-retirement consulting arrangement for a three-year period following her retirement for services that the Company may ask her to provide from time to time, as an independent contractor. The fee for such services would be $20,000 per day for each day she provides 4 or more hours of services, and $10,000 for each day that she provides less than four hours. To help facilitate these services, the Board also agreed to provide continued use of IBM office space and an IBM assistant during this three-year consulting arrangement.

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2020 Annual Incentive Decisions for Mr. Kavanaugh, Mr. Whitehurst, Dr. Kelly, and Ms. Browdy

The Compensation Committee also made decisions for the following named executive officers (NEOs), based on overall corporate performance as described in the Business Highlights and Executive Summary and an assessment of their individual contributions, many of which are summarized below:

James J. Kavanaugh

Senior Vice President and Chief Financial Officer

Achieved over $14B year-end cash balance by generating $10.8B in free cash flow*, with 196% realization of GAAP Net Income, taking prudent funding actions while reducing overall debt, and leading efforts to optimize IBM’s financing portfolio.

Announced the acceleration of IBM’s Hybrid Cloud growth strategy to drive sustainable mid-single digit revenue growth, including the separation of the managed infrastructure services business into a new $19B** market leading public company.

In response to the global pandemic, transitioned IBM’s global workforce of ~350k employees to remote work, ensuring continuity of IBM business.

James M. Whitehurst

President

Drove portfolio optimization and expansion, with 67% of investment focused in growth offerings.

Led cross-IBM growth through ecosystem and increased ecosystem commitment with GSIs Cloud Paks.

Continued acceleration of Red Hat acquisition and synergy, delivering year-to-year revenue growth and over 2,800 Hybrid Cloud platform clients.

John E. Kelly III

Executive Vice President

Achieved #1 patent position for 28th consecutive year, with over 9,100 patents in 2020.

Co-led IBM COVID-19 Task Force; ensured continuity of business while protecting all employees worldwide.

Built world class Privacy and Ethics team, and established a robust AI governance framework, including an AI Ethics Board.

Michelle H. Browdy

Senior Vice President and General Counsel

Responsible for legal and regulatory support worldwide for all aspects of the spin-off of the Company’s managed infrastructure services business.

Continued to enhance IBM’s cybersecurity and privacy posture globally, providing legal, security and policy support and driving compliance with new global privacy regulations.

Published 30th Annual Environmental Report and continued to drive ESG leadership.

*Non-GAAP financial metric. See Appendix A for information on how we calculate this performance metric.

**Trailing	twelve months revenue through June 30, 2020, adjusted to reflect estimated historical sales between IBM and NewCo.

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Following the process outlined above and based on business and individual performance, the Compensation Committee approved the 2020 annual incentive payouts below for these NEOs:

Name	2020 Annual Incentive Payouts(1)

J.J. Kavanaugh	$1,176,300

J.M. Whitehurst(2)	1,455,813

J.E. Kelly III(3)	820,400

M.H. Browdy	1,109,520

(1)

The named executive officers other than Mr. Whitehurst each had an incentive target equal to 135% of their salary for 2020. Mr. Whitehurst had an incentive target of 150% of his prorated salary from March 1, 2020 – December 31, 2020.

(2)

Mr. Whitehurst’s payment also includes the prorated portion of Red Hat’s Annual Cash Bonus earned for January 1, 2020 – February 29, 2020, in addition to his prorated AIP earned for March 1, 2020 – December 31, 2020.

(3)	Dr. Kelly retired from the Company on December 31, 2020.

2021 Compensation Decisions for Mr. Kavanaugh, Mr. Whitehurst, and Ms. Browdy

The Committee also approved the following compensation elements for 2021: base salary, annual incentive target, Performance Share Unit (PSU) and Restricted Stock Unit (RSU) grants under the Long-Term Performance Plan. For Long-Term Incentive Plan grants, the mix of vehicles is 65% PSUs and 35% RSUs, which aligns with market practice. This mix provides competitive pay, while at the same time ensuring a strong link between pay and performance, and creates the right balance relative to peers with which we compete for talent. For 2021, based on the compensation decisions detailed below at target, 63% of the NEOs’ (excluding the Chairman and CEO) pay is at risk.

63% of the NEOs’ (excluding the Chairman and CEO) annual total target compensation is at risk

	2021 Cash(1)		2021 Long-Term Incentive Awards(2)
Name	Salary Rate	Annual Incentive Target	Performance Share Units	Restricted Stock Units

J.J. Kavanaugh	$968,000	$1,307,000	$5,362,500	$2,887,500

J.M. Whitehurst	1,200,000	1,800,000	7,150,000	3,850,000

M.H. Browdy	894,000	1,206,000	3,087,500	1,662,500

(1)	Mr. Kavanaugh, Mr. Whitehurst, and Ms. Browdy did not receive an increase to their Salary or Annual Incentive Target in 2021.

(2)

PSUs and RSUs will be granted, if applicable, on June 8, 2021 to the named executive officers, including the Chairman and the CEO. The actual number of units granted on this date will be determined by dividing the value shown above by the average of IBM’s closing stock price for the 30 active trading days prior to the date of grant. The performance period for the PSUs ends December 31, 2023, and the award will pay out in February 2024. The restricted stock units will vest 25% per year on each anniversary of the date of grant.

Note: Annual PSU and RSU grant excludes a special one-time retention PSU grant for Jim Whitehurst on March 2, 2020, prior to him becoming President of IBM.

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Section 4: Additional Information

Compensation Program as it Relates to Risk

IBM management, the Compensation Committee and the Committee’s outside consultant review IBM’s compensation policies and practices, with a focus on incentive programs, to ensure that they do not encourage excessive risk taking. This review includes the cash incentive programs and the long-term incentive plans that cover executives and employees. Based on this comprehensive review, we concluded that our compensation program does not encourage excessive risk taking for the following reasons:

•	Our programs appropriately balance short- and long-term incentives, with approximately 74% of 2021 annual total target compensation for the Chairman and CEO, President, and SVPs as a group provided in equity.

•	Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management.

•	Our incentive plans include a profit metric as a component of performance to promote disciplined progress toward financial goals. None of IBM’s incentive plans are based solely on signings or revenue targets, which mitigates the risk of employees focusing exclusively on the short term.

•	Qualitative factors beyond the quantitative financial metrics are a key consideration in the determination of individual executive compensation payments. How our executives achieve their financial results, integrate across lines of business and demonstrate leadership consistent with IBM values are key to individual compensation decisions.

•	As explained in the 2020 Potential Payments Upon Termination Narrative, we further strengthened our retirement policies on equity grants for our senior leaders beginning in 2009 to ensure that the long-term interests of IBM continue to be the focus, even as these executives approach retirement.

•	Our stock ownership guidelines require that the Chairman, CEO, President, EVP, and each SVP hold a significant amount of IBM equity to further align their interests with stockholders over the long term.

•	IBM has a policy that requires a clawback of cash incentive payments in the event that an executive officer’s conduct leads to a restatement of IBM’s financial results. Likewise, IBM’s equity plan has a clawback provision which states that awards may be cancelled and certain gains repaid if a senior executive engages in activity that is detrimental to IBM. To further reinforce our commitment to ethical conduct, the IBM Excess 401(k) Plus Plan allows the clawback of certain IBM contributions if a participant engages in activity that is detrimental to IBM.

We are confident that our compensation program is aligned with the interests of our stockholders, rewards for performance and represents strong executive compensation governance practices.

Equity Award Practices

Under IBM’s long-standing practices and policies, all equity awards are approved before or on the date of grant. The exercise price of at-the-money stock options is the average of the high and low market price on the date of grant or, in the case of premium-priced stock options, for example, 10% above that average, or as specified by the Compensation Committee.

The approval process specifies the individual receiving the grant, the number of units or the value of the award, the exercise price or formula for determining the exercise price, and the date of grant. In the case of planned grant value, the number of shares granted are determined by dividing the planned value by the average of IBM’s closing stock price for the 30 active trading days prior to the date of grant.

As with all compensation decisions, the independent members of the Board approve all equity awards for the Chairman and CEO, and ratify all equity awards for the Chief Financial Officer. In addition, all equity awards for the President, the EVP, and each SVP are approved by the Compensation Committee. All equity awards for employees other than the Chairman, CEO, President, EVP and SVPs are approved by the CEO, the EVP and SVPs pursuant to a series of delegations that were approved by the Compensation Committee, and the grants made pursuant to these delegations are reviewed periodically with the Committee.

Equity awards granted as part of annual total compensation for senior leaders and other employees are made on specific cycle dates scheduled in advance. IBM’s policy for new hires and promotions requires approval of any awards before or on the grant date of the award.

IBM does not have any plans, programs or agreements that would provide any payments to any of the named executive officers upon a change in control of IBM, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer.

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Ethical Conduct

Every executive is held accountable to comply with IBM’s high ethical standards: IBM’s Values, including “Trust and Personal Responsibility in all Relationships,” and IBM’s Business Conduct Guidelines. This responsibility is reflected in each executive’s performance goals, and is reinforced through each executive’s annual certification to the IBM Business Conduct Guidelines.

An executive’s compensation, including annual cash incentive payments, is tied to compliance with these standards; compliance is also a condition of IBM employment for each executive.

IBM’s equity plans and agreements have a clawback provision — awards may be cancelled and certain gains repaid if an executive engages in activity that is detrimental to IBM, such as violating IBM’s Business Conduct Guidelines, disclosing confidential information or performing services for a competitor. To further reinforce our commitment to ethical conduct, the Excess 401(k) Plus Plan allows the clawback of certain IBM contributions if a participant engages in activity that is detrimental to IBM.

In addition, approximately 2,100 of our key executives (including each of the named executive officers) have agreed to a noncompetition, nonsolicitation agreement that prevents them from working for certain competitors within 12 months of leaving IBM or soliciting employees after leaving IBM.

The Committee has also implemented the following policy for the clawback of cash incentive payments in the event an executive officer’s conduct leads to a restatement of IBM’s financial results:

To the extent permitted by governing law, IBM will seek to recoup any bonus or incentive paid to any executive officer if: (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement; (ii) the Board determines that such officer engaged in misconduct that resulted in the obligation to restate; and (iii) a lower payment would have been made to the officer based upon the restated financial results.

Hedging and Pledging Practices

IBM has two senior leadership teams: the Performance Team and the Acceleration Team. The Performance Team consists of approximately 65 of our senior leaders who run IBM business units and geographies and includes the Chairman and CEO, President, EVP, and each SVP. The team is accountable for business performance and the development of cross-unit strategies. The Acceleration Team, which includes all members of the Performance Team, consists of a select group of approximately 350 executives. This team is charged with accelerating IBM’s growth through leadership initiatives to engage their teams and promote innovation, speed, and simplicity in service of our clients.

IBM does not allow any member of the IBM Board of Directors or any member of the Acceleration Team, including any named executive officer, to hedge the economic risk of their ownership of any IBM securities, which includes entering into any derivative transaction on IBM stock (e.g., any short-sale, prepaid variable forward contract, equity swap, collars, exchange funds) or to pledge any IBM securities at any time, which includes having IBM stock in a margin account or using IBM stock as collateral for a loan. Further, IBM does not allow any employee granted equity awards through the IBM Long-Term Incentive Plan to hedge or pledge those securities.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to IBM’s covered employees. Until the Tax Cut and Jobs Act was signed into law on December 22, 2017, performance-based compensation was deductible, even if it caused the covered employee to have compensation in excess of $1 million. The Tax Cut and Jobs Act eliminated this performance-based compensation deduction going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date. This means that certain outstanding performance-based compensation may continue to be deductible under Section 162(m), but that all compensation after November 2, 2017, will be subject to the $1 million cap on deductibility. IBM will seek deductions for compensation under the transition relief consistent with applicable law. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Effective for 2017 and thereafter, a covered employee under Section 162(m) is the CEO, the CFO (who previously was not included) and each of the other three highest-paid executive officers.

Although this tax deduction for performance-based compensation has been eliminated for awards after November 2, 2017, IBM continues to believe that a strong link between pay and performance is critical to align executive and stockholder interests. IBM and the Committee will continue to ensure that a significant portion of pay for our EVP and SVPs, including the Chairman and CEO, is at risk and subject to the attainment of performance goals.

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2020 Summary Compensation Table and Related Narrative

Salary (Column (c))

Amounts shown in the salary column reflect the salary amount paid to each named executive officer during 2020.

•	Salaries for Mr. Krishna and Mr. Whitehurst increased effective April 6, 2020, upon assuming their new roles as CEO and President, respectively. Mrs. Rometty did not receive a salary increase in the years shown. 2020 salary increases for the other named executive officers, if applicable, took effect on July 1, 2020.

Bonus (Column (d))

As described in Section 1 of the 2020 Compensation Discussion and Analysis, during 2020, Mr. Whitehurst received the first of three potential annual retention payments under a retention arrangement entered into between Mr. Whitehurst and IBM prior to the close of the Red Hat acquisition. No bonuses were awarded to the other named executive officers in the years shown in the 2020 Summary Compensation Table.

Stock Awards (Column (e))

The amounts shown are the aggregate grant date fair values of Performance Share Units (PSUs), retention Performance Share Units (RPSUs), and Restricted Stock Units (RSUs) granted in each fiscal year shown, computed in accordance with accounting guidance (excluding any risk of forfeiture as per SEC regulations). One unit is equivalent to one share of IBM common stock. The values shown for the PSUs and RPSUs are calculated at the Target number, as described below. Values reflect an adjustment for the exclusion of dividend equivalents.

Performance Share Units (PSUs)

The following describes the material terms and conditions of PSUs as reported in the column titled Stock Awards (column (e)) in the 2020 Summary Compensation Table and in the 2020 Grants of Plan-Based Awards Table under the heading Estimated Future Payouts Under Equity Incentive Plan Awards (columns (f), (g) and (h)).

General Terms

•	Performance targets are typically set at the beginning of the three-year performance period and are approved by the Compensation Committee (for example, targets for the 2018–2020 performance period were set for cumulative three-year attainment in operating earnings per share and free cash flow in the beginning of 2018).

•	At the end of the three-year performance period, the Compensation Committee approves the determination of actual performance relative to pre-established targets, and the number of PSUs is adjusted up or down based on the approved actual performance. The number of PSUs that pay out may be modified further based on IBM’s Return on Invested Capital (ROIC) performance relative to broader market indices.

•	PSUs granted to U.S. executives vest on December 31 of the end of the performance period. Payout for all PSUs is in the February following the end of the performance period.

Vesting and Payout Calculations

•	The performance period for the awards granted in 2020 is January 1, 2020 through December 31, 2022, and the awards will pay out in February 2023. PSU awards granted in 2020 will be adjusted for performance, as described below.

•	Outstanding PSUs are typically cancelled if the executive’s employment is terminated. See the 2020 Potential Payments Upon Termination Narrative for information on payout of unvested PSUs upon certain terminations.

•	Payout will not be made for performance below the thresholds, as described below.

•	See Section 1 of the 2020 Compensation Discussion and Analysis for more information on the PSU program.

Threshold Number (listed in column (f) of the 2020 Grants of Plan Based Awards Table):

–	The Threshold Number of PSUs is 25% of the Target number.

–

The Threshold Number of PSUs will be earned for achievement of the Threshold Level performance for both business objectives (operating earnings per share and free cash flow), which is 70% of the target for each objective.

–

If either business objective is below 70% of the target, the Threshold Number of PSUs would be reduced by the relative weighting of that objective (e.g., 70% for operating earnings per share , or 30% for free cash flow).

Target Number (listed in column (g) of the 2020 Grants of Plan-Based Awards Table):

–	The Target number of PSUs will be earned if 100% of the target for both business objectives are achieved.

Maximum Number (listed in column (h) of the 2020 Grants of Plan-Based Awards Table):

–	The Maximum number of PSUs earned based on business objectives is 150% of the Target number.

–	The Maximum number of PSUs will be earned for achieving 120% of the target for both business objectives.

The relative ROIC modifier may modify the payout up or down by up to 20 points, based on IBM’s ROIC performance relative to broader market indices. As a result, the total Maximum number of PSUs earned could be up to 170% of the Target number.

Retention Performance Share Unit Grant (RPSUs)

As described in Section 1 of the Compensation Discussion and Analysis, Mr. Whitehurst was awarded an RPSU grant on March 2, 2020, prior to undertaking his role as IBM President. The key RPSU terms of this award is consistent with PSU awards described above, with the exception of the following unique terms.

Vesting and Payout – RPSUs that vest on July 31, 2021

•	One-third of Mr. Whitehurst’s RPSU award will vest and pay out on July 31, 2021, with no additional performance criteria required (listed in column (i) of the 2020 Grants of Plan based awards table).

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Vesting and Payout – RPSUs that vest on July 31, 2023

•	Two-thirds of Mr. Whitehurst’s RPSU award will vest and pay out on July 31, 2023 (payout at target is listed in column (g) of the 2020 Grants of Plan Based Awards Table). The final units paid may be adjusted up or down by up to 20 points based on IBM’s relative ROIC modifier for the 2020-2022 performance period (described above).

•	As a result, the total Minimum number of these RPSUs earned could be 80% of the RPSUs granted (listed in column (f) of the 2020 Grants of Plan based awards table), and the total Maximum number of these RPSUs earned could be up to 120% of the RPSUs granted (listed in column (h) of the 2020 Grants of Plan based awards table).

Restricted Stock Units (RSUs)

RSUs may include RRSUs. In 2020, no RRSUs were granted to named executive officers.

Vesting and Payout

•	RSUs fully vest in four years, with 25% vesting each year.

•	Payout of RSUs at each vesting date is typically contingent on the recipient remaining employed by IBM through that vesting date. See the 2020 Potential Payments Upon Termination Narrative for information on payout of unvested RSUs upon certain terminations.

•	All deferred shares, comprised of shares that were deferred by the participant (Deferred IBM Shares), in the 2020 Nonqualified Deferred Compensation Table may include certain previously-granted RRSUs. Since 2008, executives may not elect to defer payment of RSUs.

Non-Equity Incentive Plan Compensation (Column (g))

Amounts in this column include payments under IBM’s Annual Incentive Program (AIP).

•	All named executive officers participate in this program. The performance period is the fiscal year (January 1 through December 31).

•	Mr. Krishna had an annual target of 135% of his salary rate when he was an SVP, prorated for the first three months of 2020. His annual target increased to 200% of his salary rate effective April 2020 (upon becoming CEO), which was prorated for the remaining nine months of 2020. The payout reflects amounts earned toward his prorated targets as SVP and as CEO, respectively. Mrs. Rometty had a target of $5 million for 2020.

•	Mr. Whitehurst, who began participating in AIP on March 1, 2020, had a target of 150% of his prorated salary from March 1, 2020 – December 31, 2020. See column (d) of the 2020 Grants of Plan-Based Awards Table for the target payout.

•	The other named executive officers had targets of 135% of their salary rate for 2020. See column (d) of the 2020 Grants of Plan-Based Awards Table for the target payout.
•	Threshold payout (column (c) of the 2020 Grants of Plan-Based Awards Table) for each named executive officer is $0.

•	Maximum payout (column (e) of the 2020 Grants of Plan-Based Awards Table) for the CEO and the Executive Chairman is two times the target.

•	Maximum payout for each of the other named executive officers is three times the target.

See Section 1 of the 2020 Compensation Discussion and Analysis for more information on performance targets, vesting and payout of the AIP.

Mr. Whitehurst’s payment for January and February 2020

•	Amounts in this column for Mr. Whitehurst also include a prorated payment from Red Hat’s Annual Cash Bonus Plan for January and February 2020. See Section 1 of the Compensation Discussion and Analysis for additional details.

Change in Retention Plan Value (Column (h))

•	Amounts in the column titled Change in Retention Plan Value represent the annual change in Retention Plan Value from December 31, 2019 to December 31, 2020. Messrs. Krishna and Whitehurst, and Ms. Browdy do not have a benefit under the Retention Plan.

•	See the 2020 Retention Plan Narrative for a description of the Retention Plan.

Change in Pension Value (Column (h))

•	Amounts in the column titled Change in Pension Value represent the annual change in Pension Value from December 31, 2019 to December 31, 2020 for each eligible named executive officer. Neither Mr. Whitehurst nor Ms. Browdy have a benefit under any IBM defined benefit pension plan.

•	See the 2020 Pension Benefits Narrative for a description of the applicable defined benefit pension plan.

Nonqualified Deferred Compensation Earnings (Column (h))

•	IBM does not pay above-market or preferential earnings on nonqualified deferred compensation.

All Other Compensation (Column (i))

Amounts in this column represent the following as applicable:

Tax Reimbursements

•	Amounts represent payments that IBM has made to the named executive officers to cover taxes incurred by them for certain business-related taxable expenses.

•	These expenses for a named executive officer may include: cost of family travel to and attendance at business-related events, business-related local lodging and incidental expenses, certain relocation costs in accordance with IBM’s US relocation policy, and business-related ground transportation expenses (see Ground Transportation below).

50	2021 Notice of Annual Meeting & Proxy Statement | 2020 Summary Compensation Table and Related Narrative

IBM Contributions to Defined Contribution Plans

•	Amounts represent IBM matching and automatic contributions to the individual accounts for each named executive officer under IBM’s 401(k) Plus and Excess 401(k) Plus Plans. Mr. Whitehurst’s amount also includes a $785 matching contribution in accordance with the terms of Red Hat, Inc.’s 401(k) Plan. This plan was generally available to all of Red Hat, Inc.’s employees.

•	Under IBM’s 401(k) Plus Plan, eligible participants can receive matching contributions, ranging from 2 to 6%, up to a percentage of eligible compensation (subject to Internal Revenue Code compensation limits), depending on a person’s date of hire and job role. In addition, for all eligible participants, IBM makes automatic contributions, ranging from 1% to 4%, equal to a certain percentage of eligible compensation (subject to Internal Revenue Code compensation limits), which generally depends on the participant’s pension plan eligibility on December 31, 2007. In 2020, Mr. Krishna, Mrs. Rometty, Mr. Kavanaugh and Dr. Kelly are eligible to receive matching contributions up to 6% of eligible pay. Mr. Whitehurst and Ms. Browdy are eligible for up to 5% matching contributions. The automatic contribution percentage was 4% for Mrs. Rometty; 2% for Mr. Krishna, Mr. Kavanaugh, and Dr. Kelly; and 1% for Mr. Whitehurst and Ms. Browdy.

•	Under IBM’s Excess 401(k) Plus Plan, IBM makes matching contributions and automatic contributions equal to a percentage of the sum of (i) the amount the participant elects to defer under the Excess 401(k) Plus Plan, and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits. The matching and automatic contributions for the Excess 401(k) Plus Plan for each named executive officer are the same percentages as described for the IBM 401(k) Plus Plan above.

•	See the 2020 Nonqualified Deferred Compensation Narrative for additional details on the nonqualified deferred compensation plan.

Life and Travel Accident Insurance Premiums

•	Amounts represent insurance premiums paid by IBM on behalf of the named executive officers.

•	These executive officers are covered by life insurance policies under the same terms as other U.S. full-time regular employees.

•	Life insurance for executives hired by IBM U.S. before January 1, 2004, including Mr. Krishna, Mrs. Rometty, Mr. Kavanaugh and Dr. Kelly, is two times salary plus annual incentive program target, with a maximum coverage amount of $2,000,000. Life insurance for executives hired by IBM U.S. on or after January 1, 2004, including Ms. Browdy, is one times salary plus annual incentive program target, with a maximum coverage of $1,000,000. Mr. Whitehurst elected to waive his life insurance coverage in excess of $50,000.

•	In addition, IBM provides Travel Accident Insurance for most employees in connection with business travel. Travel Accident Insurance for all eligible employees and executives is up to five times salary plus annual incentive target with a maximum coverage amount of $15,000,000.

Perquisites

The following describes perquisites (and their aggregate incremental cost calculations) provided to the named executive officers in 2020.

Personal Financial Planning

In 2020, IBM offered financial planning services with coverage generally up to $15,000 annually for senior U.S. executives, including each named executive officer.

Personal Travel on Company Aircraft

General Information

•	Amounts represent the aggregate incremental cost to IBM for travel not directly related to IBM business.

•	IBM’s security practices provide that all air travel by the CEO and the Executive Chairman, including personal travel, be on Company aircraft. IBM’s security practices for air travel are consistent with best practices as assessed by independent third party security experts.

•	The aggregate incremental cost for Mrs. Rometty’s personal travel is included in column (i) of the 2020 Summary Compensation Table. These amounts also include the aggregate incremental cost, if any, of travel by their family members or other guests on both business and non-business occasions. For 2020, Mr. Krishna did not incur any incremental cost for personal air travel.

•	Additionally, personal travel or commutation in 2020 on Company aircraft by named executive officers other than Mr. Krishna or Mrs. Rometty, and the aggregate incremental cost, if any, of travel by the officer’s family or other guests when accompanying the officer on both business and non-business occasions is also included.

•	Also, from time to time, named executive officers who are members of the boards of directors of certain other companies and non-profit organizations travel on Company aircraft to those outside board meetings. These amounts may include travel related to participation on these outside boards.

•	Any aircraft travel by named executive officers for an annual executive physical under the corporate wellness program is included in these amounts.

Aggregate Incremental Cost Calculation

•	The aggregate incremental cost for the use of Company aircraft for personal travel, including travel to outside boards, is calculated by multiplying the hourly variable maintenance cost rate for the specific aircraft by the number of flight hours used, plus the actual costs for fuel, parking, landing fees, crew expenses and catering.

•	The maintenance rate for each aircraft is periodically reviewed by IBM’s flight operations team and adjusted as necessary to reflect changes in costs.

•	The aggregate incremental cost includes deadhead flights (i.e., empty flights to and from the IBM hangar or any other location).

•	The aggregate incremental cost for any charter flights is the full cost to IBM of the charter.

2021 Notice of Annual Meeting & Proxy Statement | 2020 Summary Compensation Table and Related Narrative	51

Ground Transportation

General Information

•	IBM’s security practices provide that the CEO and the Executive Chairman be driven to and from work by IBM personnel in a car leased by IBM or by an authorized car service.

•	In addition, under IBM’s security practices, the CEO and the Executive Chairman may use a Company-leased car with an IBM driver or an authorized car service for non-business occasions. Further, the family of the CEO and the Executive Chairman may use a Company-leased car with an IBM driver or an authorized car service on non-business occasions or when accompanying them on business occasions.

•	Other named executive officers may use a Company-leased car with an IBM driver or an authorized car service for business-related transportation, travel to outside board meetings, and an annual executive physical under IBM’s corporate wellness program. Family members and other guests may accompany these named executive officers in a Company-leased car with an IBM driver or an authorized car service on these occasions.

•	Amounts reflect the aggregate incremental cost, if any, for the above-referenced items.

Aggregate Incremental Cost Calculation

•	For the Company-leased car with an IBM driver, incremental cost is calculated by multiplying the variable rate by the applicable driving time. The variable rate includes a driver’s salary and overtime payments, plus a cost per mile calculation based on fuel and maintenance expense.

•	For an authorized car service, the incremental cost is the full cost to IBM for such service.

Personal Security

General Information

•	Under IBM’s security practices, IBM provides security personnel for the CEO and the Executive Chairman on certain non-business occasions, and for their families on certain non-business occasions, or when accompanying them on business occasions.

•	Amounts include the aggregate incremental cost, if any, of security personnel for those occasions.

•	In addition, amounts also include the cost of home security systems and monitoring for the CEO, Executive Chairman, and any other named executive officers, if applicable.

Aggregate Incremental Cost Calculation

•	The aggregate incremental cost for security personnel is the cost of any commercial airfare to and from the destination, hotels, meals, car services, and salary and travel expenses of any additional subcontracted personnel if needed.

•	The aggregate incremental cost for installation, maintenance, and monitoring services for home security systems reflects the full cost to IBM for these items.

Annual Executive Physical

•	IBM covers the cost of an annual executive physical for the named executive officers under IBM’s corporate wellness program.

•	Amounts represent any payments by IBM for the named executive officers under this program, if applicable.

Family Travel and Attendance at Business-Related Events

•	Business-related events attended by the named executive officers and their family members may include meetings, dinners, and receptions with IBM’s clients, executive management or board members.

•	Amounts represent the aggregate incremental cost, if any, of travel and/or meals and entertainment for the family members of the named executive officers to attend business-related events.

Relocation Expenses

•	Amounts represent any payments that IBM has made to, or on behalf of, a named executive officer for relocation related expenses in accordance with IBM’s standard US domestic relocation policy.

Other Personal Expenses

•	Amounts represent the cost of meals and lodging for the named executive officers who traveled for their annual executive physical under IBM’s corporate wellness program.

•	Amounts also include expenses associated with participation on outside boards other than those disclosed as Personal Travel on Company Aircraft and Ground Transportation.

•	Amounts also include items relating to business events, retirement related items, and administrative charges incurred by executives.

52	2021 Notice of Annual Meeting & Proxy Statement | 2020 Summary Compensation Table and Related Narrative

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position (a) Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	(1)	Option Awards ($) (f)	(2)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Retention Plan Value ($) (h)	(3)	Change in Pension Value ($) (h)	(4)	Nonqualified Deferred Compensation Earnings ($) (h)	(5)	All Other Compensation ($) (i)	(6)(7)	Total ($) (j)	(8)

A. Krishna, CEO(9)
2020	$1,352,591	$0	$13,159,118		$0		$2,181,000	N/A		$42,806		$0		$274,167		$17,009,682

V.M. Rometty, Executive Chairman(10)
2020	$1,600,000	$0	$12,728,348		$0		$4,250,000	$100,604		$1,500,327		$0		$883,314		$21,062,593
2019	1,600,000	0	11,610,046		0		5,000,000	109,106		967,778		0		873,935		20,160,865
2018	1,600,000	0	10,801,392		0		4,050,000	0		0		0		1,100,826		17,552,218

J.J. Kavanaugh, Senior VP and CFO
2020	$899,000	$0	$7,416,931		$0		$1,176,300	$94,229		$0		$0		$159,836		$9,746,296
2019	787,500	0	5,063,127		0		1,064,000	83,877		11,804		0		129,884		7,140,192
2018	713,000	0	4,263,851		0		814,050	0		23,343		0		82,901		5,897,145

J.M. Whitehurst, President(9)(11)
2020	$1,173,864	$2,000,000	$22,418,228		$0		$1,455,813	N/A		N/A		$0		$130,562		$27,178,467

J.E. Kelly III, Executive Vice President(12)
2020	$868,000	$0	$6,029,248		$0		$820,400	$376,478		$233,063		$0		$129,314		$8,456,503
2019	868,000	0	5,237,677		0		703,200	677,321		53,005		0		184,864		7,724,067
2018	860,000	0	4,629,243		0		644,600	0		55,273		0		226,336		6,415,452

M.H. Browdy, Senior VP and General Counsel(9)
2020	$830,000	$0	$4,211,031		$0		$1,109,520	N/A		N/A		$0		$124,112		$6,274,663
2019	744,500	0	3,753,766		0		982,300	N/A		N/A		0		107,504		5,588,070

Note: For assumptions used in determining the fair value of stock and option awards, see Note A (Significant Accounting Policies - Stock-Based Compensation) to IBM’s 2020 Consolidated Financial Statements.

(1)	Amounts in this column reflect the total Performance Share Units (PSUs), retention Performance Share Units (RPSUs), and Restricted Stock Units (RSUs).

Amounts include the aggregate grant date fair values of PSUs and RPSUs (subject to performance criteria) at the Target number (described in the 2020 Summary Compensation Table Narrative), calculated in accordance with accounting guidance; these amounts reflect an adjustment for the exclusion of dividend equivalents. At the Maximum number, these values for Mr. Krishna would be: 2020: 14,540,788; for Mrs. Rometty: 2020: $21,638,238; 2019: $12,829,069; 2018: $11,935,509; for Mr. Kavanaugh: 2020: $8,195,713; 2019: $5,594,668; 2018: $4,711,494; for Mr. Whitehurst: 2020: $21,145,386; for Dr. Kelly: 2020: $6,662,318; 2019 $5,787,591; 2018: $5,115,348; for Ms. Browdy: 2020: $4,653,236; 2019: $4,147,858.

Amounts also include the aggregate grant date fair values of RSUs grants, if applicable, calculated in accordance with accounting guidance; these amounts reflect an adjustment for the exclusion of dividend equivalents.

(2)	There were no option awards granted to any of the named executive officers in the years shown in the 2020 Summary Compensation Table.

(3)

Assumptions can be found immediately after the 2020 Retention Plan Table. Although accruals under the Retention Plan stopped on December 31, 2007, changes in Retention Plan Value can occur based on changes to participants’ ages and actuarial assumptions. For 2018, 2019 and 2020, Change in Retention Plan Value for the eligible named executive officers was due to their age, changes in the discount rate, interest crediting rate, and mortality table. The change in Retention Plan Value for the eligible named executive officers resulted in negative amounts in 2018 for Mrs. Rometty $(199,118), Mr. Kavanaugh $(53,853) and Dr. Kelly $(909,446).

(4)

Assumptions can be found immediately after the 2020 Pension Benefits Table. Although accruals under the IBM Personal Pension Plan stopped on December 31, 2007, changes in Pension Value can occur based on changes to participants’ ages and actuarial assumptions. For 2018, 2019 and 2020, Change in Pension Value for the named executive officers was due to their age, changes in the discount rate, interest crediting rate, and mortality table. The change in Pension Value for the named executive officers resulted in the following negative amounts: 2020 for Mr. Kavanaugh $(9,281), 2018 for Mrs. Rometty $(349,181).

(5)	IBM does not provide above-market or preferential earnings on deferred compensation. See the 2020 Nonqualified Deferred Compensation Narrative for information about deferred compensation.

(6)

Amounts in this column include the following for 2020: for Mr. Krishna: tax reimbursements of $15,496 and IBM contributions to defined contribution plans of $224,495; Mrs. Rometty: tax reimbursements of $24,737 and IBM contributions to defined contribution plans of $660,000; for Mr. Kavanaugh: IBM contributions to defined contribution plans of $156,540; for Mr. Whitehurst: tax reimbursements of $11,153 and IBM contributions to defined contribution plans of $71,217; for Dr. Kelly: IBM contributions to defined contribution plans of $125,696; and for Ms. Browdy: IBM contributions to defined contribution plans of $108,738.

(7)

Amounts in this column also include the following perquisites for 2020: for Mr. Krishna: personal financial planning, ground transportation, family attendance at business-related events, and other personal expenses; for Mrs. Rometty: personal financial planning, ground transportation, personal security, annual executive physical, family attendance at business-related events, personal travel on Company aircraft of $149,036, and other personal expenses; for Mr. Whitehurst: ground transportation, relocation expenses, personal travel on Company aircraft of $34,886, and other personal expenses; for Ms. Browdy: personal financial planning and other personal expenses. See the 2020 Summary Compensation Table Narrative for a description and information about the aggregate incremental cost calculations for perquisites.

(8)

Amounts in this column reflect the total of the following columns: Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Retention Plan Value, Change in Pension Value, Nonqualified Deferred Compensation Earnings and All Other Compensation.

(9)

Mr. Krishna and Mr. Whitehurst were not named executive officers in IBM’s 2019 or 2020 Proxy Statement; therefore, 2018 and 2019 data is excluded for them. Mr. Krishna became Chief Executive Officer on April 6, 2020 and Chairman on January 1, 2021. Mr. Whitehurst became President on April 6, 2020. Ms. Browdy was not a named executive officer in IBM’s 2019 Proxy Statement; therefore, this table does not provide 2018 data for her.

(10)	Mrs. Rometty was Chairman, President and Chief Executive Officer until April 6, 2020, when she became Executive Chairman. Mrs. Rometty retired on December 31, 2020.

(11)

Mr. Whitehurst’s Non-Equity Incentive Plan compensation (column (g)) represents the pro-rata portion of his total Red Hat Annual Cash Bonus payment that was earned from January 1, 2020 through February 29, 2020, plus his prorated AIP payment earned from March 1, 2020 through December 31, 2020.

(12)	Dr. Kelly retired from the Company on December 31, 2020.

2021 Notice of Annual Meeting & Proxy Statement | 2020 Summary Compensation Table and Related Narrative	53

2020 GRANTS OF PLAN-BASED AWARDS TABLE

Name (a) Type of Award(1)	Grant Date (b)	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	(4)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Price on the NYSE on the Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (l)	(5)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

A. Krishna
AIP	N/A	04/28/2020	0	2,566,000	5,488,000
PSU	06/08/2020	04/28/2020				18,139	72,554	123,342						8,553,391
RSU	06/08/2020	04/28/2020							39,068					4,605,727

V.M. Rometty
AIP	N/A	01/28/2020	0	5,000,000	10,000,000
PSU	06/08/2020	01/28/2020				26,992	107,968	183,546						12,728,348

J.J. Kavanaugh
AIP	N/A	01/28/2020	0	1,307,000	3,921,000
PSU	06/08/2020	01/28/2020				10,224	40,894	69,520						4,820,994
RSU	06/08/2020	01/28/2020							22,020					2,595,938

J.M. Whitehurst
ACB	N/A	05/15/2019	68,750	275,000	550,000
AIP	N/A	02/25/2020	0	1,487,500	4,462,500
RPSU	03/02/2020	02/25/2020				55,003	68,754	82,505						7,927,336
RPSU	03/02/2020	02/25/2020							34,377					3,963,668
PSU	06/08/2020	01/28/2020				14,511	58,043	98,673						6,842,689
RSU	06/08/2020	01/28/2020							31,254					3,684,534

J.E. Kelly III
AIP	N/A	01/28/2020	0	1,172,000	3,516,000
PSU	06/08/2020	01/28/2020				8,311	33,243	56,513						3,919,017
RSU	06/08/2020	01/28/2020							17,900					2,110,231

M.H. Browdy
AIP	N/A	01/28/2020	0	1,206,000	3,618,000
PSU	06/08/2020	01/28/2020				5,805	23,218	39,471						2,737,170
RSU	06/08/2020	01/28/2020							12,502					1,473,861

(1)	Type of Award:

AIP = Annual Incentive Program

ACB = Red Hat Inc.’s Annual Cash Bonus Plan (for which Mr. Whitehurst participated in Red Hat Inc.’s Fiscal Year End February 29, 2020

PSU = Performance Share Unit

RPSU = Retention Performance Share Unit

RSU = Restricted Stock Unit

Each of these awards was granted under IBM’s 1999 Long-Term Performance Plan. See the 2020 Summary Compensation Table Narrative for additional information on these types of awards.

(2)

Mr. Krishna’s maximum AIP payout is capped at 3X the target for the first three months of the year as SVP, and at 2X the target for the remaining nine months as Chief Executive Officer. For Mr. Whitehurst, his target while on Red Hat’s Annual Cash Bonus (ACB) plan was prorated for two months worked in 2020. His maximum ACB payout was capped at 2X the target. His AIP target is prorated for the remaining 10 months of 2020, and his maximum AIP payout is capped at 3X the target (consistent with IBM SVPs).

(3)

PSU awards will be adjusted based on performance and paid in February 2023. Two-thirds of Mr. Whitehurst’s RPSU grant will vest on July 31, 2023. The units will be adjusted based on IBM’s ROIC performance during the 2020-2022 performance period as described in Section 1 of the 2020 Compensation Discussion and Analysis.

(4)

RSU awards vest 25% on June 8, 2021, June 8, 2022, June 8, 2023, and June 8, 2024, provided that in each case, the named executive officer is an employee of IBM as of those dates unless they meet certain requirements to be eligible for continued vesting. One-third of Mr. Whitehurst’s RPSU grant will vest on July 31, 2021, provided he is an IBM employee as of that date, unless he meets certain requirements to be eligible for continued vesting. No additional performance criteria is required for the award to vest. See 2020 Potential Payments Upon Termination Narrative for a description of these eligibility requirements.

(5)

The amounts in this column reflect the aggregate grant date fair values of PSU, RPSU and RSU awards calculated in accordance with accounting guidance. The values shown for the PSU and RPSU awards are based on the Target number, as described in the 2020 Summary Compensation Table Narrative. The values shown for the PSUs, RPSUs, and RSUs reflect an adjustment for the exclusion of dividend equivalents.

54	2021 Notice of Annual Meeting & Proxy Statement | 2020 Grants of Plan-Based Awards Table

Pay Ratio

The ratio of the CEO’s annual total compensation to that of the median employee’s annual total compensation is 347:1 This ratio is based on annual total compensation of $17,009,682 for the CEO (as reported in the Summary Compensation Table) and $49,001 for the median employee. The median employee used for the pay ratio disclosure was determined as of October 1, 2020 using annual base pay for IBM employees on that date; all foreign currencies were converted to U.S. dollars. The calculation to determine the median employee was updated this year as required by SEC rules, and resulted in a new median employee from a different country given the global dynamics of IBM’s workforce. While the base salary for the median employee has increased (the basis for which we identify our median employee), the total compensation of the median employee was not as high year over year. The Company believes that this calculation is a reasonable estimate of the pay ratio.

2020 Outstanding Equity Awards at Fiscal Year-End Table and Related Narrative

Option Awards (Columns (b)–(f))

General Terms

•	In accordance with IBM’s Long-Term Performance Plan (LTPP), the exercise price of stock options is not less than the average of the high and low prices of IBM common stock on the New York Stock Exchange (NYSE) on the date of grant.

•	Options generally expire ten years after the date of grant.

•	The option recipient must remain employed by IBM through each vesting date in order to receive any potential payout value.

•	IBM has not granted any option awards that are Equity Incentive Plan Awards.

Stock Awards (Columns (g)–(j))

Number of Shares or Units of Stock That Have Not Vested (Column (g))

The amounts in this column are the number of RSAs, RSUs, or RRSUs that were outstanding as of December 31, 2020. The amounts also include the portion of Mr. Whitehurst’s RPSU grant that is not subject to additional performance criteria.

Market Value of Shares or Units of Stock That Have Not Vested (Column (h))

The amounts in this column are the value of the RSA, RSU, RRSU or RPSU awards disclosed in column (g), calculated by multiplying the number of units by the closing price of IBM stock on the last business day of the 2020 fiscal year ($125.88).

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (Column (i))

The amounts in this column are the number of PSUs that were outstanding as of December 31, 2020.

Performance Share Units and retention Performance Share Units

•	Amounts in column (i) reflect the Target number for each PSU and RPSU award. For Mr. Whitehurst’s RPSU award, amounts include only the portion of the grant that is subject to performance criteria.
•	The performance criteria for IBM PSUs and RPSUs is based on cumulative three-year rolling targets. Therefore, measuring annual performance against these targets is not meaningful.

•	See Section 1 of the 2020 Compensation Discussion and Analysis, as well as the 2020 Summary Compensation Table Narrative, for a detailed description of the PSU program and RPSUs, including payout calculations.

•	The table below provides the payout levels for all outstanding PSU and RPSU awards for each of the named executive officers. For Mr. Whitehurst, amounts include only the portion of his RPSU grant that is subject to performance criteria. A Maximum number of PSUs earned is 150% of the Target number based on business objectives, plus up to an additional 20 points (for a maximum of 170%) based on the relative ROIC modifier. A Maximum number of RPSUs earned is 120% (inclusive of an additional 20 points based on the relative ROIC modifier for the relevant performance period).

2020 OUTSTANDING PSU and RPSU AWARD PAYOUT LEVELS

Name	Grant Date	Threshold	Target	Maximum

A. Krishna	06/07/2019	7,226	28,905	49,139
	12/17/2019	207,898	259,872	311,846
	06/08/2020	18,139	72,554	123,342

V.M. Rometty	06/07/2019	16,018	64,073	108,924
	06/08/2020	26,992	107,968	183,546

J.J. Kavanaugh	06/07/2019	6,986	27,942	47,501
	06/08/2020	10,224	40,894	69,520

J.M. Whitehurst	03/02/2020	55,003	68,754	82,505
	06/08/2020	14,511	58,043	98,673

J.E. Kelly III	06/07/2019	7,226	28,905	49,139
	06/08/2020	8,311	33,243	56,513

M.H. Browdy	06/07/2019	5,179	20,716	35,217
	06/08/2020	5,805	23,218	39,471

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (Column (j))

The amounts in this column are the values of PSU awards disclosed in column (i), calculated by multiplying the number of units by the closing price of IBM stock on the last business day of the 2020 fiscal year ($125.88).

2021 Notice of Annual Meeting & Proxy Statement | 2020 Outstanding Equity Awards at Fiscal Year-End Table and Related Narrative	55

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name (a) Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Type of Award	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	(2)	Type of Award	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)	(2)
A. Krishna
						RSU	06/08/17	2,250		$283,230		PSU	06/07/19	28,905		$3,638,561
						RSU	06/08/18	6,016		757,294		RPSU	12/17/19	259,872		32,712,687
						RRSU	12/11/18	88,710		11,166,815		PSU	06/08/20	72,554		9,133,098
						RSU	06/07/19	11,674		1,469,523
						RSU	06/08/20	39,068		4,917,880
								147,718		18,594,742				361,331		45,484,346
V.M. Rometty
01/26/16	375,000	0	N/A	$129.08	01/25/26	RSU	06/08/17	6,650		837,102		PSU	06/07/19	64,073		8,065,509
01/26/16	375,000	0	N/A	135.22	01/25/26	RSU	06/08/18	14,548		1,831,302		PSU	06/08/20	107,968		13,591,012
01/26/16	375,000	0	N/A	141.37	01/25/26	RSU	06/07/19	25,876		3,257,271
01/26/16	375,000	0	N/A	153.66	01/25/26
Total	1,500,000	0						47,074		5,925,675				172,041		21,656,521
J.J. Kavanaugh
						RSU	06/08/17	2,000		251,760		PSU	06/07/19	27,942		3,517,339
						RSU	06/08/18	5,743		722,929		PSU	06/08/20	40,894		5,147,737
						RSU	06/07/19	11,285		1,420,556
						RSU	06/08/20	22,020		2,771,878
Total	0	0						41,048		5,167,123				68,836		8,665,076
J.M. Whitehurst
						RSA	07/09/19	111,944		14,091,511		RPSU	03/02/20	68,754		8,654,754
						RRSU	07/09/19	110,671		13,931,265		PSU	06/08/20	58,043		7,306,453
						RPSU	03/02/20	34,377		4,327,377
						RSU	06/08/20	31,254		3,934,254
Total	0	0						288,246		36,284,406				126,797		15,961,206
J.E. Kelly III
						RSU	06/08/17	2,750		346,170		PSU	06/07/19	28,905		3,638,561
						RSU	06/08/18	6,235		784,862		PSU	06/08/20	33,243		4,184,629
						RSU	06/07/19	11,674		1,469,523
						RSU	06/08/20	17,900		2,253,252
Total	0	0						38,559		4,853,807				62,148		7,823,190
M.H. Browdy
						RSU	06/08/17	1,750		220,290		PSU	06/07/19	20,716		2,607,730
						RSU	06/08/18	4,157		523,283		PSU	06/08/20	23,218		2,922,682
						RSU	06/07/19	8,367		1,053,238
						RSU	06/08/20	12,502		1,573,752
Total	0	0						26,776		3,370,563				43,934		5,530,412

Type of Award:

PSU = Performance Share Unit

RSA = Restricted Stock Award

RPSU = retention Performance Share Unit

RSU = Restricted Stock Unit

RRSU = Retention Restricted Stock Unit

(1)

The amounts shown in column (g) of the 2020 Outstanding Equity Awards at Fiscal Year-End Table are unvested RSA, RSU and RRSU awards, as well as the portion of Mr. Whitehurst’s RPSU that is not subject to additional performance criteria. See the 2020 Summary Compensation Table Narrative for additional information on these types of awards. Mr. Krishna’s RRSU vests on the anniversary of the grant date in 2021, 2022, and 2023 according to the vesting schedule in the table below, provided he is an employee of IBM on each vesting date. Mr. Whitehurst’s RPSUs that are not subject to additional performance criteria vests on July 31, 2021. Mr. Whitehurst’s previously outstanding equity awards as CEO of Red Hat were converted to RSAs upon the closing of IBM’s acquisition of Red Hat. The remaining RSAs for Mr. Whitehurst vests in January (4.5%), April (4.5%), May (56.0%), July (4.5%) and October (1.7%) 2021, and in January (1.7%), April (1.7%), May (23.9%), and July (1.7%) 2022. In addition, Mr. Whitehurst’s RRSU award vests on the anniversary of the grant date in 2022 and 2023, according to the vesting schedule in the table below, provided he is an IBM employee on each vesting date of his RSAs and RRSU awards. The Vesting Schedule for Unvested RSUs table below shows the vesting

56	2021 Notice of Annual Meeting & Proxy Statement | 2020 Outstanding Equity Awards at Fiscal Year-End Table and Related Narrative

schedules for these outstanding awards. In 2017, 2018, 2019 and, other than for Mrs. Rometty, in 2020, each named executive officer received RSU awards that vest 25% per year on the first through the fourth anniversaries of the grant date. Please note, although Dr. Kelly’s June 8, 2020 RSU grant had 17,900 shares outstanding at year-end, the RSUs are not included on the below table because the RSUs were forfeited upon his retirement on December 31, 2020.

(2)	Values in these columns are calculated by multiplying the number of units by the closing price of IBM stock on the last business day of the 2020 fiscal year ($125.88).

(3)

The amounts shown in column (i) of the 2020 Outstanding Equity Awards at Fiscal Year-End Table are PSU and RPSU awards that have not yet vested. These awards include the portion of Mr. Whitehurst’s RPSU award that is subject to performance criteria. See the 2020 Summary Compensation Table Narrative for additional information on PSU and RPSU awards. The Vesting Schedule for Unvested PSUs and RPSUs table below shows the vesting schedules for these outstanding PSU and RPSU awards (reflecting Target payout). PSUs for all Named Executive Officers and the RPSUs for Mr. Krishna are paid out in February following the end of the respective performance period. The RPSUs for Mr. Whitehurst that are subject to performance criteria are paid out when they vest, on July 31, 2023, provided Mr. Whitehurst is an employee of IBM on that date.

VESTING SCHEDULE FOR UNVESTED RSUs, RSAs, RRSUs, and RPSUs (with no additional performance criteria)

			Vesting Schedule

Name	Type of Award	Grant Date	2021	2022	2023	2024

A. Krishna	RSU	06/08/2017	2,250
RSU		06/08/2018	3,008	3,008
RRSU		12/11/2018	24,194	32,258	32,258
RSU		06/07/2019	3,891	3,891	3,892
RSU		06/08/2020	9,767	9,767	9,767	9,767

V.M. Rometty	RSU	06/08/2017	6,650
RSU		06/08/2018	7,273	7,275
RSU		06/07/2019	8,625	8,625	8,626

J.J. Kavanaugh	RSU	06/08/2017	2,000
RSU		06/08/2018	2,871	2,872
RSU		06/07/2019	3,761	3,761	3,763
RSU		06/08/2020	5,505	5,505	5,505	5,505

J.M. Whitehurst	RSA	07/09/2019	79,553	32,391
RRSU		07/09/2019		36,890	73,781
RPSU		03/02/2020	34,377
RSU		06/08/2020	7,813	7,813	7,813	7,815

J.E. Kelly III	RSU	06/08/2017	2,750
RSU		06/08/2018	3,117	3,118
RSU		06/07/2019	3,891	3,891	3,892

M.H. Browdy	RSU	06/08/2017	1,750
RSU		06/08/2018	2,078	2,079
RSU		06/07/2019	2,788	2,788	2,791
RSU		06/08/2020	3,125	3,125	3,125	3,127

VESTING SCHEDULE FOR UNVESTED PSUS and RPSUs (with performance criteria)

		Vesting Schedule
Name	Grant Date	Dec-2021	Dec-2022	July-2023	Dec-2023

A. Krishna	06/07/2019	28,905
	12/17/2019	85,758
	12/17/2019		85,758
	12/17/2019				88,356
	06/08/2020		72,554

V.M. Rometty	06/07/2019	64,073
	06/08/2020		107,968

J.J. Kavanaugh	06/07/2019	27,942
	06/08/2020		40,894

J.M. Whitehurst	03/02/2020			68,754
	06/08/2020	19,155
	06/08/2020		38,888

J.E. Kelly III	06/07/2019	28,905
	06/08/2020		33,243

M.H. Browdy	06/07/2019	20,716
	06/08/2020		23,218

2020 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards(1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

A. Krishna	0	$0	43,255	5,511,619

V.M. Rometty	0	0	68,937	8,918,942

J.J. Kavanaugh	0	0	25,889	3,342,863

J.M. Whitehurst	0	0	147,091	17,819,509

J.E. Kelly III	0	0	29,518	3,818,651

M.H. Browdy	0	0	19,570	2,530,983

(1)

Amounts shown in these columns reflect PSU, RSA, RSU, and RRSU awards that vested during 2020. The PSU award for the 2018-2020 performance period vested on December 31, 2020, and paid out to each named executive officer on February 1, 2021; the value of this PSU award was determined by multiplying the number of shares by the closing price of IBM stock on the vesting date. See the 2020 Summary Compensation Table Narrative for details on these types of awards.

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2020 Retention Plan Narrative

General Description and Purpose

During the mid-1990s, an additional form of retention compensation was created for certain IBM U.S. leaders. The plan, formally called the “IBM Supplemental Executive Retention Plan” (Retention Plan), began in 1995 during a particularly trying time in IBM’s history when it faced challenges that many thought put its very existence at risk. Some key leaders were recruited away from IBM during this time. In this environment, IBM created this new plan to help retain for full careers the caliber of senior leaders needed to turn IBM around, preserve its long-term viability and position it for growth in the future.

Because its original purpose had been met, the Retention Plan was closed to new participants effective May 1, 2004, and will not be replaced by any other plan. Future accruals under the Retention Plan stopped on December 31, 2007, therefore, a participant’s Retention Plan benefit does not consider pay earned or service performed after such date.

Payments accrue based on age and service and are typically payable only after age 60, as a way to encourage senior leaders to continue working for IBM past the age when many others at IBM choose to retire.

Even though the Retention Plan provides for the payment of specified benefits after retirement, given the nature of this program as a retention vehicle, the Retention Plan is discussed in its own section instead of in the Pension Benefits section. As a consequence, the amounts reflected below are separately presented in the 2020 Retention Plan Table and are not included in the 2020 Pension Benefits Table.

The 2020 Retention Plan Table shows each eligible named executive officer’s number of years of credited service, present value of accumulated benefit and payments during the last fiscal year under the Retention Plan. The Retention Plan is a U.S. Plan and eligibility is based on U.S. employment. Mrs. Rometty, Mr. Kavanaugh and Dr. Kelly are eligible for a benefit under the Retention Plan. Mr. Krishna is not eligible for a Retention Plan benefit because he did not meet all of the eligibility criteria. Mr. Whitehurst and Ms. Browdy were hired after the Retention Plan was closed to new participants.

Description of Retention Plan

•	The Retention Plan provides for payment of an annual benefit as long as the participant satisfies the age, service, pay, and job level requirements.

•	Effective July 1, 1999, IBM amended the Retention Plan to provide a new benefit formula, but allowed participants who met certain age, service, and pay level conditions as of June 30, 1999 to continue to earn benefits under the prior formula if the prior formula provides a greater benefit.

•	Retention Plan benefits are subject to forfeiture and rescission if an executive is terminated for cause or engages in competitive or other activity detrimental to IBM during or following employment.

Material Terms and Conditions: 1995 Retention Plan

•	The benefits provided under the Retention Plan for Mr. Kavanaugh and Dr. Kelly are determined under the Retention Plan formula in effect prior to the July 1, 1999 amendment (1995 Retention Plan).

•	Benefits are available under the 1995 Retention Plan only if a participant terminates employment, becomes disabled or dies on or after meeting the early retirement age and service requirement, holds an executive-level position immediately prior to termination or death, and has final average pay of at least $160,000 immediately prior to termination, disability or death.

•	The benefit provided under the 1995 Retention Plan is payable only as an annuity beginning on the first day of the month following termination of employment (subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code).

•	If the participant terminates employment on or after age 60, the 1995 Retention Plan benefit expressed as an annual single life annuity is equal to:

•	If the participant terminates employment before age 60, the annual single life annuity resulting from the sum of the amounts specified in (1) through (4) is reduced as specified in the Retention Plan. For example, if a participant terminates at age 59, the benefit is reduced by 3%, at age 58, by 7%, and at age 57, by 11%.

•	The benefit of a participant in the 1995 Retention Plan will not be less than the benefit that would be provided if the participant were in the 1999 Retention Plan, as described in the next subsection.

Material Terms and Conditions: 1999 Retention Plan

•	The benefits provided under the Retention Plan to Mrs. Rometty are determined under the Retention Plan formula in effect on and after the July 1, 1999 amendment (1999 Retention Plan).

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•	Benefits are available under the 1999 Retention Plan if a participant holds an executive-level position immediately prior to termination or death, has final average pay in excess of $405,400 on both January 1, 2007 and immediately prior to termination or death, and either:

–	Terminates employment for any reason other than cause or dies, in each case after attaining age 60 and completing at least five years of service; or

–

Terminates employment for any reason other than cause or dies, in each case after attaining age 55 and completing at least 15 years of service and either becomes disabled (as determined under IBM’s long-term disability plan), or if approved by the Board in the case of the two highest paid officers (and if approved by the Compensation Committee and the chairman and chief executive officer in the case of any other officer of IBM).

•	If the participant terminates employment after attaining age 60 and completing at least five years of service, the 1999 Retention Plan benefit expressed as an annual single life annuity is equal to:

•	In no event will the sum of the amounts in (1) and (2) exceed 65% times final average pay times a fraction (no greater than 1), the numerator of which is the participant’s years of service and the denominator of which is 35.

•	A participant who terminates employment after attaining age 55, but prior to attaining age 60, who completes at least 15 years of service, and who receives Compensation Committee and chairman and chief executive officer approval (or Board approval in the case of the two highest paid officers) as described above, will receive a reduced single life annuity. The reduced single life annuity will be determined by reducing the sum of the amounts specified in (1) and (2) by 0.5% for each month that the benefit commencement date precedes age 60.

Compensation Elements Included in Calculations

•	The definitions of eligible final average pay and eligible compensation for purposes of the Retention Plan have the same meanings as under the Pension Credit Formula in the IBM Personal Pension Plan.

Funding

•	The Retention Plan is unfunded and maintained as a book reserve (notional) account.

•	No funds are set aside in a trust or otherwise; participants in the Retention Plan are general unsecured creditors of IBM regarding the payment of their Retention Plan benefits.

Policy Regarding Extra Years of Credited Service

•	Generally, a participant’s years of credited service for benefits are based on the years an employee participated in the IBM Personal Pension Plan through December 31, 2007, the date accrual of future benefits stopped.

Available Forms of Payment

•	A participant’s benefit is only payable in the form of an annuity with monthly benefit payments beginning on the first day of the month following termination of employment (subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code). Lump sum payments are not available under the Retention Plan.

•	A participant may elect to receive his or her benefit in the form of a single life annuity or in certain other actuarially equivalent forms of payment.

Annual Retention Plan Benefit

•	The annual Retention Plan benefit that was earned as of December 31, 2007 and that is payable as a single life annuity beginning at the earliest unreduced retirement age (as defined in the next subsection) for each eligible named executive officer is detailed in the table below.

Name	Annual Retention Plan Benefit at Earliest Unreduced Retirement Age

V.M. Rometty	$94,681

J.J. Kavanaugh	18,956

J.E. Kelly III	583,528

Present Value of Accumulated Benefit

•	The present value of accumulated benefit shown in the 2020 Retention Plan Table below is the value as of December 31, 2020 of the annual Retention Plan benefit that was earned as of December 31, 2007.

•	The earliest unreduced retirement age is the earliest age an eligible named executive officer may start receiving the Retention Plan benefit without a reduction for early commencement. As of December 31, 2020, Mrs. Rometty and Dr. Kelly had reached the earliest unreduced retirement age. Because Mr. Kavanaugh did not attain age 60 by December 31, 2020, the earliest unreduced retirement age is his age on the first day of the month that coincides with or next follows the attainment of age 60.

•	Certain assumptions were used to determine the present value of the annual accumulated Retention Plan benefit that is payable beginning at the earliest unreduced retirement age. Those assumptions are described immediately following the 2020 Retention Plan Table.

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2020 RETENTION PLAN TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	(1)	Present Value of Accumulated Benefit ($) (d)	(2)	Payments During Last Fiscal Year ($) (e)

V.M. Rometty	Retention Plan	26		$1,750,517		$0

J.J. Kavanaugh	Retention Plan	12		327,190		0

J.E. Kelly III	Retention Plan	27		9,205,327		0

(1)

Reflects years of credited service as of December 31, 2007, which was the date accruals under the Retention Plan stopped. Each of the eligible named executive officers in this table has 13 additional years of service with IBM after that date.

(2)

While the accruals under the Retention Plan stopped on December 31, 2007, the value of the Retention Plan benefit for the eligible named executive officers will continue to change based on their ages, the assumptions used to calculate the present value of the accumulated benefit, and the benefit that would be provided under the IBM Personal Pension Plan.

Assumptions to determine present value for each eligible named executive officer, as of December 31, 2020:

•	Measurement date: December 31, 2020

•	Interest rate for present value: 2.2%

•	To determine Personal Pension Account benefit:

–	Interest crediting rate: 1.1% for 2021 and after

–	Interest rate to convert Personal Pension Account balance to single life annuity: 0.5233% for years 1–5, 2.3033% for years 6–20, and 3.1533% for year 21 and after

–	Mortality table to convert Personal Pension Account balance to single life annuity is 2021 Personal Pension Account Optional Combined Unisex Table

•	Mortality (pre-commencement): None

•	Mortality (post-commencement):
–	Base Table: Modified RP-2014 White Collar sex-distinct annuitant tables with adjustment to 2006 by backing out MP-2014 improvement and further adjusting the mortality rates by a factor of 1.016

–

Improvement Scale: A modified Scale MP-2020 projection table with projected improvements starting in 2006 for healthy mortality. The modified table is based on the RPEC 2014 v2020 model, with the same 20 year diagonal convergence period and 10 year horizontal convergence period and underlying weighting percentages for the age/period and year-of-birth cohort periods. The long-term improvement rates are 0.75% up to age 85, linearly decreasing to 0.0% at age 115

•	Withdrawal rates: None

•	Retirement rates: None prior to Assumed Retirement Age

•	Normal Retirement Age: Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan

•	Assumed Retirement Age: Later of Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan, or current age

•	Accumulated benefit is calculated based on credited service and final average pay as of December 31, 2007

•	Offset for benefit payable under the IBM Personal Pension Plan is determined based on the single life annuity that would be payable under the plan beginning on the first day of the month following the assumed termination of employment

•	Present value is the present value of the single life annuity payable at assumed retirement age beginning on the first day of the month following the assumed termination of employment. The six-month delay under the Retention Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose

•	All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at termination of employment

Assumptions to determine present value as of December 31, 2019:

•	The column titled Change in Retention Plan Value in the 2020 Summary Compensation Table quantifies the change in the present value of the Retention Plan benefit from December 31, 2019 to December 31, 2020

•	To determine the present value of the Retention Plan benefit as of December 31, 2019, the same assumptions that are described above to determine present value as of December 31, 2020 were used, except (1) a 3.1% interest rate, Modified RP-2014 White Collar sex-distinct annuitant tables with adjustment to 2006 by backing out MP-2014 improvement and further adjusting the mortality rates at each age (averaging approximately 1.016); and the Modified MP-2019 improvement scale, and (2) to determine the Personal Pension Account benefit, the following were used:

–	Interest crediting rate: 2.7% for 2020 and after

–	Interest rate to convert Personal Pension Account balance to annual single life annuity: 2.0767% for years 1–5, 3.0433% for years 6–20, and 3.6367% for year 21 and after

•	Mortality table for Personal Pension Account balance conversion: 2020 Personal Pension Account Optional Combined Unisex Table

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2020 Pension Benefits Narrative

The 2020 Pension Benefits Tables show the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year for each eligible named executive officer under the IBM U.S. defined benefit pension plan. Mr. Krishna, Mrs. Rometty, Mr. Kavanaugh and Dr. Kelly have pension benefits under the U.S. defined benefit pension plan. Neither Mr. Whitehurst nor Ms. Browdy have a benefit under any IBM defined benefit pension plan.

U.S. Qualified Plan and Nonqualified Plan Descriptions — General

The IBM Personal Pension Plan consists of a tax-qualified plan and a non-tax qualified plan. Effective January 1, 2008, the non-tax qualified plan was renamed the IBM Excess Personal Pension Plan and is referred to herein as the Nonqualified Plan, and the tax-qualified plan is referred to as the Qualified Plan. The combined plan is referred to herein as the IBM Personal Pension Plan. Effective January 1, 2005, the IBM Personal Pension Plan was closed to new participants.

Plan Description

•	Effective July 1, 1999, IBM amended the IBM Personal Pension Plan to provide a new benefit formula, but allowed participants who met certain age and service conditions as of June 30, 1999, to elect to continue to earn benefits under the prior formulas, including the Pension Credit Formula.

•	Accrual of future benefits under the IBM Personal Pension Plan stopped on December 31, 2007. Accordingly, a participant’s pension benefit does not consider pay earned and service credited after such date.

•	The Qualified Plan provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code.

•	The Nonqualified Plan provides unfunded, nonqualified benefits in excess of the limits on compensation.

IBM U.S. Personal Pension Plan (Qualified Plan)

Purpose of the Qualified Plan

•	The Qualified Plan was designed to provide tax-qualified pension benefits that are generally available to all U.S. regular employees.

•	The cessation of accruals under the Qualified Plan and the continued IBM contributions under the tax-qualified defined contribution plan, the IBM 401(k) Plus Plan, reflects IBM’s desire to provide appropriate benefits for its employees, consistent with the changing needs of IBM’s workforce and the changing nature of retirement benefits provided by IBM’s current competition.

Material Terms and Conditions: Pension Credit Formula under the Qualified Plan

•	The benefits under the Qualified Plan for Mrs. Rometty are determined under the Pension Credit Formula. Mrs. Rometty satisfied the eligibility requirements for the Pension Credit Formula in 1999.
•	The Pension Credit Formula is a pension equity formula that provides annual benefits based on a participant’s total point value divided by an annuity conversion factor.

•	The total point value is equal to total base points times final average pay plus total excess points times final average pay in excess of Social Security Covered Compensation.

•	For purposes of the Pension Credit Formula, final average pay is equal to average compensation over the final five years of employment or the highest consecutive five calendar years of compensation, whichever is greater, prior to 2008.

•	The annuity conversion factor is pre-determined according to the IBM Personal Pension Plan document.

•	Prior to 2008, participants earned points as follows: 0.16 base points each year until a 4.25 base point cap was reached, and 0.03 excess points each year until a 0.75 excess point cap was reached.

•	The total point value is converted to an annuity at the benefit commencement date based on pre-determined annuity conversion factors.

•	A participant may receive his or her benefit immediately following termination of employment, or may defer benefit payments until any time between early retirement age and normal retirement age.

•	Early retirement age is defined as:

–	Any age with 30 years of service;

–	Age 55 with 15 years of service; or

–	Age 62 with five years of service.

•	As of December 31, 2020, Mrs. Rometty had attained early retirement age.

•	Under the Pension Credit Formula, a participant who terminates employment and whose pension benefit commences before his or her normal retirement age will receive smaller monthly annuity payments than if his or her benefit commences at normal retirement age.

•	Instead of receiving his or her entire benefit under the Pension Credit Formula as an annuity, a participant may elect to receive a portion of the benefit as an unsubsidized lump sum. The lump sum amount is based on the benefit the participant earned before January 1, 2000.

Material Terms and Conditions: Personal Pension Account Formula under the Qualified Plan

•	Messrs. Krishna’s and Kavanaugh’s, and Dr. Kelly’s benefit under the Qualified Plan is determined under the Personal Pension Account formula, which is a cash balance formula.

•

According to the terms of the Qualified Plan, under the Personal Pension Account formula prior to 2008, the eligible named executive officers above receive pay credits and interest credits to their respective Personal Pension Accounts. The pay credits for a year were equal to 5% of the eligible named executive officers’ eligible compensation for that year. The interest credits are based on the annual interest rate on one-year Treasury Constant Maturities plus 1%. Further, the eligible named executive officers may

2021 Notice of Annual Meeting & Proxy Statement | 2020 Pension Benefits Narrative	61

receive their benefit under the Personal Pension Account formula at any time following termination of employment, but may not defer the commencement of the benefit later than normal retirement age. If the eligible named executive officers’ benefit begins to be paid before normal retirement age, it will be reduced when compared to the benefit that would commence at normal retirement age. The eligible named executive officers may receive their benefit in the following forms: a lump sum equal to the Personal Pension Account balance, an annuity that is actuarially equivalent to the Personal Pension Account balance, or both a partial lump sum and a reduced annuity.

Compensation Elements Included in Calculations

•	Prior to 2008, eligible compensation was generally equal to the total amount that is included in income including:

–	Salary;

–	Recurring payments under any form of variable compensation plan (excluding stock options and other equity awards); and

–

Amounts deducted from salary and variable compensation under IBM’s Internal Revenue Code Section 125 plan (cafeteria plan), and amounts deferred under IBM’s 401(k) Plus Plan and Excess 401(k) Plus Plan.

•	Equity compensation — stock options, RSUs, RRSUs, and PSUs — was excluded from eligible compensation.

•	Compensation for a year was limited to the compensation limit under the Internal Revenue Code. For 2007, the last year that benefits accrued under the Qualified Plan, the compensation limit was $225,000. In addition, benefits provided under the Qualified Plan may not exceed an annual benefit limit under the Internal Revenue Code (which in 2020 was $230,000 payable as an annual single life annuity beginning at normal retirement age).

Qualified Plan Funding

•	Benefits under the Qualified Plan are funded by an irrevocable tax-exempt trust.

•	A participant’s benefits under the Qualified Plan are payable from the assets held by the tax-exempt trust.

Policy Regarding Extra Years of Credited Service

•	Generally, a participant’s years of credited service are based on the years an employee participates in the Qualified Plan.

•	The years of credited service for the eligible named executive officers are based only on their service while eligible for participation in the Qualified Plan.

IBM U.S. Excess Personal Pension Plan (Nonqualified Plan)

Purpose of the Nonqualified Plan

•	The Nonqualified Plan provides Qualified Plan participants with benefits that may not be provided under the Qualified Plan because of the tax limits on eligible compensation.

•	The benefit provided to a participant is payable following a separation from service from IBM (subject to the six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code).

Material Terms and Conditions of the Nonqualified Plan

•	The Nonqualified Plan provides a benefit that is equal to the benefit that would be provided under the Qualified Plan if the compensation and benefit limits did not apply minus the benefit actually provided under the Qualified Plan disregarding the benefit limits.

Nonqualified Plan Funding

•	The Nonqualified Plan is unfunded and maintained as a book reserve (notional) account.

•	No funds are set aside in a trust or otherwise; participants in the Nonqualified Plan are general unsecured creditors of IBM with respect to the payment of their Nonqualified Plan benefits.

Policy Regarding Extra Years of Credited Service

•	The years of credited service for the eligible named executive officers are based only on their service while eligible for participation in the Qualified Plan. Because accruals under the Nonqualified Plan stopped on December 31, 2007, service performed after such date is not counted.

Available Forms of Payment

Pension Credit Formula

•	A portion of the benefit that is available to Mrs. Rometty under the Qualified Plan may be paid as a lump sum. The portion is determined on the benefit that was earned before January 1, 2000.

•	The benefit available to Mrs. Rometty under the Nonqualified Plan may only be paid as an annuity.

Personal Pension Account

•	Under the terms of the Qualified Plan, the entire benefit may be paid as a lump sum.

•	Messrs. Krishna and Kavanaugh, and Dr. Kelly, have elected to receive their Nonqualified Plan benefit in a lump sum immediately following separation from service.

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•	The maximum lump sum amount that the eligible named executive officers could have elected to receive under the Qualified Plan and Nonqualified Plan, as of January 1, 2021 if they had a separation from service from IBM on December 31, 2020 was equal to:

	Maximum Lump Sum
Name	Qualified Plan	Nonqualified Plan	Total Available Lump Sum

A. Krishna	$258,008	$81,934	$ 339,942

V.M. Rometty	652,731	N/A	652,731

J.J. Kavanaugh	175,478	75,930	251,408

J.E. Kelly III	678,225	1,076,841	1,755,066

•	A participant may elect to receive his or her entire benefit, or the portion of the benefit that is not paid as a lump sum, in the form of a single life annuity or in certain other actuarially equivalent forms of payment.

Annual Pension Benefits

•	The annual pension benefit that was earned as of December 31, 2007, and that is payable as a single life annuity beginning at normal retirement age for each of the eligible named executive officers is below. Because Messrs. Krishna and Kavanaugh, and Dr. Kelly will receive a lump sum payment for their Nonqualified Plan benefits, no amount is represented for them in the Nonqualified Plan column below:

	Annual Pension Benefit at Normal Retirement Age
Name	Qualified Plan	Nonqualified Plan	Total Benefit

A. Krishna	$20,769	N/A	$ 20,769

V.M. Rometty	81,365	$340,058	421,423

J.J. Kavanaugh	12,351	N/A	12,351

J.E. Kelly III	45,165	N/A	45,165

Present Value of Accumulated Benefit

•	The present value of accumulated benefit is the value as of December 31, 2020 of the annual pension benefit that was earned as of December 31, 2007.

•	The annual pension benefit is the benefit that is payable for the named executive officer’s life beginning at his or her normal retirement age.

•	The normal retirement age is defined as the later of age 65 or the completion of one year of service.

•	Certain assumptions were used to determine the present value of accumulated benefits. Those assumptions are described immediately following the 2020 Pension Benefits Table.

2020 PENSION BENEFITS TABLE

As noted in the General Description and Purpose to the 2020 Retention Plan Narrative, the 2020 Pension Benefits Table does not include amounts reflected in the 2020 Retention Plan Table.

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2) ($) (d)	Payments During Last Fiscal Year ($) (e)

A. Krishna	Qualified Plan	17	$289,653	$0
	Nonqualified Plan		76,025	0
	Total Benefit		$365,678	$0

V.M. Rometty	Qualified Plan	26	1,504,329	$0
	Nonqualified Plan		6,287,173	0
	Total Benefit		7,791,502	$0

J.J. Kavanaugh	Qualified Plan	12	158,880	$0
	Nonqualified Plan		67,651	0
	Total Benefit		226,531	$0

J.E. Kelly III	Qualified Plan	27	700,948	$0
	Nonqualified Plan		1,076,841	0
	Total Benefit		1,777,789	$0

(1)

Reflects years of credited service as of December 31, 2007, which was the date accruals under the Qualified Plan and the Nonqualified Plan stopped. Each of the named executive officers in this table has 13 additional years of service with IBM after that date.

(2)

While the accruals under the Qualified Plan and the Nonqualified Plan stopped on December 31, 2007, the value of the Qualified Plan and Nonqualified Plan benefits for the eligible named executive officers will continue to change based on their ages and the assumptions used to calculate the present value of the accumulated benefit.

Assumptions to determine present value as of December 31, 2020 for each eligible named executive officer:

•	Measurement date: December 31, 2020

•	Interest rate for present value: 2.2%

•	To determine Personal Pension Account benefit:

–	Interest crediting rate: 1.1% for 2021 and after
–	Interest rate to convert Personal Pension Account balance to single life annuity: 0.5233% for years 1–5, 2.3033% for years 6–20, and 3.1533% for year 21 and after

–	Mortality table to convert Personal Pension Account balance to single life annuity is 2021 Personal Pension Account Optional Combined Unisex Table

•	Mortality (pre-commencement): None

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•	Mortality (post-commencement):

–	Base Table: Modified RP-2014 White Collar sex-distinct annuitant tables with adjustment to 2006 by backing out MP-2014 improvement and further adjusting the mortality rates by a factor of 1.016

–

Improvement Scale: A modified Scale MP-2020 projection table starting in 2006 for healthy mortality. The modified table is based on the RPEC 2014 v 2020 model, with the same 20 year diagonal convergence period and 10 year horizontal convergence period and underlying weighting percentages for the age/period and year-of-birth cohort periods. The long-term improvement rates are 0.75% up to age 85, linearly decreasing to 0.0% at age 115

•	Withdrawal rates: None

•	Retirement rates: None prior to Assumed Retirement Age

•	Normal Retirement Age: Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan

•	Assumed Retirement Age: Later of Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan, or current age

•	Accumulated benefit is calculated based on credited service and compensation history as of December 31, 2007

•	Benefit payable as a single life annuity in the case of the Pension Credit Formula and as a 50% lump sum/50% annuity for Dr. Kelly and a 90% lump sum/10% annuity for Messrs. Krishna and Kavanaugh in the case of the qualified Personal Pension Account Formula beginning on the first day of the month following a separation from service from IBM. The Excess Plan’s Personal Pension Plan Account formula benefit for Messrs. Krishna, Kavanaugh and Dr. Kelly is payable as a lump sum. The six-month delay under the Nonqualified Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose

•	The Pension Credit Formula conversion factor is based on age at December 31, 2007 and commencement at age 65

•	All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at separation from service from IBM

Assumptions to determine present value as of December 31, 2019:

•	The column titled Change in Pension Value in the 2020 Summary Compensation Table quantifies the change in the present value of the pension benefit from December 31, 2019 to December 31, 2020

•	To determine the present value of the pension benefit as of December 31, 2019, the same assumptions that are described above to determine the present value as of December 31, 2020 were used, except a (1) 3.1% interest rate, Modified RP-2014 White Collar sex-distinct annuitant tables with adjustment to 2006 by backing out MP-2014 improvement and further adjusting the mortality rates at each age (averaging approximately 1.016); and Modified MP-2019 improvement scale, and (2) to determine the Personal Pension Account benefit, the following were used:

–	Interest crediting rate: 2.7% for 2020 and after

–	Interest rate to convert Personal Pension Account balance to single life annuity: 2.0767% for years 1–5, 3.0433% for years 6– 20, and 3.6367% for year 21 and after

–	Mortality table for Personal Pension Account balance conversion: 2020 Personal Pension Account Optional Combined Unisex Table

64	2021 Notice of Annual Meeting & Proxy Statement | 2020 Pension Benefits Narrative

2020 Nonqualified Deferred Compensation Narrative

IBM Excess 401(k) Plus Plan — U.S.

General Description and Purpose

•	Effective January 1, 2008, the IBM Executive Deferred Compensation Plan (EDCP) was amended and renamed the IBM Excess 401(k) Plus Plan. IBM employees, including the named executive officers, who are eligible to participate in the IBM 401(k) Plus Plan and whose eligible pay is expected to exceed the Internal Revenue Code compensation limit for the applicable plan year are eligible to participate in the Excess 401(k) Plus Plan. The purpose of the Excess 401(k) Plus Plan is to provide employees with the opportunity to save for retirement on a tax-deferred basis and provide benefits that would be provided under the qualified IBM 401(k) Plus Plan if the compensation limits did not apply.

•	The 2020 Nonqualified Deferred Compensation Table shows the employee deferrals (executive contributions), IBM match (registrant contributions), automatic contributions (registrant contributions), discretionary awards (registrant contributions) and investment gain or loss (aggregate earnings) for each named executive officer during 2020.

•	The table also shows the total balance that each named executive officer has accumulated over all the years he or she has participated in the plan.

•	Account balances in the Excess 401(k) Plus Plan are comprised of cash amounts that were deferred by the participant or contributed by IBM (Basic Account), and all deferred shares, comprised of shares that were deferred by the participant (Deferred IBM Shares). Generally, amounts deferred and vested prior to January 1, 2005 are not subject to Section 409A of the Internal Revenue Code, while amounts deferred and vested on and after January 1, 2005 are subject to Section 409A of the Internal Revenue Code.

•	The Excess 401(k) Plus Plan balance is not paid to, and cannot be accessed by, the participants until after a separation from service from IBM.

•	The Excess 401(k) Plus Plan allows the clawback of IBM matching and automatic contributions made to a participant’s account after March 31, 2010, if a participant engages in activity that is detrimental to IBM (including but not limited to competitive business activity, disclosure of confidential IBM information or solicitation of IBM clients or employees).

Compensation Eligible for Deferral under Excess 401(k) Plus Plan

•	An eligible employee may elect to defer up to 80% of salary and eligible performance pay, which includes annual incentive program payments.

•	In both cases, the Internal Revenue Code requires the deferral elections to be made before the calendar year in which the compensation is earned.

Deferred IBM Shares

•	Prior to January 1, 2008, under the EDCP, any executive, including non-U.S. executives, could have elected to defer receipt of shares of IBM stock that otherwise would be paid as a result of the vesting of certain restricted stock unit awards granted on or before December 31, 2007 under IBM’s Long-Term Performance Plan (LTPP). Such deferral occurred when the awards vested.

•	In addition, in accordance with Internal Revenue Service rules, an executive could have also elected to defer receipt of shares of IBM stock that otherwise would be paid on or before February 1, 2008 as a result of the vesting of Performance Share Unit (PSU) awards under IBM’s LTPP.

•	There are no outstanding deferral elections that would result in any future deferral of stock.

•	Dividend equivalents on Deferred IBM Shares are paid in cash at the same rate and on the same date as the dividends paid to IBM stockholders, and are contributed to the Basic Account.

Excess 401(k) Plus Plan Funding

•	The Excess 401(k) Plus Plan is unfunded and maintained as a book reserve (notional) account.

•	No funds are set aside in a trust or otherwise; participants in the plan are general unsecured creditors of IBM for payment of their Excess 401(k) Plus Plan accounts.

IBM Matching Contributions

•	IBM credits matching contributions to the Basic Account of each eligible participant who defers salary or eligible performance pay under the Excess 401(k) Plus Plan.

•	The matching contributions equal the percentage of the sum of: (i) the amount the participant elects to defer under the Excess 401(k) Plus Plan; and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits. The maximum matching contribution percentage for a participant is the same as the participant’s percentage under the IBM 401(k) Plus Plan. Generally, participants hired or rehired by IBM U.S. before January 1, 2005, are eligible for up to 6% matching contributions; generally, participants hired or rehired by IBM U.S. on or after January 1, 2005 and who complete one year of service, are eligible for up to 5% matching contributions. Mr. Krishna, Mrs. Rometty, Mr. Kavanaugh, and Dr. Kelly are eligible for a 6% matching contribution. Mr. Whitehurst and Ms. Browdy are eligible for a 5% matching contribution. Effective January 1, 2016, the matching contributions equal the sum of: (i) a participant’s match rate times the amount the participant elects to defer under the Excess 401(k) Plus Plan; and (ii) the participant’s match rate times the eligible compensation after reaching the Internal Revenue Code compensation limits.

IBM Automatic Contributions

•	Effective January 1, 2008, IBM credits automatic contributions to the Basic Account of each eligible participant.

•

The automatic contributions equal a percentage of the sum of: (i) the amount the participant elects to defer under the Excess 401(k) Plus Plan; and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits. The automatic contribution percentage for a participant is the participant’s automatic contribution

2021 Notice of Annual Meeting & Proxy Statement | 2020 Nonqualified Deferred Compensation Narrative	65

percentage under the IBM 401(k) Plus Plan. Generally, the percentage is 2% or 4% if the participant was hired or rehired by IBM U.S. before January 1, 2005 (depending on the participant’s pension plan eligibility on December 31, 2007), or 1% if the participant was hired or rehired by IBM U.S. on or after January 1, 2005 and completes one year of service. For purposes of calculating the automatic contributions under the IBM 401(k) Plus Plan, the participant’s eligible pay excludes the amount the participant elects to defer under the Excess 401(k) Plus Plan. The automatic contribution percentage is 4% for Mrs. Rometty; 2% for Mr. Krishna, Mr. Kavanaugh and Dr. Kelly; and 1% for Mr. Whitehurst and Ms. Browdy.

•	Matching contributions and automatic contributions are made once annually at the end of the year. In order to receive such IBM contributions each year, a participant must have completed the service requirement, and must be employed on December 15 of the plan year. However, if a participant separates from service (including going on long-term disability) prior to December 15, and the participant has:

–	At least 30 years of service;

–	At least 15 years of service and is at least age 55;

–	At least 5 years of service and is at least age 62; or

–	At least 1 year of service and is at least age 65;

or, if a participant dies prior to December 15 in a given year, then the participant will be eligible to receive such IBM contributions as soon as practicable following separation from service.

IBM Transition Credits

•	Effective for the period of January 1, 2008 through June 30, 2009, IBM credited transition credits to an eligible participant’s Basic Account for those employees who were receiving transition credits in their Personal Pension Account under the Qualified Plan as of December 31, 2007. Under the terms of the IBM 401(k) Plus Plan, Mr., Krishna, Mr. Kavanaugh and Dr. Kelly were eligible to receive transition credits.

Earnings Measures

•	A participant’s contributions to the Basic Account are adjusted for earnings and losses, until it has been completely distributed, based on investment choices selected by the participant.

•	IBM does not pay guaranteed, above-market or preferential earnings in the Excess 401(k) Plus Plan.

•	The available investment choices are the same as the primary investment choices available under the IBM 401(k) Plus Plan, which are as follows (with 2020 annual rates of return indicated for each):

–	Target Retirement 2020 Fund (10.96%)

–	Target Retirement 2025 Fund (11.62%)

–	Target Retirement 2030 Fund (12.03%)

–	Target Retirement 2035 Fund (12.58%)

–	Target Retirement 2040 Fund (12.76%)

–	Target Retirement 2045 Fund (12.73%)

–	Target Retirement 2050 Fund (12.79%)

–	Target Retirement 2055 Fund (12.78%)

–	Target Retirement 2060 Fund (12.89%)

–	Target Retirement 2065 Fund (20.77%; from 7/1/2020 to 12/31/2020)

–	Income Plus Fund (10.46%)

–	Conservative Fund (11.51%)

–	Moderate Fund (11.90%)

–	Aggressive Fund (12.46%)

–	Interest Income Fund (2.74%)

–	Inflation Protected Bond Fund (10.97%)

–	Total Bond Market Fund (7.44%)

–	High Yield & Emerging Markets Bond Fund (6.13%)

–	Total Stock Market Index Fund (20.86%)

–	Total International Stock Market Index Fund (11.42%)

–	Global Real Estate Stock Index Fund (-6.99%)

–	Long-Term Corporate Bond Fund (14.88%)

–	Large Company Index Fund (18.43%)

–	Large-Cap Value Index Fund (2.83%)

–	Large-Cap Growth Index Fund (38.48%)

–	Small/Mid-Cap Stock Index Fund (32.71%)

–	Small-Cap Value Index Fund (4.85%)

–	Small-Cap Growth Index Fund (34.91%)

–	European Stock Index Fund (5.77%)

–	Pacific Stock Index Fund (12.85%)

–	Emerging Markets Stock Index Fund (15.28%)

–	Real Estate Investment Trust Index Fund (-7.70%)

–	International Real Estate Index Fund (-6.15%)

–	IBM Stock Fund (-1.06%)*

*Performance includes dividend equivalent reinvestment

•	A participant may change the investment selections for new payroll deferrals as frequently as each semi-monthly pay cycle and may change investment selections for existing account balances daily, subject to excessive trading restrictions.

•	Effective January 1, 2008, the IBM match under the Excess 401(k) Plus Plan is notionally invested in the investment options in the same manner participant contributions are notionally invested.

•	Because Deferred IBM Shares are credited, maintained, and ultimately distributed only as shares of IBM’s common stock, they may not be transferred to any other investment choice at any time.

•	On a quarterly basis, dividend equivalents are credited to a participant’s account with respect to all or a portion of such account that is deemed to be invested in the IBM Stock Fund at the same rate as dividends to IBM stockholders.

66	2021 Notice of Annual Meeting & Proxy Statement | 2020 Nonqualified Deferred Compensation Narrative

•	Aggregate earnings on Deferred IBM Shares during the last fiscal year, as reported in column (d) of the 2020 Nonqualified Deferred Compensation Table, are calculated as the change in the price of IBM’s common stock between December 31, 2019 and December 31, 2020 for all Deferred IBM Shares that were contributed prior to 2020.

•	Aggregate earnings reflect an $8 quarterly administrative fee.

Payouts, Withdrawals, and Other Distributions

•	No payouts, withdrawals or other distributions from the Basic Account are permitted prior to a separation from service from IBM.

•	At termination, the balance in an eligible executive’s Basic Account that was deferred prior to January 1, 2005 is paid to the executive in an immediate lump sum unless: (a) the balance exceeds $25,000; and (b) the executive satisfies the following age and service criteria:

–	At least age 55 with 15 years of service;

–	At least age 62 with 5 years of service;

–	At least age 65 with 1 year of service;

–	Any age with at least 30 years of service, provided that, as of June 30, 1999, the executive had at least 25 years of service or was at least age 40 with 10 years of service; or

–	Commencing benefits under the IBM Long-Term Disability Plan.

•	As of December 31, 2020, Mr. Krishna, Mrs. Rometty and Dr. Kelly had satisfied the age and service criteria.

•	If the participant has satisfied the age, service, and account balance criteria at termination, but has not made a valid advance election of another form of distribution, the amount of the participant’s Basic Account that was deferred prior to January 1, 2005 is paid in a lump sum in February of the year following separation.

•	If the participant has satisfied the age, service, and account balance criteria at termination and has made a valid advance election, the amount of the participant’s Basic Account that was deferred prior to January 1, 2005 is paid as elected by the participant from among the following choices:

1. Lump sum upon termination;

2. Lump sum in February of the year following termination; or

3. Annual installments (beginning February 1 of the year following termination) for a number of years (between two and ten) elected by the participant.

•	The participant’s Basic Account with respect to amounts deferred on or after January 1, 2005 may be distributed in the following forms as elected by the participant:

1. Lump sum upon separation;

2. Lump sum in February of the year following separation; or

3. Annual installments (beginning February 1 of the year following separation) for a number of years (between two and ten) elected by the participant.

However, if the participant has elected annual installments and the total balance of the participant’s Basic Account upon a separation from service from IBM is less than 50% of the applicable Internal Revenue Code compensation limit (in 2020, 50% of this limit was $142,500), the amounts deferred on or after January 1, 2005 are distributed in a lump sum on the date installments would have otherwise begun.

•	Distribution elections may be changed in advance of separation, in accordance with Internal Revenue Code rules.

•	Distribution elections apply to both the Basic Account and the Deferred Shares Account. Further, within the Basic Account and the Deferred Shares Account, different distribution elections are permitted to be made for the amounts that were deferred before January 1, 2005 and the amounts that were deferred on or after January 1, 2005.

•	At December 31, 2020, the named executive officers had the following distribution elections on file:

–	Mr. Krishna — Lump sum paid in February of the year following separation for pre-2005 amounts, and immediate lump sum for post-2004 amounts.

–	Mrs. Rometty — 10 annual installments for all amounts

–	Mr. Kavanaugh — 2 annual installments for pre-2005 amounts, and lump sum in February of the year following separation for post-2004 amounts.

–	Mr. Whitehurst — 10 annual installments for all amounts

–	Dr. Kelly — lump sum in February of the year following separation for pre-2005 amounts, and 10 annual installments for post-2004 amounts

–	Ms. Browdy — lump sum in February of the year following separation for all amounts

•	Deferred IBM Shares are distributed only in the form of shares of IBM’s common stock.

•	These distribution rules are subject to Section 409A of the Internal Revenue Code, including, for example, the rule that a “specified employee” may not receive a distribution of post-2004 deferrals until at least six months following a separation from service from IBM. All named executive officers, were “specified employees” under Section 409A at the end of the last fiscal year.

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2020 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Plan	Executive Contributions in Last FY ($) (b)	(1)		Registrant Contributions in Last FY ($) (c)	(2)	Aggregate Earnings in Last FY ($) (d) (3)	Aggregate Withdrawal/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)	(4)

A. Krishna	Basic Account	$151,271		Match	$151,271		$(264,353)	$0	$5,176,894
				Automatic	50,424
	Deferred IBM Shares	0			0		0	0	0
	Total	$151,271			$201,695		$(264,353)	$0	$5,176,894

V.M. Rometty	Basic Account	$378,900		Match	$378,900		$965,856	$0	$18,509,083
				Automatic	252,600
	Deferred IBM Shares	0			0		(227,697)	0	3,512,556
	Total	$378,900			$631,500		$738,159	$0	$22,021,639

J.J. Kavanaugh	Basic Account	$179,800		Match	$100,680		$808,744	$0	$5,466,727
				Automatic	33,560
	Deferred IBM Shares	0			0		(1,216)	0	18,756
	Total	$179,800			$134,240		$807,528	$0	$5,485,483

J.M. Whitehurst	Basic Account	$469,546		Match	$44,443		$98,862	$0	$621,739
				Automatic	8,889
	Deferred IBM Shares	0			0		0	0	0
	Total	$469,546			$53,332		$98,862	$0	$621,739

J.E. Kelly III	Basic Account	$113,100		Match	$77,172		$516,887	$0	$15,372,692
				Automatic	25,724
	Deferred IBM Shares	0			0		(26,438)	0	407,851
	Total	$113,100			$102,896		$490,449	$0	$15,780,543

M.H. Browdy	Basic Account	$76,365		Match	$76,365		$18,669	$0	$1,501,713
				Automatic	15,273
	Deferred IBM Shares	0			0		0	0	0
	Total	$76,365			$91,638		$18,669	$0	$1,501,713

(1)

A portion of the amount reported in this column (b) for each named executive officer’s Basic Account, is included within the amount reported as salary for that officer in column (c) of the 2020 Summary Compensation Table. These amounts are: $64,055 for Mr. Krishna; $78,900 for Mrs. Rometty; $179,800 for Mr. Kavanaugh; $469,546 for Mr. Whitehurst; $113,100 for Dr. Kelly; and $27,250 for Ms. Browdy.

(2)

For each of the named executive officers, the entire amount reported in this column (c) is included within the amount reported in column (i) of the 2020 Summary Compensation Table. The amounts reported as IBM contributions to defined contribution plans in footnote 6 to the 2020 Summary Compensation Table are larger because the amounts reported in that footnote also include IBM’s contributions to the IBM 401(k) Plus Plan.

(3)

None of the amounts reported in this column (d) are reported in column (h) of the 2020 Summary Compensation Table because IBM does not pay above-market or preferential earnings on deferred compensation.

(4)

Amounts reported in this column (f) for each named executive officer include amounts previously reported in IBM’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary, and incentive and IBM matching and automatic contributions. This total reflects the cumulative value of each named executive officer’s deferrals, IBM contributions and investment experience, including an $8 quarterly administrative fee.

68	2021 Notice of Annual Meeting & Proxy Statement | 2020 Nonqualified Deferred Compensation Narrative

2020 Potential Payments Upon Termination Narrative

Introduction

IBM does not have any plans, programs or agreements under which payments to any of the named executive officers are triggered by a change of control of IBM, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer. Upon signing an updated IBM offer of employment on December 13, 2019, Mr. Whitehurst waived his right to any severance payments or accelerated vesting of RSAs due to termination without cause, that was provided by his October 28, 2018 employment offer.

The only payments or benefits that would be provided by IBM to a named executive officer following a termination of employment would be provided under the terms of IBM’s existing compensation and benefit programs (as described below).

The 2020 Potential Payments Upon Termination Table that follows this narrative reports such payments and benefits for each named executive officer assuming termination on the last business day of the fiscal year end.

As explained below, certain of these payments and benefits are enhanced by or dependent upon the named executive officer’s attainment of certain age and service criteria at termination. Additionally, certain payments or benefits are not available following a termination for cause and/or may be subject to forfeiture and clawback if the named executive officer engages in certain activity that is detrimental to IBM (including but not limited to competitive business activity, disclosure of confidential IBM information or solicitation of IBM clients or employees).

This 2020 Potential Payments Upon Termination Narrative and the 2020 Potential Payments Upon Termination Table do not reflect payments that would be provided to each named executive officer under the IBM 401(k) Plus Plan or the IBM Individual Separation Allowance Plan following termination of employment on the last business day of the fiscal year end because these plans are generally available to all U.S. regular employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers.

Qualified Plan amounts and Nonqualified Plan amounts are not reflected in the 2020 Potential Payments Upon Termination Table. Previously, these amounts were available under one plan, the IBM Personal Pension Plan, which was generally available to all U.S. regular employees similarly situated in years of service and dates of hire and did not discriminate in favor of executive officers. For amounts payable under the Qualified and Nonqualified Plans, see the 2020 Pension Benefits Table.

The 2020 Potential Payments Upon Termination Table also does not quantify the value of retiree medical and life insurance benefits, if any, that would be provided to each named executive officer following such termination of employment because these benefits are generally available to all U.S. regular employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers; however, the named executive officers’ eligibility for such benefits is described below. The 2020 Potential Payments Upon Termination Table does not contain a total column because the Retention Plan payment is paid as an annuity, not a lump sum. Therefore, a total column would not provide any meaningful disclosure.

Annual Incentive Program (AIP)

•	The AIP may provide a lump sum, cash payment in March of the year following resignation, retirement or involuntary termination without cause. An AIP payment may not be paid if an executive engages in activity that is detrimental to IBM.

•	This payment is not triggered by termination; the existence and amount of any AIP payment is determined under the terms of the AIP applicable to all executives eligible to participate, who are employed through December 31 of the previous year.

•	AIP payments to executive officers are subject to clawback as described in Section 4 of the 2020 Compensation Discussion and Analysis.

•	For purposes of the 2020 Potential Payments Upon Termination Table below, it is assumed that the AIP payment made to each named executive officer following termination of employment on the last business day of the fiscal year end would have been the same as the actual payment made in March 2021.

IBM Long-Term Performance Plans (LTPP)

•	The named executive officers have certain outstanding equity grants under the LTPP including:

–	Stock Options;

–	Restricted Stock Units (RSUs);

–	Retention Restricted Stock Units (RRSUs); and/or

–	Performance Share Units (PSUs) or retention Performance Share Units (RPSUs).

•	The LTPP and/or the named executive officers’ equity award agreements contain the following terms:

–	Generally, unvested stock options, RSUs, RRSUs, PSUs and RPSUs are cancelled upon termination; and

–	Vested stock options may be exercised only for 90 days following termination.

•	Payment of these awards is not triggered by termination of employment (because the awards would become payable under the terms of the LTPP if the named executive officer continued employment), but if he or she resigns, retires or is involuntarily terminated without cause after attaining age 55 with at least 15 years of service, the following terms apply:

–	Vested stock options continue to be exercisable for the remainder of their ten-year term if approved by the Board, Compensation Committee or other appropriate senior management; and

–	IBM prorates a portion of unvested PSU awards to continue to vest under their original vesting schedules.

•	If an executive dies, outstanding stock options, RSU awards and RRSU awards would vest immediately, and outstanding PSU and RPSU awards would remain outstanding and continue to vest under their original vesting schedules.

2021 Notice of Annual Meeting & Proxy Statement | 2020 Potential Payments Upon Termination Narrative	69

•	If an executive becomes disabled, outstanding stock options, RSUs and RRSUs would continue to vest under their original vesting schedules, and outstanding PSUs and RPSUs would remain outstanding and continue to vest under their original vesting schedules.

•	In cases other than death or disability, certain executives may be eligible for continued vesting of these awards after separation.

–

To ensure that the interests of the members of the Performance Team are aligned with IBM’s long-term interests as these leaders approach retirement, these executives, including the named executive officers, may be eligible to receive payouts of their full unvested PSU and RSU awards upon termination if the following criteria are met for our named executive officers:

•	The executive is on the Performance Team at the time of departure;

•	For RSU awards, at least one year has passed since the award grant date; and for PSU awards, at least one year has passed in the performance period;

•	The executive has reached age 55 with 15 years of service at the time of departure; and

•	The payout has been approved by appropriate senior management, the Compensation Committee or the Board, in their discretion.

–

The Chairman and CEO is also eligible for the payouts described upon termination, but instead must reach age 60 with 15 years of service, and the payout must be approved by the Board, in its discretion.

–

Payouts of PSU awards after termination as described above will be made in February after the end of the three-year performance period and only if the performance goals are met. Payouts of RSU awards after termination, as described above, will be made in accordance with the original vesting schedule.

•	The 2020 Potential Payments Upon Termination Table assumes the following:

–

Amounts shown include the payout of the 2018 PSU awards calculated using the actual performance achieved for the 2018–2020 performance period and the 2020 fiscal year-end closing price of $125.88 for IBM common stock; and

–	Outstanding 2019 and 2020 PSU awards were not included because there is no guarantee of payment on these awards as they are subject to meeting threshold performance criteria.

–

Amounts shown include the value of 2017, 2018, and 2019 RSU awards, if the required retirement criteria is met, at the fiscal year-end closing price of $125.88 for IBM common stock because the one-year service requirement from grant has been completed; and

–	Outstanding 2020 RSU awards are not included because the required service of at least one year since the award date of grant has not been completed.

•	LTPP awards for executive officers are subject to forfeiture and rescission if an executive is terminated for cause or engages in activity that is detrimental to IBM prior to or within 12 months following payment (or within 36 months for RRSU awards). LTPP awards for executive officers also contain a covenant that the recipient will not solicit IBM clients for a period of one year or employees for a period of two years following termination of employment.

Cash Retention Award for Mr. Whitehurst

•	In connection with the acquisition of Red Hat, Inc., Mr. Whitehurst was granted a Cash Retention Award (“Retention Award”) which is payable over 3 years on the first, second and third anniversaries of the closing date of the acquisition, if established performance milestones are achieved for the applicable year.

•	If Mr. Whitehurst’s employment is terminated without cause, or due to death or disability, during the period in which the Retention Award is earned, he is eligible to receive the next installment payment that would be paid had he remained employed through the vesting date.

IBM Supplemental Executive Retention Plan (Retention Plan)

•	Payments under the Retention Plan are triggered by resignation, retirement or involuntary termination without cause after attainment of eligibility criteria.

•	Eligibility criteria are described in the 2020 Retention Plan Narrative.

•	Retention Plan payments are paid as an annuity beginning on the first day of the month following termination of employment (subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code).

•	At termination, the executive chooses either a single life annuity or an actuarially equivalent joint and survivor annuity.

•	The 2020 Potential Payments Upon Termination Table reflects the annual amount payable as a single life annuity.

•	This table does not reflect the following provisions that would apply in accordance with Section 409A of the Internal Revenue Code:

–	The payment would be delayed six months following termination; and

–	Amounts not paid during the delay would be paid (with interest) in July 2021.

•	Retention Plan payments are subject to forfeiture and rescission if an executive is terminated for cause or engages in activity that is detrimental to IBM at any time prior to or following commencement of Retention Plan payments.

IBM Excess 401(k) Plus Plan

•	As described in the 2020 Nonqualified Deferred Compensation Narrative, payment of the named executive officers’ Excess 401(k) Plus Plan accounts (Basic Accounts and any Deferred IBM Shares) is triggered by resignation, retirement or involuntary termination.

•	With respect to IBM matching and automatic contributions made to a participant’s account after March 31, 2010, if a

70	2021 Notice of Annual Meeting & Proxy Statement | 2020 Potential Payments Upon Termination Narrative

participant engages in activity that is detrimental to IBM, the Excess 401(k) Plus Plan allows the clawback of such IBM contributions made during the 12-month period prior to the detrimental activity through the date of termination.

•	The 2020 Potential Payments Upon Termination Table indicates the estimated amount and the time and form of payment, determined by either the executive’s distribution election in effect, if any, or the plan’s default distribution provision.

•	Estimated payments were calculated using the aggregate account balance as of the last business day of the fiscal year end, without assumptions for the following between such date and the distribution date(s):

–	Investment gains and losses on the Basic Account (including dividend equivalent reinvestment for the IBM Stock Fund); and

–	Fluctuations in the market price of IBM stock for Deferred IBM Shares.

•	The tables do not reflect:

–

That payment of amounts deferred after December 31, 2004 (and the associated earnings) are subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code; or

–	Any other restriction on such payments imposed by the requirements of Section 409A of the Internal Revenue Code.

Retiree Medical and Life Insurance

General Description

Benefits under IBM’s retiree medical and life insurance programs are triggered by a named executive officer’s retirement, as described below. IBM maintains the Retiree Benefits Plan, the Future Health Account, Access to Group Health Care Coverage and the Retiree Group Life Insurance Plan. Eligibility for a particular program is dependent upon date of U.S. hire, age, and years of service at termination. Future coverage under such programs remains subject to IBM’s right to amend or terminate the plans at any time. The named executive officers would not have been eligible for the Retiree Benefits Plan following a separation from service on the last business day of the fiscal year end because they had not met the eligibility requirements.

IBM Future Health Account (FHA)

•	Amounts credited by IBM to a hypothetical account may be used to offset the cost of eligible medical, dental, and vision insurance coverage for former employees and their eligible dependents.

•	Generally, all regular full-time or part-time U.S. IBM employees who meet the following criteria are eligible to use amounts from the account for these purposes:

–	Hired before January 1, 2004;

–	Not within five years of earliest retirement eligibility under the prior IBM Retirement Plan on June 30, 1999; and

–	At termination they have attained 30 years of service (regardless of age) and were eligible for an opening balance on July 1, 1999, or have attained at least age 55 with 15 years of service. An employee was eligible for an opening balance on July 1, 1999 if the employee was at least age 40 and completed at least one year of service on June 30, 1999.

•	Mr. Krishna, Mrs. Rometty and Dr. Kelly would have been eligible for this benefit following a separation from service on the last business day of the fiscal year end.

•	Mr. Kavanaugh would not have been eligible for this benefit following a separation from service on the last business day of the fiscal year end because he had not met the eligibility requirement noted above.

Access to Group Health Care Coverage

•	Eligible employees may purchase retiree health care coverage under an IBM-sponsored retiree medical option. The cost of this coverage is paid solely by the employee, but the coverage is priced at IBM retiree group rates.

•	Generally, all regular full-time or part-time U.S. IBM employees who meet the following criteria are eligible to purchase such coverage:

–	Hired on or after January 1, 2004, and meet the following age and service requirements at separation from service:

•	At least age 55, with at least five years of service; and either

•	The employee’s age and years of service equal 65; or

•	Withdrawal-eligible for the Future Health Account and the funds in the account have been fully depleted.

–

Hired prior to January 1, 2004 but are not eligible for either the IBM Retiree Benefits Plan or the Future Health Account, and at separation of service employee is at least age 55 or later, and the employee’s age and years of service equal at least 65.

•	Ms. Browdy would have been eligible for this benefit following a separation from service on the last business day of the fiscal year end.

IBM Retiree Group Life Insurance

•	Employees who retire on or after January 1, 2016 will have the option to purchase life insurance at preferred rates, paid solely at their expense.

Arrangements for Dr. Kelly - Consulting Agreement

•	For one year after Dr. Kelly’s retirement, he may be asked, from time to time, to provide services to the Company as an independent contractor. The fee for such services would be $7,800 for each day he provides four or more hours of services and $3,900 per day for each day that he provides less than four hours of services.

2021 Notice of Annual Meeting & Proxy Statement | 2020 Potential Payments Upon Termination Narrative	71

2020 POTENTIAL PAYMENTS UPON TERMINATION TABLE

				LTPP						Nonqualified Deferred Compensation Excess 401(k)(6)
Name	Termination Scenario	Annual Incentive Program ($)	(2)	Stock Options ($)	(3)	Stock Awards ($)	(4)	Retention Plan ($)	(5)	Basic Account ($)		Deferred IBM Shares ($)		Other Retention ($)
A. Krishna	Termination(1)	$2,181,000		$0		$1,996,960		N/A		$5,176,894	(7)	$ 0	(7)
For Cause		0		0		0		N/A		4,975,199	(7)	0	(7)
V.M. Rometty	Termination(1)	4,250,000		0		10,754,810		94,681		1,850,908	(8)	351,256	(8)
For Cause		0		0		0		0		1,787,758	(8)	351,256	(8)
J.J. Kavanaugh	Termination(1)	1,176,300		0		1,906,327		0		5,070,060	(9)	18,756	(9)
For Cause		0		0		0		0		4,935,820	(9)	18,756	(9)
J.M. Whitehurst	Termination(1)	1,041,250		0		0		N/A		62,174	(8)	0		2,000,000	(12)
For Cause		0		0		0		N/A		56,841	(8)	0		0	(12)
J.E. Kelly III	Termination(1)	820,400		0		4,670,148		583,528		5,879,793	(10)	407,851	(10)
For Cause		0		0		0		0		5,869,503	(10)	407,851	(10)
M.H. Browdy	Termination(1)	1,109,520		0		1,379,771		N/A		1,501,713	(11)	0
For Cause		0		0		0		N/A		1,410,075	(11)	0

(1)

Termination generally includes the following separation scenarios: resignation, retirement, and involuntary termination without cause (in all cases, assuming the executive is not entering into competitive or other activity detrimental to IBM).

(2)

Assumes that the AIP payment made to each named executive officer following termination of employment on the last business day of the fiscal year end would have been the same as the actual payment made in March 2021. For Mr. Whitehurst, the amount reported in column (g) of the 2020 Summary Compensation Table is larger than the amount in this column, because this column only includes Mr. Whitehurst’s AIP payment.

(3)	Assumes each named executive officer exercised all vested, in-the-money options at $125.88 (the fiscal year-end closing price of IBM common stock on the NYSE).

(4)

Assumes IBM released each named executive officer’s PSU award, granted in 2018 according to its policy, for the three-year performance period ending December 31, 2020. PSU awards are adjusted for performance and released in shares of IBM common stock (with any fractional shares rounded to the nearest whole share) in February in the year following the end of the performance period. While outstanding 2017, 2018 and 2019 RSU awards are included if required retirement criteria is met, 2020 RSU awards are not included because the required service of at least one year since the award date of grant has not been completed.

(5)

Reflects the Retention Plan benefit payable for eligible named executive officers as an immediate annual single life annuity. See the IBM Supplemental Executive Retention Plan section above for more details.

(6)

Estimated payments to each named executive officer were calculated using the aggregate account balance as of the last business day of the fiscal year end. See the IBM Excess 401(k) Plus Plan section above for more details.

(7)

The amount deferred prior to January 1, 2005 is payable in a lump sum in February 2021. The amount deferred on or after January 1, 2005 is payable in a lump sum immediately following separation. Deferred shares are paid as shares of IBM stock. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of Match and Automatic Contribution made during the last 12 months under plan terms. See column (c) in 2020 Nonqualified Deferred Compensation Table.

(8)

Approximate annual amount payable for 10 years starting in February 2021. Deferred IBM Shares are paid as shares of IBM common stock. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of Match and Automatic Contribution made during the last 12 months under plan terms. See column (c) in 2020 Nonqualified Deferred Compensation Table.

(9)

Sum of the approximate annual amount of Basic Account deferred prior to January 1, 2005 payable for 2 years starting in February 2021 ($396,668) and the amount of the Basic Account deferred on or after January 1, 2005 payable in a lump sum in February 2021 ($4,673,392). Deferred shares are paid as shares of IBM common stock. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of Match and Automatic Contribution made during the last 12 months under plan terms; the forfeiture causes a decrease in the payout of amounts that were deferred on or after January 1, 2005. See column (c) in 2020 Nonqualified Deferred Compensation Table.

(10)

Sum of the amount of Basic Account deferred prior to January 1, 2005 payable in a lump sum in February 2021 ($4,825,026) and the approximate annual amount of the Basic Account deferred on or after January 1, 2005 payable for 10 years starting in February 2021 ($1,054,767). Deferred IBM Shares are paid as shares of IBM common stock. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of Match and Automatic Contribution made during the last 12 months under plan terms; the forfeiture causes a decrease in the payout of amounts that were deferred on or after January 1, 2005. See column (c) in 2020 Nonqualified Deferred Compensation Table.

(11)

Payable in a lump sum in February 2021. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of Match and Automatic Contribution made during the last 12 months under plan terms. See column (c) in 2020 Nonqualified Deferred Compensation Table.

(12)

If Mr. Whitehurst is terminated by IBM without cause, he is eligible to receive his next $2 million cash retention award that is scheduled to be paid after July 9, 2021 (2nd anniversary of the close of the Red Hat acquisition).

72	2021 Notice of Annual Meeting & Proxy Statement | 2020 Potential Payments Upon Termination Narrative

Report of the Audit Committee of the Board of Directors

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with IBM’s management.

2.

The Audit Committee has discussed with IBM’s internal auditors and IBM’s independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss IBM’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB).

3.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP (PwC) required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on IBM’s website at http://www.ibm.com/investor/att/pdf/auditcomcharter.pdf.

5.

IBM’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, IBM’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type, and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, pursuant to authority delegated by the Audit Committee, the Audit Committee chair may approve engagements that are outside the scope of the services and fees approved by the Audit Committee, which are later presented to the Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of IBM, and the Board has approved, that the audited financial statements be included in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

M.L. Eskew (chair)

D.N. Farr

F.W. McNabb III

P.R. Voser

Audit and Non-Audit Fees

Set forth below are the fees for services provided to IBM by its independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC) for the fiscal periods indicated.

(Dollars in millions)	2020	2019

Audit Fees	$52.6	$54.7

Audit Related Fees	43.1	30.8

Tax Fees	2.5	2.1

All Other Fees	0.6	0.4

Total	$98.8	$88.0

Description of Services

Audit Fees: comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of IBM’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees: comprise fees for services that are reasonably related to the performance of the audit or review of IBM’s financial statements, including the support of business acquisition and divestiture activities, independent assessments for service organization control reports, and audit and review of IBM’s retirement and other benefit-related programs. For 2020, these services included approximately $26 million for independent assessments for service organization control reports and approximately $12 million associated with the spin-off of IBM’s managed infrastructure services business. For 2019, these services included approximately $22 million for independent assessments for service organization control reports.

Tax Fees: comprise fees for tax compliance, tax planning and tax advice. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

All Other Fees: comprise fees primarily in connection with certain benchmarking work and permissible advisory services.

2021 Notice of Annual Meeting & Proxy Statement | Report of the Audit Committee of the Board of Directors	73

2. Ratification of Appointment of Independent Registered Public Accounting Firm

IBM’s Audit Committee is directly responsible for the appointment, compensation (including advance approval of audit and non-audit fees), retention and oversight of the independent registered public accounting firm that audits IBM’s consolidated financial statements and its internal controls over financial reporting. In accordance with its charter, the Audit Committee has selected the firm of PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to be IBM’s auditors for the year 2021. With the endorsement of the Board of Directors, the Audit Committee believes that this selection is in the best interests of IBM and its stockholders and, therefore, recommends to stockholders that they ratify that appointment. PwC served in this capacity for the year 2020.

Independent Auditor Engagement

The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent auditor. Prior to the selection of the independent auditor, the Committee considers many factors, including:

•	PwC’s capability and expertise in addressing and advising on the breadth and complexity of IBM’s global operations;

•	PwC’s independence and tenure as IBM’s auditor;

•	PwC’s strong performance on the IBM audit, including the extent and quality of PwC’s communications with the Audit Committee and the results of an internal, worldwide survey of PwC’s service and quality;

•	Analysis of known litigation or regulatory proceedings involving PwC;

•	Public Company Accounting Oversight Board reports (PCAOB);

•	Appropriateness of PwC’s fees for audit and non-audit services; and

•	PwC’s reputation for integrity and competence in the fields of accounting and auditing.

Auditor Independence Controls

The Audit Committee and IBM management have robust policies and procedures in place to monitor and verify PwC’s independence from IBM on a continual basis. These policies and procedures include:

•	Private meetings between the Audit Committee and PwC throughout the year;

•	Annual evaluation by the Audit Committee;

•	Pre-approval by the Audit Committee of non-audit services;

•	Lead engagement partner rotation at least every 5 years; the Audit Committee selects a new lead audit engagement partner after a rigorous process, including candidate interviews;
•	Concurring audit partner rotation at least every 5 years;

•	Auxiliary engagement partner rotation at least every 7 years;

•	Hiring restrictions for PwC employees at IBM; and

•	Internal quality reviews by, or of, PwC, including the performance of procedures to monitor and assess PwC’s independence from its audit clients, as well as the results of peer reviews by other public accounting firms and PCAOB inspections.

Accountability to Stockholders

•	PwC’s representative will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Benefits of Long-Tenured Auditor

PwC has been the independent auditor of IBM since 1958. From 1923 until 1958, the independent auditors of IBM were firms that were ultimately acquired by PwC. The Audit Committee believes that having a long-tenured auditor is in the best interests of IBM and its stockholders in consideration of the following:

•	Institutional knowledge and deep expertise necessary for a large, multinational company with IBM’s breadth of global operations and business;

•	Higher audit quality developed through experience with more than 250 annual statutory audits in almost 100 countries; and

•	No onboarding or educating a new auditor, which would require a significant time commitment and expense, and distract from management’s focus on operational execution, financial reporting and internal controls.

THE IBM BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THIS PROPOSAL.

74	2021 Notice of Annual Meeting & Proxy Statement | 2. Ratification of Appointment of Independent Registered Public Accounting Firm

3. Management Proposal on Advisory Vote on Executive Compensation (Say on Pay)

IBM is asking that you APPROVE the compensation of the named executive officers as disclosed in this Proxy Statement.

In a challenging 2020 environment, IBM delivered $73.6B in revenue and $10.8B in Free Cash Flow*, with over 100% cash realization. Hybrid Cloud revenue grew to over $25 billion, representing 34% of total IBM revenue with growth of 20% year-to-year at constant currency, excluding divestitures*. Our continued shift to higher-value revenue and improved services productivity delivered a 1 point increase in gross profit margins, and allowed the Company to reduce debt by about $11.5B since the July 2019 peak.

In October 2020, IBM announced to investors the planned spin-off of IBM’s managed infrastructure services business, which will immediately be the market leader at twice the size of its nearest competitor. The pending spin-off will enable IBM to focus on delivering sustainable revenue growth as a hybrid cloud and AI Company.

These results reflect the significant actions we have taken to strategically position IBM for high-value, sustainable growth in the years ahead.

In 2020, we once again engaged in a robust program to gather investor feedback. IBM’s CEO, Executive Chairman, and independent Lead Director, participated along with members of IBM’s senior management in this engagement. The Company offered to engage with investors representing more than 50% of the shares that voted on Say on Pay at the 2020 Annual Meeting. Through our discussions with investors and our formal Say on Pay vote results, investors reaffirmed their support for the Company’s compensation policies and programs, which focus on long-term financial performance that drives stockholder value.

In the context of investor feedback, pay decisions continued to be made based on our financial performance relative to our goals, while taking into consideration the significant reshaping of the Company’s portfolio to accelerate our leadership in cloud, Artificial Intelligence (AI) blockchain, security, and other emerging areas that are positioning IBM for sustained growth going forward.

In addition, the Company’s performance metrics for the 2021 Annual Incentive Program and the 2021-2023 Performance Share Unit program have been revamped to reinforce the strategic focus on sustainable revenue growth as a hybrid cloud and AI Company.

IBM’s named executive officers are identified in the 2020 Summary Compensation Table, and pages 32-72 describe the compensation of these officers. 65% of target pay for the Chairman and CEO, and 63% of target pay for the other Named Executive Officers, is at risk and subject to rigorous performance targets. The rigor of these targets is evident in the payouts.

For 2020 performance, the Board approved an annual incentive payment of $2.181 million for Mr. Krishna, which was 85% of target and in line with the Company annual incentive score. This award is based on Mr. Krishna’s personal leadership in transforming IBM’s portfolio for sustainable revenue growth as a hybrid cloud and AI Company in 2021 and beyond through the announced spin-off of the Company’s managed infrastructure services business; achieving record results in IBM’s diverse leadership representation; industry-leading innovation and research in quantum computing and AI; and record employee engagement in a challenging environment.

For the reasons expressed above and discussed in the Compensation Discussion and Analysis, the Executive Compensation and Management Resources Committee and the IBM Board of Directors believe that our compensation policies and programs are aligned with the interests of our stockholders and designed to reward for performance.

We are therefore requesting your nonbinding vote on the following resolution:

“Resolved, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

*	Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.

THE IBM BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

2021 Notice of Annual Meeting & Proxy Statement | 3. Management Proposal on Advisory Vote on Executive Compensation (Say on Pay)	75

Stockholder Proposals

Some of the following stockholder proposals contain assertions about IBM that we believe are incorrect. We have not attempted to refute all of these inaccuracies.

Your Board of Directors opposes the following two proposals for the reasons stated after each proposal.

4. Stockholder Proposal to Have an Independent Board Chairman

Management has been advised that Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, the owner of at least 500 shares of IBM stock, intends to submit the following proposal at the meeting:

Proposal 4 – Independent Board Chairman

Shareholders request that our Board of Directors adopt a policy, and amend our governing documents as necessary to require that the Chairman of the Board of Directors to be an independent member of the Board whenever possible including the next Chairman of the Board transition.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. This policy is not intended to violate any employment contract but recognizes that the Board has broad power to renegotiate an employment contract.

This proposal topic won impressive 40%-support at the 2019 IBM annual meeting even though it was not a fair election. IBM management put is hand on the scale and spent shareholder money on advertisements to oppose this proposal topic. For a fair election shareholders would have had to take money from their own pockets to match the money IBM took from shareholders to advertise for the management position.

Support for proposals to appoint an independent Board chair received 17% higher support at U.S. companies in 2020. Since management performance setbacks often result in higher support for this proposal topic, the mere submission of this proposal may be an incentive for the Chairman of the Board to perform better leading up to the 2021 annual meeting.

It is also important to have an independent board chairman to help make up for the 2020 devaluation of shareholder meetings with the widespread use of online shareholder meetings using the pandemic as a steppingstone. Online meetings are so easy for management that management will never want to return to in-person shareholder meetings.

With tightly controlled online shareholder meetings everything is optional. For instance company status reporting is optional. Also answers to questions are optional even if management misleadingly asks for questions to be typed on a computer screen.

Goodyear management even hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting to bar constructive criticism.

Plus AT&T management would not even allow the proponents of shareholder proposals to read their proposals by telephone at the 2020 AT&T online annual meeting during the pandemic.

Please see: AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

Online shareholder meetings also give management a blank check to make false statements. For instance management at scores of 2020 online annual meetings falsely stated that there were no more shareholder questions. Shareholders were powerless to point out that their questions were not answered.

Please see: Scwartz-Ziv, Miriam, How Shifting from In-Person to Virtual Shareholder Meetings Affects Shareholders’ Voice (August 16, 2020)

Available at SSRN: https://ssrn.com/abstract=367998 or http://dx.doi.org/10.2139/ssrn.3674998

Please vote yes:

Independent Board Chairman- Proposal 4

76	2021 Notice of Annual Meeting & Proxy Statement | Stockholder Proposals

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board’s flexibility to determine the appropriate Board leadership structure is essential.

One of the most important tasks undertaken by a board is to select the leadership of the board and the company. In order to execute this critical function most effectively and in the best interests of the stockholders, a board must maintain the flexibility to determine the appropriate leadership in light of the circumstances at a given time. Because one size does not fit all situations, your Board has altered its structure at various times in response to the particular circumstances at that time. For example, last year, your Board split the Chairman and CEO roles to ensure a seamless and successful leadership transition from Ginni Rometty, your prior CEO, to Arvind Krishna, your current CEO. This transition was the result of a world-class, multi-year succession process during which the Board considered several candidates, and the splitting of the Chairman and CEO roles was a crucial factor in the plan for a smooth succession.

The Directors and Corporate Governance Committee and the Board continuously evaluate the appropriate leadership structure for IBM. In connection with the retirement of Ginni Rometty, the Board determined that the optimal leadership structure was to once again combine the roles of CEO and Chairman. The Board’s review considered the strength of IBM’s independent Board and corporate governance practices and determined that the existing board leadership structure of having a management director serve as Chairman, alongside a robust and independent Lead Director, best serves the needs of the Company and the stockholders at this time. Among other factors, the Board considered and evaluated:

• the importance of consistent, unified leadership to execute and oversee the Company’s strategy;

• the strength of Mr. Krishna’s vision for the Company and the quality of his leadership;

• the strong and highly independent composition of the Board;

• the views and feedback heard from our investors through our ongoing engagement program throughout the years expressing support for IBM’s leadership structure; and

• the meaningful and robust responsibilities of the independent Lead Director, as discussed above.

The Board strongly believes that this current structure strikes the right balance of allowing our Chairman to promote a clear, unified vision for the Company’s strategy and to provide the leadership critical for effectively and efficiently implementing the actions needed to ensure strong performance over the long term, while ensuring robust, independent oversight by the Board and Lead Director.

The Company’s Lead Director role is robust and ensures effective independent oversight at all times. After a rigorous review by the Directors and Corporate Governance Committee and the Board, the Lead Director is elected by the independent members of the Board on an annual basis. The Lead Director has the following robust and meaningful responsibilities serving to ensure a strong, independent, and active Board by enhancing the contributions of IBM’s independent directors. In particular, the Lead Director:

• presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, which are held at every meeting of the Board;

• serves as liaison between the Chairman and the independent directors;

• approves information sent to the Board;

• in collaboration with the Chairman, creates and approves meeting agendas for the Board;

• approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

• has authority to call meetings of the independent directors; and

• if requested by major stockholders, ensures that he or she is available, as necessary after discussions with the Chairman, for consultation and direct communication.

In addition to these core responsibilities, the Lead Director engages in other regular activities including:

• one-on-one debriefs with the Chairman after each meeting;

• spending time with senior management outside of Board meetings to ensure a deep understanding of the business and strategy of the Company; and

• attending certain other committee meetings in addition to the committee that he chairs.

IBM’s strong, independent Board and commitment to good corporate governance adds further support to the Board leadership structure.

Continued enhancement of the Lead Director position is just one example of IBM’s ongoing commitment to strong corporate governance. Independent directors comprise roughly 90% of the Board and 100% of the Audit, Directors and Corporate Governance, and Executive Compensation and Management Resources Committees. After each regularly scheduled Board meeting, both the full Board and the independent directors of the Board meet in executive session, with the independent directors’ session chaired by the Lead Director.

In contrast to the exemplary performance and quality of the IBM Board over the years, the proponent provides no evidence demonstrating that the proposal would result in enhanced oversight, let alone increased value for IBM stockholders. Additionally, this proposal has been rejected by a majority of shareholder votes each time it has been voted on by IBM stockholders, most recently last year. In light of this total lack of empirical support, IBM’s strong and independent Board, the Lead Director’s robust responsibilities and, most importantly, the support of our structure by our stockholders, this stockholder proposal is both inappropriate and unnecessary.

We believe that stockholders benefit when the Board can select the best candidates to run IBM at a given time. THEREFORE, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

2021 Notice of Annual Meeting & Proxy Statement | Stockholder Proposals	77

5. Stockholder Proposal on the Right to Act by Written Consent

Management has been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the owner of at least 25 shares of IBM stock, intends to submit the following proposal at the meeting:

Proposal 5 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

IBM now requires 40% of shares that cast ballots at the annual meeting to call a special shareholder meeting – a higher level than the 10% of shares outstanding permitted by many states of incorporation. Dozens of Fortune 500 companies provide for both shareholder rights – to act by written consent and to call a special meeting.

Our higher 40% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent. Plus our higher 40% threshold has bureaucratic pitfalls that trigger minor shareholder errors that could mean that 60% of shares would need to ask for a special meeting in order to be sure of obtaining the threshold of 40% of requests without errors.

This proposal topic won 42% support at our 2020 annual meeting in spite of misleading management opposition to it. This was not exactly a fair election because of the misleading IBM management statement next to the 2020 proposal. IBM management said written consent could enable shareholders to initiate written consent without giving notice to all shareholders. To the contrary written consent can be adopted with the safeguard that all shareholders are to be given notice.

In 2020 IBM management said it preferred a special shareholder meeting to written consent. With the widespread use of online shareholder meetings in 2020 shareholders no longer have the right to discuss concerns with other shareholders and with the directors at a special shareholder meeting which can now be a stilted formalities online meeting.

Shareholders are also severely restricted in making their views known at an online special shareholder meeting because all their questions and comments can be arbitrarily screened out. For instance Goodyear management became a leader in this shareholder disenfranchisement by hitting the mute button right in the middle of a formal shareholder presentation at its 2020 online shareholder meeting.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.

This is important to consider after our Lead Director, Michael Eskew, receive the highest negative votes of any director in 2019 and 2020 – 92 million negative votes. With long-tenure of 15-years Mr. Eskew can hardly be considered impendent. Shirley Jackson, who received the second highest negative votes in 2019 is no longer on the Board. IBM stock has fallen from $210 since 2013.

Please vote yes:

Right to Act by Written Consent – Proposal 5

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YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Your Board of Directors believes that action by written consent without prior notice to all stockholders is not in the best interest of stockholders and recommends a vote AGAINST this proposal.

This proposal has been repeatedly rejected by IBM shareholders. This year’s version of the proposal inaccurately describes the number of shares required to call a special meeting of the shareholders of IBM. IBM’s corporate governance provisions call for a threshold of 25% of shareholders to call a special meeting, not 40% of shares that cast ballots at the annual meeting. The Company’s by-laws plainly state that “Special meetings of the stockholders, unless otherwise provided by law, may be called at any time by the Chairman of the Board or by the Board, and shall be called by the Board upon written request delivered to the Secretary of the Corporation by the holder(s) with the power to vote and dispose of at least 25% of the outstanding shares of the Corporation” (emphasis added). The Board recommends a vote against this proposal.

IBM has long demonstrated its commitment to sound principles of corporate governance, working to ensure that its practices protect and further the interests of its stockholders. In addition to stockholders’ right to call a special meeting, IBM has:

• a proxy access by-law provision;

• annual election of directors by majority vote;

• the right to remove directors without cause;

• no supermajority provisions in our charter documents;

• annually-enhanced proxy disclosure that gives stockholders extensive insight into the Board’s oversight of management; and

• best-in-class, year-round engagement with our stockholders.

IBM’s current practices also guarantee that notice and an opportunity to be heard precede stockholder votes, enabling meaningful discourse to occur before important decisions are made affecting your Company. In contrast, this proposal would enable the owners of a bare majority of shares to act by voting in favor of their own proposed action, without a meeting and without ever providing notice to other stockholders or IBM. The Board of Directors believes that the adoption of this proposal would not be in the best interests of its stockholders.

Currently, any matter that IBM or its stockholders wishes to present for a stockholder vote must be noticed in advance and presented at a meeting of stockholders. This transparency and fairness allows all stockholders to consider, discuss, and vote on pending stockholder actions. In contrast, the written consent proposal at issue would permit a small group of stockholders (including those who accumulate a short-term voting position through the borrowing of shares) with no fiduciary duties to other stockholders to initiate action with no prior notice either to other stockholders or to the Company, thus preventing all stockholders from having an opportunity to deliberate in an open and transparent manner, and to consider arguments for and against any action, including IBM’s position. Permitting stockholder action by written consent could also lead to substantial confusion and disruption for stockholders, with potentially multiple, even conflicting, written consents being solicited by multiple stockholder groups. The Board does not believe that such a written consent right is an appropriate corporate governance model for a widely-held public company like IBM.

In sum, the Board concludes that adoption of this proposal is unnecessary for the following reasons:

• IBM’s long demonstrated history of commitment to high standards of corporate governance and accountability;

• The belief that holding meetings with proper notice whereby all stockholders may deliberate and discuss the proposed actions, receive and consider the Company’s position, and then vote their shares is the most transparent and fair way for stockholders to take action;

• The safeguards around the ability to act by a special or annual meeting both promote and protect stockholders’ interests; and

• As described in this Proxy Statement, the Company has an established process by which stockholders may communicate directly with IBM’s Board or non-management directors throughout the year on any topics of interest to stockholders.

The Board views the proposal calling for action by written consent without prior notice to all stockholders as unnecessary and not in the best interests of its stockholders. THEREFORE, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

2021 Notice of Annual Meeting & Proxy Statement | Stockholder Proposals	79

6. Stockholder Proposal Requesting the Company Publish Annually a Report Assessing its Diversity, Equity and Inclusion Efforts

Management has been advised that Nia Impact Capital, 1212 Preservation Parkway, Suite 200, Oakland, CA 94612, the owner of at least 11,508 shares of IBM stock, intends to submit the following proposal at the meeting:

Resolved:

Shareholders request International Business Machines Corporation (“IBM”) publish annually a report assessing IBM’s diversity, equity and inclusion efforts, at reasonable expense and excluding proprietary information. The report should include:

•	the Board’s process for addressing the effectiveness of its diversity, equity and inclusion programs, and
•	the Board’s assessment of program effectiveness, as reflected in any goals, metrics, and trends related to its promotion, recruitment and retention of protected classes of employees.

Whereas:

Investors seek quantitative, comparable data to understand the effectiveness of IBM’s diversity, equity and inclusion efforts.

Numerous studies have pointed to the corporate benefits of a diverse workforce. These include:

•	Companies with the strongest racial and ethnic diversity are 35% more likely to have financial returns above their industry medians.
•	Companies in the top quartile for gender diversity are 21% more likely to outperform on profitability and 27% more likely to have superior value creation.[1]
•	The 20 most diverse S&P 500 companies had an average annual five-year stock return that was 5.8% higher than the 20 least-diverse companies.[2]

Yet, significant barriers exist for diverse employees advancing within their careers. Women enter the workforce in almost equal numbers as men (48%). However, the only comprise 22% of the executive suite. Similarly, people of color comprise 33% of entry level workers, yet only 13% of the c-suite.3

IBM’s 2019 Corporate Responsibility Report states, “IBM is an innovation company that solves the hardest problems in business and society. This work requires a highly skilled, truly diverse workforce and an inclusive culture that enables people from all backgrounds to thrive.” It also states, “We are committed to continuously and sustainably improving diversity within our global leadership team and at all levels in our organization.” In addition, IBM sells Emb(race) and “Be Equal” merchandise from its website, calling on customers to “proudly promote equality.”

However, IBM has not released meaningful information that allows investors to determine the effectiveness of its workplace diversity programs. Stakeholders may become concerned that IBM’s statements are corporate puffery, language described by the United States Federal Trade Commission as marketing exaggerations intended to “puff up” products and not able to be relied upon by consumers and investors.

Investor desire for information on this issue is significant. As of October 2020, $1.9 trillion in represented assets released an Investor Statement on the importance of increased corporate transparency on workplace equity data. It stated:

It is essential that investors have access to the most up-to-date and accurate information related to its diverse workplace policies, practices and outcomes.4

[1]	McKinsey & Company, “Delivering through Diversity”, January 2018
(https://www.mckinsey.com/~/media/mckinsey/business%20functions/organization/our%20insights/delivering%20through%20diversity/delivering-through-diversity_full-report.ashx)
[2]	Holger, Dieter, “The business case for more diversity” Wall Street Journal, October 26, 2019
(https://www.wsj.com/articles/the-business-case-for-more-diversity-11572091200)
[3]	McKinsey & Company, “Women in the Workplace 2018”, (https://womenintheworkplace.com)
[4]	https://www.asyousow.org/our-work/gender-workplace-equity-disclosure-statement

80	2021 Notice of Annual Meeting & Proxy Statement | Stockholder Proposals

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Your Board of Directors has already adopted a policy that implements this proposal.

At IBM, we have long held that in order to solve the hardest problems in business and society, we require a highly skilled, truly diverse workforce and an inclusive culture that enables people from all backgrounds to thrive. In 1899, IBM’s predecessor hired its first women and black employees, and in 1935 we established “equal pay for equal work.” Less than 20 years later, IBM Chairman Thomas J. Watson wrote Policy Letter No. 4, history’s first corporate equal opportunity policy, more than a decade before the U.S. Civil Rights Act. We’ve expanded our nondiscrimination policy to include sexual orientation (1984), gender identity and expression (2002), and genetics (2005). IBM continues that legacy with programs and policies that set high standards and foster a culture of inclusion in which all IBMers can thrive at work because of who they are, not in spite of who they are. To that end, our Chairman and CEO, Arvind Krishna, wrote an open letter to Congress in 2020, highlighting IBM’s historic commitment to diversity and inclusion and committing to work with Congress in pursuit of justice and racial equity.

The Proposal requests a report, published annually, assessing IBM’s diversity, equity and inclusion efforts, including “the Board’s process for assessing the effectiveness of its diversity, equity and inclusion programs, and the Board’s assessment of program effectiveness, as reflected in any goals, metrics, and trends related to its promotion, recruitment and retention of protected classes of employees.”

IBM’s Board of Directors discussed this proposal and determined that it aligns with IBM’s goals of a diverse and inclusive workforce which are regularly reviewed by the Board. Accordingly, in December your Board adopted the following policy:

International Business Machines Corporation (“IBM”) shall publish annually a report assessing IBM’s diversity, equity and inclusion efforts, at reasonable expense and excluding proprietary information. The report shall include:

• The Board’s process for assessing the effectiveness of IBM’s diversity, equity and inclusion programs, and

• The Board’s assessment of program effectiveness, as reflected in any goals, metrics, and trends related to its promotion, recruitment and retention of protected classes of employees.

IBM has long been at the forefront in its commitment to diversity and inclusion, and we fully intend to remain in that role. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

2021 Notice of Annual Meeting & Proxy Statement | Stockholder Proposals	81

Frequently Asked Questions

1.	What is a “stockholder of record”?

A stockholder of record or registered stockholder (“record owner”) is a stockholder whose ownership of IBM stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A. If you hold IBM stock through a bank, broker or other intermediary, you are not a stockholder of record. Instead, you hold your stock in “street name,” and the record owner of your shares is usually your bank, broker or other intermediary. If you are not a record owner, please understand that IBM does not know that you are a stockholder, or how many shares you own.

2.	I want to attend the 2021 Annual Meeting. What procedures must I follow?

The Annual Meeting will be conducted virtually. All stockholders will be able to attend the Annual Meeting via webcast by entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials at www.virtualshareholdermeeting.com/IBM2021 (“Annual Meeting Website”). If you do not have a control number, you will be able to register as a guest; however, you will not be able to vote or submit questions before or during the meeting.

No recording of the Annual Meeting is allowed, including audio and video recording.

3.	What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page.

4.	Are there rules of conduct for the Annual Meeting?

Yes, the rules of conduct for the Annual Meeting will be available on the Annual Meeting Website on the date of the Annual Meeting. The Rules of Conduct will provide information on regarding the rules and procedures for participating in the Annual Meeting.

5.	What is the “record date” for the Annual Meeting?

February 26, 2021.

6.	Which IBM shares will be entitled to vote at the Annual Meeting?

IBM’s common stock ($0.20 par value capital stock) is the only class of security entitled to vote at the Annual Meeting. Each record owner and each stockholder who holds stock in street name at the close of business as of the record date is entitled to one vote for each share held at the meeting, or any adjournment or postponement.

7.	Which IBM shares are included in the proxy card?

For record owners: The proxy card covers the number of shares to be voted in your account as of the record date, including any shares held for participants in the Computershare CIP (the Direct Stock Purchase and Dividend Reinvestment Plan) and the IBM Employees Stock Purchase Plans.

For stockholders who are participants in the IBM Stock Fund investment alternative under the IBM 401(k) Plus Plan: The card serves as a voting instruction to the Trustee of the plan for IBM shares held in the IBM Stock Fund as of the record date.

For holders in street name: You will receive a voting instruction form directly from your bank, broker or other intermediary containing instructions on how you can direct your record holder to vote your shares. Contact your bank, broker or other intermediary if you have any questions regarding your IBM stock holdings as of the record date.

8.	May I vote my shares in person at the Annual Meeting?

Yes. However, we encourage you to vote by proxy card, the Internet or by telephone even if you plan to attend the meeting. To vote during the Annual Meeting, log into the Annual Meeting Website with your 16-digit control number (found on your Notice of Internet Availability of Proxy Materials, your proxy card, or your instructions that accompanied your proxy materials).

9.	Can I vote my shares without attending the Annual Meeting?

Yes. Whether or not you attend the meeting, we encourage you to vote your shares promptly.

For record owners: Your shares cannot be voted unless a signed proxy card is returned, shares are voted using the Internet or the telephone, or other specific arrangements are made to have your shares represented at the meeting. You are encouraged to specify your choices by checking the appropriate boxes on the proxy card. Shares will be voted following your written instructions. However, it is not necessary to check any boxes if you wish to vote in accordance with the Board of Directors’ recommendations; in that case, merely sign, date, and return the proxy card in the enclosed envelope, or if you received notice of Internet availability of proxy materials, follow the instructions on how to access the proxy materials and vote online.

You can also vote your shares over the Internet, or by calling a designated telephone number. These Internet and telephone voting procedures are designed to authenticate your identity in order to allow you to provide your voting instructions, and to confirm that your instructions have been recorded properly. The procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the proxy card.

For participants in the IBM Stock Fund investment alternative under the IBM 401(k) Plus Plan: In order to have the Trustee vote your shares as you direct, you must timely furnish your voting instructions over the Internet or by telephone by 11:59 p.m. EDT on April 25, 2021, or otherwise ensure that your card is signed, returned, and received by such time and date. If instructions are not received over the Internet or by telephone by 11:59 p.m. EDT on April 25, 2021, or if the signed card is not returned and received by such time and date, the IBM shares in the IBM Stock Fund under the IBM 401(k) Plus Plan will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions, provided the Trustee determines such vote is consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

For holders in street name: If you are not voting your shares in person at the Annual Meeting, you must timely deliver your voting instructions to your respective bank, broker or other

82	2021 Notice of Annual Meeting & Proxy Statement | Frequently Asked Questions

intermediary, following the specific instructions that have been provided to you by your bank, broker or other intermediary.

10.	May I change or revoke my proxy?

For record owners: Yes. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later-dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of revocation to the Secretary of IBM.

For holders in street name: Yes. You must follow the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.

11.	How can I contact IBM’s transfer agent?

Contact our transfer agent either by writing Computershare Trust Company, N.A., P.O. Box 505005, Louisville, KY 40233-5005, or by telephoning 888-IBM-6700 (outside the United States, Canada, and Puerto Rico 781-575-2727).

12.	Other than the items in the proxy statement, what other items of business will be addressed at the Annual Meeting?

Management knows of no other matters that may be properly presented at the meeting. If other proper matters are introduced at the meeting, the individuals named as proxies on the proxy card are also authorized to vote upon those matters utilizing their own discretion.

13.	During the question period at the Annual Meeting, what topics will be discussed?

This part of the meeting is for stockholders to ask questions to the Chairman about Company matters. It is not the appropriate forum to raise personal grievances.

14.	How can I ask questions during the Annual Meeting?

Stockholders of record may submit questions either before (by going to www.proxyvote.com) or during the meeting (by going to the Annual Meeting Website) and logging in using your 16-digit control number and following the instructions to submit a question. Additionally, each year IBM provides a portal through which stockholders may submit questions in advance of the Annual Meeting. To submit a question via the IBM portal, please visit: https://www.ibm.com/investor/services/annual-meeting-of-stockholders.

If you do not have a control number, you will be able to register for the Annual Meeting as a guest; however, you will not be able to vote or submit questions on the Annual Meeting Website before or during the meeting.

15.	Who tabulates the votes?

Votes are counted by employees of Broadridge Corporate Issuer Solutions, Inc., IBM’s tabulator, and certified by the Inspectors of Election (who are employees of First Coast Results, Inc.).

16.	I understand that a “quorum” of stockholders is required in order for IBM to transact business at the Annual Meeting. What constitutes a quorum?

A majority of all “outstanding” shares of common stock having voting power, in person or represented by proxy and entitled to vote, constitutes a quorum for the transaction of business at the meeting.

17.	How many shares of IBM stock are “outstanding”?

As of February 10, 2021, there were 893,594,090 shares of common stock outstanding and entitled to be voted.

18.	What is the voting requirement for electing IBM’s directors?

To be elected in an uncontested election, each director must receive a majority of the votes cast. In a contested election, a nominee receiving a plurality of the votes cast at such election shall be elected.

19.	What is “broker discretionary voting”?

This refers to the NYSE rule allowing brokers to vote their customers’ shares on certain “routine” matters in the Proxy Statement at the brokers’ discretion when they have not received timely voting instructions from their customers. The NYSE rules on broker discretionary voting prohibit banks, brokers, and other intermediaries from voting uninstructed shares on certain matters, including the election of directors. Therefore, if you hold your stock in street name and you do not instruct your bank, broker or other intermediary how to vote in the election of directors, no votes will be cast on your behalf. It is important that you cast your vote.

20.	Are abstentions and broker non-votes counted as votes cast?

No. Under the laws of New York State, IBM’s state of incorporation, “votes cast” at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered “votes cast” based on current New York State law requirements and IBM’s certificate of incorporation and by-laws.

21.	Assuming there is a proper quorum of shares represented at the Annual Meeting, how many shares are required to approve the proposals being voted upon in this proxy statement?

The table below reflects the vote required in accordance with the laws of New York State:

Proposal	Vote Required	Do abstentions count as votes cast?	Is broker discretionary voting allowed?

Election of Directors	Majority of votes cast	No	No

Ratification of Appointment of Pricewaterhouse Coopers LLP	Majority of votes cast	No	Yes

Management Proposal of Advisory Vote on Executive Compensation*	Majority of votes cast	No	No

Stockholder Proposals*	Majority of votes cast	No	No

*	Advisory and non-binding

22.	Where can I find the voting results of the Annual Meeting?

IBM intends to publish the final voting results on its website and will disclose the final voting results on a Form 8-K shortly after the Annual Meeting.

23.	Will my votes be confidential?

Yes. All stockholder meeting proxies, ballots, and tabulations that identify individual stockholders are kept confidential and

2021 Notice of Annual Meeting & Proxy Statement | Frequently Asked Questions	83

are not available for examination. In addition, the identity or the vote of any stockholder is not disclosed except as required by law.

24.	I received my proxy materials in hard copy. How may I arrange to receive them electronically?

To enroll for electronic delivery, go to our Investor Relations website at https://www.ibm.com/investor/help/consent-for-materials-online, and select “Help,” click on “Consent for materials online” and follow the instructions to enroll.

25.	How do I submit a proposal for inclusion in IBM’s 2022 proxy material?

Stockholder proposals may be submitted for IBM’s 2022 proxy material after the 2021 Annual Meeting and must be received at our corporate headquarters no later than November 8, 2021. Proposals should be sent via registered, certified or express mail to: Office of the Secretary, International Business Machines Corporation, 1 New Orchard Road, Mail Drop 301, Armonk, NY 10504.

Management carefully considers all proposals and suggestions from stockholders. When adoption is clearly in the best interest of IBM and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the Proxy Statement. Examples of stockholder proposals and suggestions that have been adopted over the years include stockholder ratification of the appointment of an independent registered public accounting firm, improved procedures involving dividend checks and stockholder publications, and changes or additions to the proxy materials concerning matters like abstentions from voting, appointment of alternative proxy, inclusion of a table of contents, proponent disclosure and secrecy of stockholder voting.

26.	How do I submit an item of business for the 2022 Annual Meeting?

Stockholders who intend to present an item of business at the 2022 Annual Meeting of Stockholders (other than a proposal submitted for inclusion in IBM’s Proxy Statement), including nominations for election to the Board of Directors pursuant to the Company’s proxy access by-law provision, must provide notice of such business to IBM’s Secretary no earlier than October 9, 2021 and no later than November 8, 2021, as set forth more fully in, and in compliance with, IBM’s by-laws.

27.	I did not receive a copy of the Annual Report. How can I get one?

Stockholders of record who did not receive an IBM Annual Report or who previously elected not to receive one for a specific account may request that IBM mail its Annual Report to that account by writing to our transfer agent, Computershare Trust Company, N.A. (address and phone number in Question 11 above). If you are not a stockholder of record and did not receive an Annual Report from your bank, broker or other intermediary, you must contact your bank, broker or other intermediary directly.

28.	What is “householding” and does IBM do this?

Householding is a procedure approved by the SEC under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of a company’s proxy statement and annual report from a company, bank, broker or other intermediary, unless one or more of these stockholders notifies the company, bank, broker or other intermediary that they wish to continue to receive individual copies. At the present time, IBM does not “household” for any of our stockholders of record. However, as explained below, your bank, broker or other intermediary may be householding your account if you hold your shares in street name.

29.	If I am a holder in street name, how may I obtain a separate set of proxy materials?

If you hold shares in street name, your bank, broker or other intermediary may be delivering only one copy of our Proxy Statement and the IBM Annual Report to multiple stockholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other intermediary has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your bank, broker or other intermediary directly in order to receive a separate set of our proxy materials.

30.	Members of our household own IBM shares through a number of different brokerage firms. Will we continue to receive multiple sets of materials?

Yes. If you and others sharing a single address hold IBM shares through multiple brokers, you will continue to receive at least one set of proxy materials from each broker.

31.	I received a notice of internet availability of proxy materials. What does this mean?

Consistent with common practice and in accordance with SEC rules, IBM is distributing proxy materials to some stockholders over the Internet by sending a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. If you received a notice and would like a printed copy of the proxy materials (including the Annual Report, Proxy Statement and a proxy card in the case of record owners, or a voting instruction form in the case of stockholders holding shares in street name), please follow the instructions included in your notice.

32.	I previously consented to receive electronic delivery of my proxy materials. Can you send me a hard copy of these proxy materials?

For record owners: We will deliver promptly, upon written or oral request, a separate copy of these proxy materials. Contact our transfer agent, Computershare Trust Company, N.A. (address and phone number in Question 11 above).

For holders in street name: You must contact your bank, broker or other intermediary to receive copies of these materials.

33.	Who is making this proxy solicitation and approximately how much will these solicitation activities cost?

Solicitation of proxies is being made by IBM through the mail, in person and by telecommunications. The cost of this solicitation will be borne by IBM. In addition, management has retained Innisfree M&A Incorporated, to assist in soliciting proxies for a fee of approximately $50,000, plus reasonable out-of-pocket expenses.

Frank Sedlarcik

Vice President and Secretary

March 8, 2021

84	2021 Notice of Annual Meeting & Proxy Statement | Frequently Asked Questions

Appendix A – Non-GAAP Financial Information and Reconciliations

The rationale for management’s use of non-GAAP information in the Compensation Discussion and Analysis and Proxy Statement is as follows:

Operating (non-GAAP) Earnings Per Share and Related Income Statement Items

In an effort to provide better transparency into the operational results of the business, supplementally, the Company separates business results into operating and non-operating categories. Operating earnings from continuing operations (“operating net income”) is a non-GAAP measure that excludes the effects of certain acquisition-related charges, intangible asset amortization, expense resulting from basis differences on equity method investments, retirement-related costs, discontinued operations and certain managed infrastructure services spin-off charges and their related tax impacts. Management characterizes direct and incremental charges incurred to accomplish the managed infrastructure services spin-off as non-operating given their unique and non-recurring nature. These charges primarily relate to transaction and third party support costs, business separation and applicable employee retention fees, pension settlement charges and related tax charges. All other spending for the managed infrastructure services business operations is included in both earnings from continuing operations and in operating (non-GAAP) earnings. Due to the unique, non-recurring nature of the enactment of the U.S. Tax Cuts and Jobs Act (U.S. tax reform), the Company characterizes the one-time provisional charge recorded in the fourth quarter of 2017 and adjustments to that charge as non-operating. Adjustments include true-ups, accounting elections and any changes to regulations, laws, audit adjustments, etc. that affect the recorded one-time charge. For acquisitions, operating (non-GAAP) earnings exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. These charges are excluded as they may be inconsistent in amount and timing from period to period and are significantly impacted by the size, type and frequency of the Company’s acquisitions. All other spending for acquired companies is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For retirement-related costs, the Company characterizes certain items as operating and others as non-operating, consistent with GAAP. The Company includes defined benefit plan and nonpension postretirement benefit plan service costs, multi-employer plan costs and the cost of defined contribution plans in operating earnings. Non-operating retirement-related costs include defined benefit plan and nonpension postretirement benefit plan amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs. Non-operating retirement-related costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance, and the Company considers these costs to be outside of the operational performance of the business.

Overall, the Company believes that supplementally providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of the Company’s pension plans; improves visibility to management decisions and their impacts on operational performance; enables better comparison to peer companies; and allows the Company to provide a long-term strategic view of the business going forward. The Company’s reportable segment financial results reflect pre-tax operating earnings from continuing operations, consistent with the Company’s management and measurement system. In addition, these non-GAAP measures provide a perspective consistent with areas of interest the Company routinely receives from investors and analysts.

Free Cash Flow/Operating Cash Flow

The Company uses free cash flow as a measure to evaluate its operating results, plan share repurchase levels, strategic investments and assess its ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The Company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and Global Financing receivables are the basis for that growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and net cash from operating activities that exclude the effect of Global Financing receivables (“operating cash flow”). Free cash flow guidance is derived using an estimate of profit, working capital and operational cash flows. Since the Company views Global Financing receivables as a profit-generating investment which it seeks to maximize, it is not considered when formulating guidance for free cash flow. As a result, the Company does not estimate a GAAP Net Cash from Operations expectation metric.

Constant Currency

When the Company refers to growth rates at constant currency or adjusts such growth rates for currency, it is done so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of its business performance. Financial results adjusted for currency are calculated by translating current

2021 Notice of Annual Meeting & Proxy Statement | Appendix A – Non-GAAP Financial Information and Reconciliations	85

period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Revenue adjusted for divested businesses and constant currency

To provide better transparency on the recurring performance of the ongoing business, the Company provides total revenue, growth rates excluding divested businesses and at constant currency. These divested businesses are included in the Company’s Other segment.

Revenue for Red Hat, normalized for historical comparability

On July 9, 2019, the Company completed the acquisition of Red Hat, Inc. (Red Hat) and began including Red Hat’s financial results in the Company’s consolidated results. As part of the accounting for this acquisition, the Company recorded certain adjustments, including a purchase accounting deferred revenue fair value adjustment and intercompany eliminations, each of which impact IBM’s post-acquisition revenue. To help investors better understand the underlying performance of Red Hat, management presents a non-GAAP growth rate of Red Hat’s revenue performance year to year, normalized for historical comparability. The normalized (non-GAAP) growth rate of Red Hat’s revenue includes adjustments to reverse the purchase accounting deferred revenue fair value adjustment and adjustments to add back revenue which was eliminated for post-acquisition sales between Red Hat and IBM, and adjustments to reverse the Red Hat standalone pre-acquisition revenue for January 1 – July 8, 2019. The deferred revenue adjustment represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting. The sales between Red Hat and IBM, which were eliminated post-acquisition, are added back in this presentation to provide a comparative view of Red Hat on a pre-acquisition basis. This information is included to provide additional transparency and for comparative purposes only.

Non-GAAP Operating Margin for Red Hat

Upon close of the Red Hat acquisition, IBM adopted Red Hat’s Annual Cash Bonus Plan for Red Hat’s fiscal year 2020 (i.e, March 1, 2019 to February 29, 2020). The plan uses non-GAAP operating margin as a financial performance metric, adjusting GAAP operating margin for the impact of expenses related to share-based payment arrangements and amortization of intangible assets. Management uses this metrics as a component of internal reporting to evaluate performance of the Red Hat business and therefore believes it demonstrates how efficiently management runs the business and controls costs. As mentioned above, amortization expense related to intangible assets result primarily from business combinations which cannot be changed or influenced by management after the acquisitions. Share-based compensation expense is a non-cash expense, which may vary significantly from period to period as a result of changes which management believes is not directly or immediately related to the particular period’s operational performance. Management also believes that non-GAAP measures of profitability that exclude these expense are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance.

Return on Invested Capital (ROIC)

The Company presents a computation of ROIC excluding current period U.S. tax reform charges and goodwill associated with the Red Hat acquisition. Due to the unique, non-recurring nature of the enactment of the U.S. tax reform, the Company characterizes the one-time provisional charge recorded in the fourth quarter of 2017 and adjustments to that charge as non-operating. In addition, due to the significant nature of the Red Hat acquisition and to help investors better understand the underlying performance of the ongoing business, the Company presents a computation of ROIC excluding goodwill associated with the Red Hat acquisition. The goodwill that was generated is primarily attributable to the assembled workforce of Red Hat and the increased synergies expected to be achieved over time from the integration of Red Hat products into the Company’s various integrated solutions.

86	2021 Notice of Annual Meeting & Proxy Statement | Appendix A – Non-GAAP Financial Information and Reconciliations

GAAP Reconciliation

The tables below provide reconciliations of the Company’s income statement results as reported under GAAP to its operating earnings presentation, which is a non-GAAP measure.

($ in millions except per share amount) For the year ended December 31, 2020	GAAP	Acquisition- Related Adjustments		Retirement- Related Adjustments		Tax Reform Impacts		Spin-off- Related Charges	**	Operating (Non-GAAP)
Gross Profit	$35,575	$732		$—		$—		$1		$36,308
Gross Profit Margin	48.3%	1.0	Pts	—	Pts	—	Pts	0.0	Pts	49.3%
S,G&A	$23,082	$(1,137)		—		—		(28)		$21,917
R,D&E	6,333	—		—		—		—		6,333
Other (Income) & Expense	861	(2)		(1,123)		—		—		(265)
Interest Expense	1,288	—		—		—		—		1,288
Total Expense & Other (Income)	30,937	(1,139)		(1,123)		—		(28)		28,648
Pre-tax Income from Continuing Operations	4,637	1,871		1,123		—		28		7,660
Pre-tax Income Margin from Continuing Operations	6.3%	2.5	Pts	1.5	Pts	—	Pts	0.0	Pts	10.4%
Provision for Income Taxes*	$(864)	$418		$215		$110		7		$(114)
Effective Tax Rate	(18.6)%	10.0	Pts	5.5	Pts	1.4	Pts	0.2	Pts	(1.5)%
Income from Continuing Operations	$5,501	$1,454		$908		$(110)		21		$7,774
Income Margin from Continuing Operations	7.5%	2.0	Pts	1.2	Pts	(0.1)	Pts	0.0	Pts	10.6%
Diluted Earnings Per Share: Continuing Operations	$6.13	$1.63		$1.01		$(0.12)		0.02		$8.67

*

The tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

**

Managed infrastructure services spin-off charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

($ in millions except per share amount) For the year ended December 31, 2019	GAAP	Acquisition- Related Adjustments		Retirement- Related Adjustments		Tax Reform Impacts		Spin-off- Related Charges	**	Operating (Non-GAAP)
Gross Profit	$36,488	$547		$—		$—		$—		$37,035
Gross Profit Margin	47.3%	0.7	Pts	—	Pts	—	Pts	—	Pts	48.0%
S,G&A	$20,604	$(1,044)		$—		$—		$—		$19,560
R,D&E	5,989	(53)		—		—		—		5,936
Other (Income) & Expense	(968)	152		(615)		—		—		(1,431)
Interest Expense	1,344	(228)		—		—		—		1,116
Total Expense & Other (Income)	26,322	(1,173)		(615)		—		—		24,533
Pre-tax Income from Continuing Operations	10,166	1,721		615		—		—		12,503
Pre-tax Income Margin from Continuing Operations	13.2%	2.2	Pts	0.8	Pts	—	Pts	—	Pts	16.2%
Provision for Income Taxes*	731	378		103		(146)		—		1,067
Effective Tax Rate	7.2%	2.0	Pts	0.5	Pts	(1.2)	Pts	—	Pts	8.5%
Income from Continuing Operations	9,435	1,343		512		146		—		11,436
Income Margin from Continuing Operations	12.2%	1.7	Pts	0.7	Pts	0.2	Pts	—	Pts	14.8%
Diluted Earnings Per Share: Continuing Operations	$10.57	$1.50		$0.58		$0.16		$—		$12.81

*

The tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

**

Managed infrastructure services spin-off charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

2021 Notice of Annual Meeting & Proxy Statement | Appendix A – Non-GAAP Financial Information and Reconciliations	87

($ in millions except per share amount) For the year ended December 31, 2018	GAAP	Acquisition- Related Adjustments		Retirement- Related Adjustments		Tax Reform Impacts		Spin-off- Related Charges	**	Operating (Non-GAAP)
Gross Profit	$36,936	$372		$—		$—		$—		$37,307
Gross Profit Margin	46.4%	0.5	Pts	—	Pts	—	Pts	—	Pts	46.9%
S,G&A	$19,366	$(451)		$—		$—		$—		$18,915
R,D&E	5,379	—		—		—		—		5,379
Other (Income) & Expense	1,152	(2)		(1,572)		—		—		(422)
Interest Expense	723	—		—		—		—		723
Total Expense & Other (Income)	25,594	(453)		(1,572)		—		—		23,569
Pre-tax Income from Continuing Operations	11,342	824		1,572		—		—		13,739
Pre-tax Income Margin from Continuing Operations	14.3%	1.0	Pts	2.0	Pts	—	Pts	—	Pts	17.3%
Provision for Income Taxes*	$2,619	$176		$324		$(2,037)		—		$1,082
Effective Tax Rate	23.1%	(0.1)	Pts	(0.3)	Pts	(14.8)	Pts	—	Pts	7.9%
Income from Continuing Operations	$8,723	$649		$1,248		$2,037		—		$12,657
Income Margin from Continuing Operations	11.0%	0.8	Pts	1.6	Pts	2.6	Pts	—	Pts	15.9%
Diluted Earnings Per Share: Continuing Operations	$9.51	$0.71		$1.36		$2.23		$—		$13.81

*

The tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

**

Managed infrastructure services spin-off charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

The table below provides a reconciliation of IBM’s net cash from operating activities as reported under GAAP to its free cash flow, which is a non-GAAP measure.

($ in billions) For the year ended December 31:	2020	2019	2018
Net cash from operating activities per GAAP	$18.2	$14.8	$15.2
Less: the change in Global Financing receivables	4.3	0.5	(0.3)
Net cash from operating activities, excluding Global Financing receivables	13.8	14.3	15.6
Capital expenditures, net	(3.0)	(2.4)	(3.7)
Free Cash Flow	10.8	11.9	11.9
Acquisitions	(0.3)	(32.6)	(0.1)
Divestitures	0.5	1.1	—
Share Repurchase	—	(1.4)	(4.4)
Common stock repurchases for tax withholdings	(0.3)	(0.3)	(0.2)
Dividends	(5.8)	(5.7)	(5.7)
Non-Global Financing Debt	0.2	22.8	(0.5)
Other (includes Global Financing receivables and Global Financing debt)	0.2	1.0	(1.6)
Change in cash, cash equivalents and short-term marketable securities	$5.3	$(3.2)	$(0.6)
FCF as percent of Income from Continuing Operations	196%*	126%	136%**

*	143% in 2020 excluding $2.0 billion pre-tax charge in the fourth quarter for structural actions.

**	111% in 2018 excluding charges of $2.0 billion associated with the enactment of U.S. tax reform.

The table below provides reconciliation of revenue growth rates as reported under GAAP to revenue adjusting for constant currency (@CC), which is a non-GAAP measure.

	2020
	GAAP	@CC
Reconciliation of Revenue Growth Rates:
IBM Z	2%	1%

88	2021 Notice of Annual Meeting & Proxy Statement | Appendix A – Non-GAAP Financial Information and Reconciliations

The tables below provide reconciliations of the Red Hat revenue as reported under GAAP to normalized revenue for historical comparability, which is a non-GAAP measure.

Twelve Months Ended December 31, 2020
Red Hat Revenue, Normalized for Historical Comparability	Change Year To Year
Red Hat revenue GAAP growth rate(1)	288%
Impact from Red Hat revenue prior to acquisition(2)	(239)Pts
Impact from purchase accounting deferred revenue and intercompany adjustments(3)	(31)Pts
Red Hat revenue growth rate, normalized for historical comparability (non-GAAP)	18%
Impact from currency	0 Pts
Red Hat revenue growth rate, normalized for historical comparability and adjusting for currency (non-GAAP)	18%

(1)	Represents GAAP revenue as reported by IBM, which is included in the Cloud & Cognitive Software segment.

(2)

Red Hat revenue was included in IBM’s consolidated results beginning on July 9, 2019. Revenue for January 1, 2019- July 8, 2019 represents pre-acquisition Red Hat standalone revenue and is included for comparative and computing year over year change purposes.

(3)

Represents the change in the fourth-quarter and full-year 2020 impact of the deferred revenue purchase accounting adjustment and adjustments to add back revenue which was eliminated for sales between Red Hat and IBM. This line represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting and intercompany adjustments.

The table below provides reconciliation of the year-to-year change in the Company’s revenue as reported under GAAP to revenue adjusted for divested businesses and currency, which is a non-GAAP measure.

	Year Ended December 31, 2020 Change Year to Year
Revenue Adjusted for Divested Businesses and Currency	Total IBM	Cloud
Revenue as reported	(4.6)%	18.6%
Excluding other divested businesses	1.1Pts	1.4Pts
Currency impact	(0.1)Pts	(0.4)Pts
Revenue adjusting for divested businesses and currency (non-GAAP)	(3.5)%	19.6%

The table below provides reconciliation of Return on Invested Capital (ROIC) GAAP to a non-GAAP measure.

Reconciliation of ROIC - 2020	GAAP*	Non-GAAP*
Return on Invested Capital (ROIC)	11.7%	14.5%

*

ROIC based on GAAP equals net income from continuing operations plus after-tax interest expense (numerator) divided by the average sum of total debt and total stockholders’ equity (denominator). ROIC based on non-GAAP is computed excluding current period U.S. Tax reform charges and goodwill associated with the Red Hat acquisition.

2021 Notice of Annual Meeting & Proxy Statement | Appendix A – Non-GAAP Financial Information and Reconciliations	89

INTERNATIONAL BUSINESS MACHINES CORPORATION 1 NEW ORCHARD ROAD, MD 325 ARMONK, NY 10504 VOTE BY INTERNET Before The Meeting- Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 26, 2021, for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2021, for shares held in the 401(k) Plus Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic Voting Instruction Form. During The Meeting - Go to www.virtualshareholdermeeting.com/IBM2021 You may attend the meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 26, 2021, for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2021, for shares held in the 401 (k) Plus Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by telephone or Internet, please DO NOT mail back this Proxy Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D30499-P47772 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INTERNATIONAL BUSINESS MACHINES CORPORATION IBM' s Directors recommend a vote FOR each director (please mark your vote for each director separately). 1. Election of Directors for a Term of One Year Nominees: For Against Abstain 1a. Thomas Buberl For Against Abstain lb. Michael L. Eskew 1k. Peter R. Voser 1c. David N. Farr 1l. Frederick H. Waddell 1d. Alex Gorsky IBM's Directors recommend a vote FOR proposals 2 and 3. For Against Abstain 1e. Michelle J. Howard 2. Ratification of Appointment of Independent Registered Public Accounting Firm. 1f. Arvind Krishna 3. Advisory Vote on Executive Compensation. IBM's Directors recommend a vote AGAINST proposals 4 and 5. For Against Abstain 1g. Andrew N. Liveris 4. Stockholder Proposal to Have an Independent Board Chairman. 1h. F. William McNabb III 5. Stockholder Proposal on the Right to Act by Written Consent. 1i . Martha E. Pollack IBM's Directors recommend a vote FOR proposal 6. For Against Abstain 1j. Joseph R. Swedish 6. Stockholder Proposal Requesting the Company Publish Annually a Report Assessing its Diversity, Equity and Inclusion Efforts. Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement and Annual Report are available at www.ibm.com/investor/material D30500-P47772 International Business Machines Corporation Annual Meeting of Stockholders This proxy is solicited by the Board of Directors Arvind Krishna, James. J. Kavanaugh, Michelle H. Browdy and Frank Sedlarcik, or any of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of International Business Machines Corporation owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held virtually via www.virtualshareholdermeeting.com/IBM2021 at 10:00 a.m. Eastern Time on Tuesday, April 27, 2021 or any adjournment or postponement thereof. THE PROXIES WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A VOTING ITEM, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNAMENT OR POSTPONEMENT THEROF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT. THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTION TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF INTERNATIONAL BUSINESS MACHINES CORPORATION HELD IN THE IBM STOCK FUND INVESTMENT ALTERNATIVE UNDER THE IBM 401(k) PLUS PLAN ON THE RECORD DATE, AS SET FORTH IN THE NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT. UNLESS YOU USE THE INTERNET OF THE TELEPHONE TO VOTE YOUR SHARES, YOU MUST SIGN AND RETURN THIS PROXY IN ORDER FOR YOUR SHARES TO BE VOTED. Continued and to be signed on reverse side